Exhibit 10.1

EXECUTION COPY

INVESTMENT AGREEMENT

By and Among

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

and

YUCAIPA AMERICAN ALLIANCE FUND II, LP,

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, LP

and

YUCAIPA AMERICAN ALLIANCE FUND II, LLC, as Investors’ Representative

and

the other signatories hereto

Dated as of July 23, 2009

Index of Defined Terms

Location of
Term	Definition

2011 Notes	2.02(d)
ABL Credit Agreement	9.05
Action	9.05
affiliate	9.05
Agreement	Preamble
Amended and Restated Stockholder Agreement	Recital B
Amended and Restated Tengelmann Stockholder Agreement	Recital E
Ancillary Agreements	2.02(a)
Board of Directors	2.12(e)
Business Day	9.05
By-Laws	9.05
Capital Lease Obligation	9.05
Charter	9.05
ChaseMellon Warrants	9.05
Closing	1.02
Closing Date	1.02
Code	9.05
Collective Bargaining Agreement	9.05
Common Stock	2.02(a)
Company	Preamble
Company By-Laws Amendment	9.05
Company Contract	9.05

Company Disclosure Letter	Article II
Company Indemnified Liabilities	7.01(b)
Company Leases	2.04(b)
Company Multiemployer Plans	2.10(b)
Company Plans	9.05
Company Tenant Lease	2.04(b)
Company Title IV Plan	2.10(c)
Confidentiality Agreement	4.01
Contract	9.05
Conversion Stockholder Approval	2.02(a)
Convertible Notes	9.05
Convertible Preferred Articles Supplementary	Recital A
Convertible Preferred Stock	Recital A
Copyrights	9.05
Default	9.05
DOJ	9.05
Encumbrance	9.05

iii

Location of
Term	Definition

Environment	9.05
Environmental Law	9.05
ERISA	9.05
ERISA Affiliate	9.05
Exchange Act	9.05
Existing Investors	Preamble
Facilities	9.05
FTC	9.05
GAAP	9.05
Governmental Entity	9.05
Hazardous Materials	9.05
HSR Act	9.05
including	9.05
Indebtedness	9.05
Indemnified Liabilities	7.01(c)
Indemnified Party	7.01(d)
Indemnitor	7.01(d)
Investors	Preamble
Investor Indemnified Liabilities	7.01(c)
Investors’ Representative	Preamble
Investor Shares	Recital A
Intellectual Property	9.05
IRS	2.10(d)

Location of
Term	Definition

Judgment	9.05
Labor Laws	9.05
Laws	9.05
Losses	9.05
Material Adverse Effect	9.05
NYSE	9.05
Offering	1.01
Patents	9.05
PBGC	2.10(c)
Permits	9.05
Permitted Encumbrances	9.05
person	9.05
Purchase Price	1.01
Real Property	9.05
Registered Intellectual Property	9.05
Release	9.05
SEC	9.05
SEC Reports	2.12(a)
Securities Act	9.05
Senior Secured Notes	Recital C
Senior Secured Notes Offering	Recital C
Series B Yucaipa Warrants	9.05

Location of
Term	Definition

Shares	Recital A
SOX	9.05
Stockholder Agreement	Recital B
subsidiary	9.05
Tax	9.05
Tax Returns	9.05
Tengelmann	Recital E
Tengelmann Initial Shares	Recital D
Tengelmann Investment Agreement	Recital D
Tengelmann Partners	Recital D
Third Party	9.05
Third-Party Claim	7.04(d)
Trade Secrets	9.05
Trademarks	9.05
Trading Market	9.05
Underlying Securities	2.03(a)
Voting Debt	9.05
Voting Stock	9.05
YAAF	Preamble
YAAF Parallel	Preamble

List of Exhibits and Schedules

Exhibit A	-	Convertible Preferred Articles Supplementary
Exhibit B	-	Amended and Restated Stockholder Agreement
Exhibit C	-	Opinion of Counsel
Exhibit D	-	Opinion of Maryland Counsel
Schedule 1	-	Wire Information

INVESTMENT AGREEMENT, dated as of July 23, 2009 (this “Agreement”), among THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (the “Company”), and YUCAIPA AMERICAN ALLIANCE FUND II, LP (“YAAF”) and YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, LP (“YAAF Parallel” and, together with YAAF, the “Investors”), YUCAIPA CORPORATE INITIATIVES FUND I, LP, YUCAIPA AMERICAN ALLIANCE FUND I, LP and YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND I, LP (collectively, the “Existing Investors”) (who are parties to this Agreement solely with respect to Section 3.02 and Section 3.05 hereof) and YUCAIPA AMERICAN ALLIANCE FUND II, LLC (the “Investors’ Representative”) (which is a party to this Agreement solely with respect to Section 5.05 hereof).

A.    WHEREAS, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, pursuant to the terms and conditions set forth in this Agreement, an aggregate of 115,000 shares of the Company’s 8.00% Convertible Preferred Stock due August 1, 2016 (the “Convertible Preferred  Stock”), to be issued on the Closing Date (as defined below), each share with an initial liquidation preference of $1,000 (the “Investor Shares”, and, together with any other shares of Convertible Preferred Stock issued pursuant to the Tengelmann Investment Agreement (as defined below) or issued pursuant to Section 4 of the Convertible Preferred Articles Supplementary (as defined below), the “Shares”), having the powers, preferences and rights and the qualifications, limitations and restrictions as specified in the Convertible Preferred Articles Supplementary in the form attached hereto as Exhibit A (the “Convertible Preferred Articles Supplementary”);

B.    WHEREAS, the Company and the Existing Investors are parties to a stockholder agreement dated as of March 4, 2007 (the “Stockholder Agreement”), and on the Closing Date, the Company, the Existing Investors, the Investors’ Representative and the Investors will enter into an amended and restated stockholder agreement in the form attached hereto as Exhibit B (the “Amended and Restated Stockholder Agreement”);

C.    WHEREAS, on the date hereof, the Company will announce and promptly commence a debt offering (the “Senior Secured Notes Offering”) of second-lien senior secured notes (the “Senior Secured Notes”) for an aggregate principal amount of at least $225,000,000;

D.    WHEREAS, simultaneously with the execution of this Agreement, the Company and Erivan Karl Haub, Christian Wilhelm Erich Haub, Karl-Erivan Warder Haub and Georg Rudolf Otto Haub (collectively, the “Tengelmann Partners”) are entering into an investment agreement, dated as of the date hereof (the “Tengelmann  Investment Agreement”), which sets forth the terms and conditions by which the Tengelmann Partners shall purchase 60,000 shares of the Convertible Preferred Stock, to be issued on the Closing Date for an aggregate cash purchase price of $60,000,000 (the “Tengelmann Initial Shares”), and, immediately following such purchase, the Tengelmann Partners shall contribute the Tengelmann Initial Shares to Tengelmann (as defined below); and

E. WHEREAS, the Company and Tengelmann WarenhandelsGesellschaft KG, a limited partnership organized under the law of Germany (“Tengelmann”), are parties to a stockholder agreement dated as of March 4, 2007, and on the Closing Date, the Company and Tengelmann will enter into an amended and restated stockholder agreement (the “Amended and Restated Tengelmann Stockholder  Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Issuance and Sale of Investor Shares; Closing

SECTION 1.01 Issuance and Sale of the Investor Shares. On the terms and subject to the conditions set forth in this Agreement, at the Closing the Company shall issue, sell and deliver in certificated form to the Investors, and the Investors shall purchase from the Company, the Investor Shares for an aggregate cash purchase price of $115,000,000 (the “Purchase Price”), payable as set forth below in Section 1.03. The issuance and sale of the Investor Shares is referred to in this Agreement as the “Offering”.

SECTION 1.02 Closing Date. The closing of the Offering (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the date on which the condition set forth in Section 6.0 1(d) has been satisfied (or, to the extent permitted, waived), or, if on such day any condition set forth in Article VI has not been satisfied (or, to the extent permitted, waived by the party entitled to the benefit thereof), as soon as practicable after all the conditions set forth in Article VI have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed between the Company and the Investors. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.03 Transactions To Be Effected at the Closing. At the Closing, each of the following shall occur substantially simultaneously and be dependent upon each other:

(a) The Company shall file the Convertible Preferred Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland and deliver to the Investors certificates representing the Investor Shares;

(b)     The Investors shall deliver to the Company payment, by wire transfer to the bank account of the Company specified on Schedule 1, immediately available funds in an amount equal to the Purchase Price;

(c)     The Company, the Investors, the Existing Investors and the Investors’ Representative shall each execute the Amended and Restated Stockholder Agreement; and

(d) The Company shall deliver to the Investors payment, by wire transfer to the bank account of the Investors specified on Schedule 1, immediately available funds of the amounts owed to the Investors pursuant to Section 4.03.

ARTICLE II

Representations and Warranties

Relating to the Company

Prior to the execution and delivery of this Agreement, the Company has delivered to the Investors a letter, dated as of the date of this Agreement, from the Company to the Investors (the “Company Disclosure Letter”), with numbering corresponding to the sections and subsections of this Article II. Any items disclosed in any provision, section or subsection of the Company Disclosure Letter, with respect to a particular representation or warranty contained in this Article II shall be deemed to be disclosed for purposes of any other representation or warranty contained in this Article II to the extent its relationship thereto is reasonably apparent on its face. Except as set forth in the Company Disclosure Letter and except with respect to Sections 2.01, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 2.13 (other than the first sentence of Section 2.13) and 2.14 only (and not any other sections) as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009 or the Company’s other reports filed with the SEC under Sections 12, 13, 14 or 15(d) of the Exchange Act after February 28, 2009 through and including the date hereof (excluding any forward-looking disclosures contained in such reports under the headings “Risk Factors” or “Cautionary Note” or any similar sections and any other forward looking statement, disclaimer or disclosure that is similarly nonspecific and predictive or forward-looking in nature), the Company represents and warrants to the Investors as follows as of the date of this Agreement (except as of July 20, 2009, as expressly provided in Section 2.03(a)):

SECTION 2.01 Corporate Status. Each of the Company and its material subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the Laws of its governing jurisdiction and each (a) has all requisite corporate or other power and authority to carry on its business as it is now being conducted and (b) is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its assets or the conduct of its business requires it to be so qualified, except where the failure to have such corporate or other power or authority or to be so qualified, has not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 2.02 Authorization; Noncontravention; No Change of Control.  (a) Authorization. The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Tengelmann Investment Agreement, the Amended and Restated Stockholder Agreement and the Amended and Restated Tengelmann Stockholder Agreement (collectively, the “Ancillary Agreements”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Board of Directors has duly adopted resolutions at a meeting duly called and held (i) adopting, authorizing, approving and declaring this Agreement, the Ancillary Agreements, the classification of the Shares as Convertible Preferred Stock, the issuance of the Investor Shares at Closing, the reservation for issuance of the shares of Convertible Preferred Stock issued pursuant to Section 4 of the Convertible Preferred Articles Supplementary and the Underlying Securities and the other transactions contemplated hereby and by the Ancillary Agreements on the terms and subject to the conditions set forth herein and therein advisable, fair to and in the best interest of the Company, (ii) adopting the Company By-Laws Amendment and the Convertible Preferred Articles Supplementary, (iii) directing that the proposal for the Conversion Stockholder Approval be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt the proposal for the Conversion Stockholder Approval. No “fair price,” “moratorium,” “control share acquisition,” “business combination,” or other similar anti-takeover provision under Maryland or Federal Laws, including Section 3-702 of the Maryland General Corporation Law, apply to this Agreement, the Offering and the other transactions contemplated hereby, and pursuant to the Company By-Laws Amendment, the Company will be exempt from the application of the Maryland Control Share Acquisition Act (Section 3-701, et seq. of the Maryland General Corporation Law) following the date thereof. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance (or reservation for issuance), sale and delivery of the Shares and the Underlying Securities, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or its material subsidiaries or vote of holders of any class or series of capital stock of the Company or its material subsidiaries is necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby, including the issuance (or reservation for issuance), sale and delivery of the Shares and the Underlying Securities, other than the approval, to the extent and as required under the rules and regulations of the NYSE, of (1) the Shares, when voting together with common stock, par value $1.00 per share, of the Company (“Common  Stock”), becoming entitled to cast the full number of votes on an as-converted basis and (2) the issuance of the full amount Common Stock upon the exercise of conversion rights of the Shares, in each case by the affirmative vote of holders of a majority of the votes present and entitled to vote at the stockholders’ meeting duly called, noticed and convened for such purpose, at which the total votes cast represent over 50% in interest of all Voting Stock in accordance with the NYSE rules for stockholder approval (the “Conversion Stockholder Approval”). This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each Investor, each Existing Investor and the Investors’ Representative) constitutes, and each Ancillary Agreement, when executed and delivered by the Company (assuming due authorization, execution and delivery by the other parties thereto), will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law). The sale and issuance of the Shares at Closing are not, and the issuance of shares of Convertible Preferred Stock pursuant to Section 4 of the Convertible Preferred Articles Supplementary and the issuance of the Underlying Securities will not be, subject to any preemptive rights or rights of first offer.

(b) No Conflict. The Company is not in violation or Default of any provision of its Charter or By-Laws. None of the Company or its material subsidiaries is in breach or Default under any material Collective Bargaining Agreement. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements do not, and the consummation of the Offering, the Senior Secured Notes Offering (assuming satisfaction of Sections 6.01(d) and 6.02(h)) and the other transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and the Ancillary Agreements will not, result in a change of control under, or conflict with, or result in any Default under, or give rise to an increase in, or right of termination, cancellation or acceleration of, any obligation or to the loss of a benefit under, or result in the suspension, revocation, impairment, forfeiture or amendment of any term or provision of or the creation of any Encumbrance upon any of the properties or assets of the Company or any of its material subsidiaries under, or require any consent or waiver under, any provision of (i) the Charter of the Company, the By-Laws of the Company upon effectiveness of the Company By-Laws Amendment or the comparable organizational documents of any of the Company’s subsidiaries, (ii) any material Contract to which the Company or any of its material subsidiaries is a party or by which any of its assets are bound, (iii) any Law, material Judgment or material Permit, in each case applicable to the Company and its material subsidiaries or its assets or (iv) any Collective Bargaining Agreement, Company Multiemployer Plans or Company Plans. No Permit, order or authorization of, or registration, qualification, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its material subsidiaries in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements by the Company or the consummation by the Company of the Offering, the Senior Secured Notes Offering or the other transactions contemplated by this Agreement or the Ancillary Agreements, including the issuance of the Shares, the Underlying Securities and the Senior Secured Notes, except for (A) the filing of the Convertible Preferred Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland, (B) the filing with the FTC and the DOJ of the notification and report form and other information and documents required to be filed pursuant to the HSR Act, which have been completed, (C) the filing with the SEC of such reports, forms, schedules, statements and other documents (including all exhibits) required to be filed by it under the Exchange Act, the Securities Act, state securities Laws or “blue-sky” laws as may be required in connection with this Agreement, the Ancillary

Agreements and the transactions contemplated hereby and thereby, (D) any filings required under the rules and regulations of the NYSE and (E) such Permits, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made would not materially impair the Company’s ability to perform its obligations under this Agreement or the Ancillary Agreements or consummate the transactions contemplated hereby or thereby. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (1) result in the payment of any “excess parachute payment” under Section 280G of the Code, (2) entitle any current or former employee, consultant or director of the Company or any of its subsidiaries to any payment, (3) increase the amount of compensation or benefits due to any such employee, consultant or director or (4) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit.

(c)       No “Change of Control” (within the meaning of the Company’s 2008 Long Term Incentive and Share Award Plan or the Company’s 1998 Long Term Incentive and Share Award Plan, each as amended from time to time) has at any time occurred or been deemed to have occurred for purposes of such plans or any award granted under such plans, and no award granted under either such plan has become exercisable or vested on an accelerated basis on account of a Change of Control.

(d)     Notwithstanding any terms and obligations included on the face or back or otherwise included on any of the notes representing the Company’s outstanding 9 1/8% Senior Notes due 2011 (the “2011 Notes”), the terms and obligations of any such 2011 Notes include only those terms and obligations included in the 1991 Indenture, as supplemented by the Second Supplemental Indenture, dated as of December 20, 2011, and the Fourth Supplemental Indenture, dated as of August 23, 2005, and do not include any additional terms or obligations that may be included on the face or back or otherwise included on any of the 2011 Notes.

SECTION 2.03 Capital Structure. (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 160,000,000 shares of Common Stock, of which 57,899,318 shares are issued and outstanding as of July 20, 2009, and 3,000,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding as of July 20, 2009. As of July 20, 2009, there are 2,564,396 shares of Common Stock subject to outstanding options to acquire Common Stock, 4,456,987 shares of Common Stock deliverable pursuant to outstanding restricted stock units, 6,965,858 shares of Common Stock issuable upon the exercise of the Series B Yucaipa Warrants, 6,965,858 shares of Common Stock reserved for issuance upon the exercise of the Series B Yucaipa Warrants, 686,277 shares of Common Stock issuable upon the exercise of the ChaseMellon Warrants, 686,277 shares of Common Stock reserved for issuance upon the exercise of the ChaseMellon Warrants, 11,278,999 shares of Common Stock issuable upon the conversion of the Convertible Notes, 11,278,999 shares of Common Stock reserved for issuance upon the conversion of the Convertible Notes and no stock equivalent units linked to Common Stock. Each share of Common Stock is duly authorized, validly issued, fully paid and nonassessable. The Shares, and the Common Stock issuable upon conversion of the Investor Shares (the “Underlying Securities”),

have been duly authorized and reserved, and the Shares will, and upon conversion of the Shares in accordance with the Convertible Preferred Articles Supplementary, the Underlying Securities, will (i) be validly issued, fully paid and nonassessable, (ii) not have been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Maryland General Corporation Law, the Charter or By-Laws of the Company or any Contract to which the Company or any of its material subsidiaries is a party or by which any of its or their respective assets are bound and (iii) be free and clear of all Encumbrances. Other than the Convertible Notes, the Company has no Voting Debt. Except as set forth above, in Section 2.03(a) of the Company Disclosure Letter or as expressly contemplated by this Agreement there are no (A) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments relating to the capital stock of the Company or obligating the Company to issue or sell or otherwise transfer shares of capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company or any Voting Debt of the Company, (B) outstanding obligations of the Company to repurchase, redeem or otherwise acquire shares of capital stock of the Company, (C) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the Company (but only to the Company’s knowledge with respect to any such agreements to which the Company is not a party) or (D) rights of first refusal, preemptive rights, subscription rights or any similar rights under any provision of the Maryland General Corporation Law, the Charter or By-Laws or any Contract to which the Company is a party or by which any of its assets are bound. No provision of the Charter or the By-Laws would, directly or indirectly, restrict or impair the ability of the Investors to vote, or otherwise exercise the rights of a stockholder with respect to, the Shares (or any Underlying Securities) or any other shares of Common Stock of the Company that may be acquired or controlled by the Investors, except as expressly set forth in the Convertible Preferred Articles Supplementary. The Company does not have an outstanding “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(b) Section 2.03(b) of the Company Disclosure Letter sets forth as of the date hereof a list of all material subsidiaries of the Company, including each such subsidiary’s name, its jurisdiction of incorporation or organization and the percentage of its outstanding capital stock or equity interests owned by the Company or a subsidiary of the Company (as applicable). The shares of outstanding capital stock or equity interests of the subsidiaries of the Company are duly authorized, validly issued, fully paid and nonassessable, and are held of record and beneficially owned by the Company or a subsidiary of the Company (as applicable), free and clear of any Encumbrances other than Permitted Encumbrances. There is no Voting Debt of any subsidiary of the Company. There are no (i) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments, in each case, relating to the capital stock of the subsidiaries of the Company or obligating the Company or its subsidiaries to issue or sell or otherwise transfer shares of the capital stock of the subsidiaries of the Company or any securities convertible into or exchangeable for any shares of capital stock of the subsidiaries of the Company or any Voting Debt of any subsidiary of the Company, (ii) outstanding obligations of the subsidiaries of the Company to repurchase, redeem or otherwise acquire shares of their respective capital stock, (iii) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the subsidiaries of the Company (but only to the Company’s knowledge with respect to any such agreements to which the Company is not a party) or (iv) rights of first refusal, preemptive rights, subscription rights or any similar rights under any provision of the Maryland General Corporation Law, the governing documents of any material subsidiary of the Company or any Contract to which any material subsidiary of the Company is a party or by which any of their respective assets are bound.

(c)     Other than the subsidiaries of the Company, there are no persons in which any of the Company or its subsidiaries owns any equity, membership, partnership, joint venture or other similar interest.

(d)     The Company or one of its subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable Law) to receive dividends and other distributions on, all capital securities of its subsidiaries as owned by the Company or such subsidiary.

SECTION 2.04 Real Property. (a) The Company or one of its subsidiaries has good and marketable title in fee simple, free and clear of material Encumbrances (other than Permitted Encumbrances), to the real property owned by the Company. Neither the Company nor any of its subsidiaries has received written notice of any pending condemnation proceedings.

(b) Each (x) lease or sublease pursuant to which the Company or any of its subsidiaries holds a leasehold or subleasehold estate or other right to use or occupy any interest in real property (the “Company Leases”) and (y) existing leases, subleases, licenses or other occupancy agreements to which the Company or any of its subsidiaries is a party as landlord or lessor thereunder or by which the Company or any of its subsidiaries is bound as landlord or lessor thereunder, and all amendments, modifications, extensions and supplements thereto (each, a “Company Tenant Lease”) (i) constitutes a valid and binding obligation of the Company or the subsidiary of the Company party thereto; (ii) assuming such lease is a legal, valid and binding obligation of, and enforceable against, the other parties thereto, is enforceable against the Company or the subsidiary of the Company party thereto, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at Law or in equity); and (iii) to the Company’s knowledge is a valid and binding obligation of the other parties thereto, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at Law or in equity), except, with respect to clauses (i) through (iii) above, as has not had or would not reasonably be expected to have a Material Adverse Effect. Except as have not had or would not reasonably be expected to have a Material Adverse Effect, (i) none of the Company or its subsidiaries is in breach or default under any Company Lease and (ii) to the Company’s knowledge, none of the landlords or sublandlords under any Company Lease is in material breach or default of its obligations under such Company Lease. Except as has not had a Material Adverse Effect, the Company and its subsidiaries enjoy peaceful and undisturbed possession under each Company Lease.

(c)     The Real Property and the buildings and other improvements, fixtures, equipment and other property attached, situation or appurtenant thereto, are in good operating condition and repair, subject to normal wear and tear and normal industry practice with respect to maintenance, except as has not or would not reasonably be expected to have a Material Adverse Effect. Except as have not had or would not reasonably be expected to have a Material Adverse Effect, (i) the present use of the Real Property does not violate any restrictive covenant, municipal by-law or other Law or agreement that in any way restricts, prevents or interferes in any material respect with the continued use of the Real Property for which it is used in the business of the Company and its subsidiaries, other than Permitted Encumbrances (ii) no condemnation, eminent domain or similar proceeding exists or is pending or, to the Company’s knowledge, is threatened with respect to or that could affect any Real Property and (iii) all Real Property is supplied with utilities and other services necessary for the operation thereof generally consistent with past practices and consistent with the contemplated operation thereof.

(d)     All material fixtures, plants, vehicles, equipment, machinery and other material items of personal property owned by the Company and its material subsidiaries, used in the operation of the Company’s and its material subsidiaries’ business or located on any Real Property or attached thereto, are in good condition and working order, ordinary wear and tear excepted, and are reasonably suitable for the uses for which intended, free from any defects known to the Company, except for such defects or lack of good condition or working order which have not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 2.05 Intellectual Property. (a) The Company and its subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property that is necessary for the conduct of the business of the Company and its subsidiaries taken as a whole, except as has not had or would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not entered into any license agreement with any Third Party with respect to the Company’s Registered Intellectual Property.

(b) The business of the Company and its subsidiaries as currently conducted (including the use of the Intellectual Property) does not infringe, misappropriate, conflict with or otherwise violate any person’s Intellectual Property and there is no such claim pending or, to the Company’s knowledge, threatened against any of the Company or its subsidiaries, except where such infringement, misappropriation, conflict, violation or claim has not had and would not reasonably be expected to have a Material Adverse Effect.

(c)     To the Company’s knowledge, and except as has not had or would not reasonably be expected to have a Material Adverse Effect, no person is infringing, misappropriating, conflicting with or otherwise violating any material Intellectual Property owned by any of the Company or its subsidiaries, and no such claims are pending or threatened against any person by any of the Company or its subsidiaries.

(d)     All Intellectual Property owned by the Company or its subsidiaries is owned free and clear of all Encumbrances (other than licenses to persons entered into in the ordinary course of business generally consistent with past practice of the Company and its subsidiaries), except for Permitted Encumbrances or where such Encumbrances have not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 2.06 Environmental Matters. (a) The Company and its subsidiaries have obtained all Permits that are required under any Environmental Law for the operation of the business of the Company and its subsidiaries as currently being conducted and their current use and operation of the Real Property, and all such Permits are in full force and effect, other than any failure to obtain or maintain such Permits in full force and effect which has had and would not reasonably be expected to have a Material Adverse Effect.

(b)     The Company and its subsidiaries have operated and are operating the business of the Company and its subsidiaries, and the Real Property and other assets of the Company and its subsidiaries are in compliance with Environmental Laws, other than any non-compliance which in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

(c)     Except as has not had and would not reasonably be expected to have a Material Adverse Effect, (i) there has been no Release of any Hazardous Materials by the Company or any of its subsidiaries at, on, under or from the Real Property or any other location, (ii) Real Property has not been used for the deposit of Hazardous Materials and (iii) neither the Company nor any of its subsidiaries has disposed of, arranged for treatment or disposal of, or arranged for the transportation for treatment or disposal of, any Hazardous Materials at any Third Party location.

(d)     (i) None of the Company or its subsidiaries has received any written notice, demand letter, claim or order alleging a violation of, or liability under, any Environmental Law and (ii) none of the Company or its subsidiaries is party to any pending Action, decree or injunction alleging liability under or violation of any Environmental Law, except in each case of (i) or (ii) of this Section 2.06(d), if adversely determined against the Company, would not have or would not reasonably be expected to have a Material Adverse Effect.

(e)     Except as has not had and would not reasonably be expected to have a Material Adverse Effect, there are no storage tanks, sumps or other similar vessels,

asbestos-containing materials or polychlorinated biphenyls located on, at or under any Real Property or at, on or in any structures, Facilities or equipment at the Real Property.

SECTION 2.07 Legal Proceedings. There are no Actions pending or, to the Company’s knowledge, threatened in writing (and, in either case, not withdrawn), against the Company or any of its subsidiaries, which, if adversely determined, would have or would reasonably be expected to have a Material Adverse Effect. There are no Actions pending or, to the Company’s knowledge, threatened in writing (and, in either case, not withdrawn) against the Company or any of its subsidiaries which, if adversely determined, would materially impair the Company’s ability to perform its obligations under this Agreement or the Ancillary Agreements or challenge the validity or enforceability of this Agreement or any Ancillary Agreement or seek to enjoin or prohibit the consummation of the transactions contemplated hereby or thereby. None of the Company or any of its subsidiaries is in default with respect to any material Judgment or subject to any Judgment of over $1,000,000, which has had or would reasonably be expected to have a Material Adverse Effect or would materially impair the Company’s ability to perform its obligations under this Agreement or the Ancillary Agreements or consummate the transactions contemplated hereby or thereby.

SECTION 2.08 Taxes. (a) Except as has not had and would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries have timely filed with the appropriate taxing authority all material Tax Returns required to be filed, taking into account valid extensions; (ii) all such Tax Returns are complete and accurate in all material respects; (iii) all Taxes due and owing by the Company and each of its subsidiaries (whether or not shown on any Tax Return) have been paid; and (iv) neither the Company nor any of its subsidiaries has been informed in writing by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(b)     The unpaid Taxes of the Company and its subsidiaries did not, as of the dates of the financial statements contained in the most recent SEC Report filed with the SEC prior to the date of this Agreement, exceed by a material amount the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) included in the balance sheets contained in such financial statements. Since the date of the financial statements contained in the most recent SEC Report filed with the SEC prior to the date of this Agreement, neither the Company nor any of its subsidiaries has incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and past practice of the Company and its subsidiaries in filing their Tax Returns.

(c)     As of the date hereof, no deficiencies for Taxes against the Company or any of its subsidiaries in excess of $100,000 individually or $1,000,000 in the aggregate have been claimed or assessed in writing by a Governmental Entity that have not been settled or resolved. There are no currently ongoing, pending or, to the Company’s knowledge, threatened audits, assessments or other Actions for or relating to any liability in respect of Taxes of the Company or any of its subsidiaries. The Company has made available to the Investors or representatives of the Investors complete and accurate copies of all Federal income and material state, local and foreign income, franchise and sales and use Tax Returns of each of the Company and its subsidiaries and their predecessors for the years ended on or after February 23, 2008 and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its subsidiaries or any predecessors since February 23, 2008 with respect to any material Tax. Other than any waivers or extensions granted in the ordinary course of business after the date of this Agreement and prior to the Closing Date, neither the Company, its subsidiaries nor any of their respective predecessors has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than as a result of a valid extension of time to file a Tax Return).

(d)     There are no material Encumbrances for Taxes on any assets of the Company or any of its subsidiaries, other than Encumbrances in respect of property taxes not yet due and payable.

(e)     Other than customary gross-up, tax escalation or similar provisions in financing and commercial Contracts entered into in the ordinary course of business, there are no Tax sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Company or any of its subsidiaries other than agreements solely between the Company or its subsidiaries, and, after the Closing Date, neither the Company nor any of its subsidiaries shall be bound by any such Tax sharing agreements or similar arrangements or have any liability thereunder.

(f)     Neither the Company nor any of its subsidiaries has been a member of any affiliated group filing a consolidated Federal income Tax Return other than a group the common parent of which is the Company. Except pursuant to customary gross-up, tax escalation or similar provisions in financing and commercial Contracts entered into in the ordinary course of business, neither the Company nor any of its subsidiaries has any actual or potential liability for the Taxes of any person (other than Taxes of the Company and its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state or local Law), as a transferee or successor, by Contract, or otherwise.

(g)     The Company and each of its subsidiaries have timely withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(h)     Neither the Company nor any of its subsidiaries has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Section 1.601 1-4(b)(2).

(i)    Neither the Company nor any of its subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period beginning on or prior to the Closing Date under Section 48 1(c) of the Code (or any similar provision of state, local or foreign Law) or (ii) agreement with a taxing authority relating to Taxes.

(j)    None of the assets of the Company (a) is “tax-exempt use property” (as defined in Section 168(h)(1) of the Code), (b) may be treated as owned by any other person pursuant to Section 1 68(f)(8) of the Internal Revenue Code of 1954 (as in effect immediately prior to the enactment of the Tax Reform Act of 1986), (c) is property used predominantly outside the United States within the meaning of proposed Treasury Regulations Section 1.1 68-2(g)(5) or (d) is “tax exempt” and financed property within the meaning of Section 168(g)(5) of the Code.

(k)     Neither the Company nor any of its subsidiaries has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since December 31, 2006, and neither the stock of the Company nor the stock of any of its subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code since December 31, 2006.

SECTION 2.09 Labor. No Collective Bargaining Agreement currently is being negotiated. None of the Company or its subsidiaries has any obligation to inform or consult with any employees or their representatives in respect of the transactions contemplated hereby under the terms of any Collective Bargaining Agreement. Since February 28, 2008, there has not been any material work stoppage, slowdown, lockout, employee strike or, to the Company’s knowledge, labor union organizing activity involving any of the Company or its subsidiaries and, to the Company’s knowledge, none of the foregoing or any labor dispute or Action that has had or would reasonably be expected to have a Material Adverse Effect has been threatened. The Company and its subsidiaries are operating the business of the Company and its subsidiaries in compliance with all Labor Laws other than non-compliance which has not had and would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, to the Company’s knowledge, there are no ongoing union certification drives or pending proceedings for certifying a union with respect to employees of any of the Company or its subsidiaries.

SECTION 2.10 Employee Benefit Plans. (a) Each Company Plan and, to the Company’s knowledge, each Company Multiemployer Plan has been operated and administered in all material respects in accordance with its terms and the terms of all Collective Bargaining Agreements and any other labor-related agreements with any labor union or labor organization applicable to employees of the Company or any of its subsidiaries and the requirements of all applicable Laws, including ERISA and the Code. As of the date of this Agreement, no Action is pending or, to the Company’s knowledge, threatened with respect to any Company Plan (other than claims for benefits in the ordinary course) that would result in any material liability to the Company, its subsidiaries or any Company Plan fiduciary and, to the Company’s knowledge, no fact or event exists that would give rise to any such Action. As of the date of this Agreement, to the Company’s knowledge, (i) no Action is pending or threatened with respect to any Company Multiemployer Plan (other than claims for benefits in the ordinary course) that would result in any material liability to the Company and (ii) no fact or event exists that would give rise to any such Action.

(b)     No withdrawal liability has been incurred under Title IV of ERISA by the Company or any of its ERISA Affiliates with respect to any “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA) which is or has been contributed to by the Company or any of its ERISA Affiliates at any time during the six-year period ending on the date of this Agreement or as to which the Company or any of its ERISA Affiliates has any liability (the “Company Multiemployer Plans”), and no such liability would be incurred if the Company or any of its ERISA Affiliates were to withdraw from any Company Multiemployer Plan in a complete or partial withdrawal. The Company has not agreed with any person to be responsible for any liability under Title IV of ERISA with respect to any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

(c)     With respect to any Company Plan which is subject to Part 3 of Subtitle B of Title I or to Title IV of ERISA (a “Company Title IV Plan”): (i) there is no lien under Section 412(n) of the Code; (ii) no liability (other than liability for premiums) to the Pension Benefit Guaranty Corporation, (the “PBGC”) has been incurred and all premiums required to be paid to the PBGC have been paid by or on behalf of such Company Title IV Plan; (iii) the assets of each Company Title IV Plan equal or exceed the benefit liabilities of such Company Title IV Plan determined on a termination basis; and (iv) as of the date hereof, the Company has received no actual notice from the PBGC that an event or condition exists which (A) would constitute grounds for termination of such Company Title IV Plan by the PBGC or (B) has caused a partial or complete termination of such Company Title IV Plan.

(d)     All contributions to Company Plans and, to the Company’s knowledge, the Company Multiemployer Plans required to be made by applicable Law or the terms of the applicable Company Plan or Company Multiemployer Plan have been timely made. Each Company Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination letter from the United States Internal Revenue Service (“IRS”) which has not been revoked (or, in either case, the Company has timely applied for same or will do so) and each trust established in connection with any Company Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS which has not been revoked that it is so exempt, and, to the Company’s knowledge, no fact or event has occurred since the date of such determination letter or letters from the IRS that would reasonably be expected to materially adversely affect the qualified status of any such Company Plan or the exempt status of any such trust. To the Company’s knowledge, each Company Multiemployer Plan intended to be qualified under Section 401(a) of the Code is so qualified.

(e)     Except as would not reasonably be expected to result in material liability, neither the Company nor any of its ERISA Affiliates, and to the Company’s knowledge no other person, has engaged in any transaction or acted or failed to act in any manner that would subject the Company or any of its ERISA Affiliates to any liability for breach of fiduciary duty under ERISA.

(f)     Except as would not reasonably be expected to result in material liability, neither the Company nor any of its ERISA Affiliates and, to the Company’s knowledge, no other person has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or Section 4975 of the Code for which no exemption exists under Section 408 of ERISA or Section 4975(c) or (d) of the Code.

(g)     As of the date hereof, (i) all of the stock options issued by the Company that vest on or after January 1, 2005 were issued with an exercise price no less than the fair market value of the underlying stock at the actual date of grant or the Business Day immediately preceding the actual date of grant, (ii) no shares of restricted Common Stock provide for a deferral opportunity beyond vesting, and (iii) no restricted share units or other compensatory equity awards issued by the Company constitute “nonqualified deferred compensation” within the meaning of Section 409A(d)(1) of the Code.

(h)     Except as would not reasonably be expected to result in material liability, the Company and its subsidiaries have no obligations, whether under Company Plans, Company Multiemployer Plans or otherwise, to provide medical, health or life insurance or any other welfare-type benefits for current or future retired or terminated employees of the Company or its subsidiaries or their spouses or dependents (other than in accordance with Part 6 of Title I of ERISA or Code Section 4980B).

(i)    Each Company Plan that provides for “nonqualified deferred compensation” within the meaning of Section 409A(d)(1) of the Code, and any award thereunder, in each case that is subject to Section 409A of the Code, (i) has been operated in compliance in all material respects with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of Section 409A of the Code and the Treasury Regulations and other official guidance issued thereunder, and (ii) has been maintained in compliance with Section 409A of the Code and the final Treasury Regulations and all subsequent official guidance issued thereunder.

SECTION 2.11 Compliance with Laws. Each of the Company and its subsidiaries is operating its business in compliance with all applicable Laws (including any zoning or building ordinance, code or approval), except to the extent any noncompliance with such Laws has not had and would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any of its subsidiaries is being investigated with respect to, or is subject to a pending threat to be charged with or given notice of any material violation of, any applicable Law. All Permits required to conduct the business of the Company and its subsidiaries as currently conducted have been obtained by one or more of the Company or its subsidiaries and all such Permits are in full force and effect and the business of the Company and its subsidiaries is being operated in compliance therewith, except for such Permits the failure of which to possess or be in full force and effect or to be complied with has not had and would not reasonably be expected to have a Material Adverse Effect (except that this sentence shall not apply to any Permits which are covered by Section 2.06).

SECTION 2.12 SEC Reports and Company Financial Statements. (a) The Company has timely filed all forms, reports, schedules, statements and other documents (including all exhibits) required to be filed by it with the SEC since February 23, 2008 (the “SEC Reports”). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder, and (ii) did not at the time they were filed (or, in the case of a registration statement, as of its most recent effective date) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of the Company is a registrant with the SEC.

(b)     Each of the consolidated financial statements (including, in each case, any notes thereto) included or incorporated by reference in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein.

(c)     Except as set forth on or reserved against in the consolidated balance sheet of the Company and its consolidated subsidiaries as of February 28, 2009 included in the “Fiscal 2008 Annual Report to Stockholders” attached as an exhibit to the Company’s Form 10-K for the year ended February 28, 2009 including the notes thereto, none of the Company or any of its consolidated subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (i) incurred since February 28, 2009 in the ordinary course of business and consistent with past practice, or (ii) that are less than $5,000,000 in the aggregate.

(d) Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated affiliate of the Company or any of its subsidiaries, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company’s or such subsidiary’s audited financial statements or other SEC Reports.

(e)     The audit committee of the Board of Directors of the Company (the “Board of Directors”) has established “whistleblower” procedures that meet the requirements of Exchange Act Rule 1 0A-3. Neither the Company nor any subsidiary has received any “complaints” (within the meaning of Exchange Act Rule 10A-3) in respect of any accounting, internal accounting controls or auditing matters. To the Company’s knowledge, no complaint seeking relief under Section 806 of SOX has been filed with the United States Secretary of Labor and no employee has threatened to file any such complaint.

(f)     The Company has made all certifications and statements required by Sections 302 and 906 of SOX and the related rules and regulations promulgated thereunder with respect to the SEC Reports. The Company and its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 1 3a- 15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is, in all material respects, recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Since February 23, 2008, the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(g) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as would not have a Material Adverse Effect, the Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(h)     The Company is in material compliance in all material respects with applicable requirements of SOX and applicable rules and regulations promulgated by the SEC thereunder. To the Company’s knowledge, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(i)    Except as disclosed in the Company’s Form 10-K for the year ended February 28, 2009, none of the officers, directors, employees or related persons (as defined in Regulation S-K Item 404) of the Company is presently a party to any transaction with the Company or any of its subsidiaries that would be required to be reported on Form 10-K by Item 13 thereof pursuant to Regulation S-K Item 404 (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or related person or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer, director, employee or related person has a substantial interest or is an officer, director, trustee or partner.

(j)    Except as disclosed in the Company’s Form 10-K for the year ended February 28, 2009 and pursuant to the Ancillary Agreements, neither Tengelmann nor any of its officers, directors, employees or affiliates is presently a party to any transaction with the Company or any of its material subsidiaries, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from Tengelmann or any of its officers, directors, employees or affiliates or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which Tengelmann or any of its officers, directors, employees or affiliates has a substantial interest or is an officer, director, trustee or partner.

(k)     Except as disclosed in the Company’s Form 10-K for the year ended February 28, 2009, neither the Company nor any of its subsidiaries has any outstanding Indebtedness, other than intercompany loans (among wholly owned subsidiaries) and other than Indebtedness incurred in the ordinary course of business and consistent with past practice since February 28, 2009 in an aggregate principal amount which does not exceed $5,000,000. Neither the Company nor any of its material subsidiaries is, immediately prior to this Agreement, or will be, at the time of the Closing after giving effect thereto, in Default in the payment of any Indebtedness or in breach or Default under any Contract evidencing or relating to its material Indebtedness, including the resolutions adopted by the Pricing Committee of the Board of Directors on August 4, 1999, relating to the Company’s 9 3/8% Senior Quarterly Interest Bonds due 2039, and the exhibits thereto, or under any mortgage, deed of trust, security agreement or lease to which it is a party.

SECTION 2.13 Absence of Certain Changes. Since February 28, 2009 through the date hereof, there has not occurred any change, event or circumstance that has had or would be reasonably expected to have a Material Adverse Effect. Except as expressly contemplated by this Agreement or the Ancillary Agreements, since February 28, 2009 through the date hereof, the Company and its subsidiaries have conducted their business in the ordinary course generally consistent with past practice in all material respects, and none of the Company or its subsidiaries has:

(a)     amended its Charter, By-Laws or other organizational documents;

(b)     adopted a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization;

(c)     (i) issued, sold, transferred or otherwise disposed of any shares of its capital stock, Voting Debt of the Company or other voting securities or any securities convertible into or exchangeable for any of the foregoing, (ii) granted or issued any options, warrants, securities or rights that are linked to the value of the Common Stock, or other rights to purchase or obtain any shares of its capital stock or any of the foregoing or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, (iii) split, combined, subdivided or reclassified any shares of its capital stock, (iv) declared, set aside or paid any dividend or other distribution with respect to any shares of its capital stock or (v) redeemed, purchased or otherwise acquired any shares of its capital stock or any rights, warrants or options to acquire any such shares or effected any reduction in capital, except (with respect to clauses (i) through (v) above) for: (A) issuances of capital stock of the Company’s subsidiaries to the Company or a wholly owned subsidiary of the Company, (B) issuances of shares of Common Stock upon exercise of employee stock options or upon vesting of restricted stock units or restricted stock or redemptions, purchases or other acquisitions of capital stock in connection with net exercises or withholding with respect to the foregoing, (C) grants made pursuant to Company Plans (D) dividends or other distributions by any subsidiary of the Company to the Company or a wholly owned subsidiary of the Company and (E) issuances pursuant to any share lending agreement, hedging agreement, and any other documents related thereto;

(d)     issued any note, bond or other debt security or right to acquire any debt security, incurred or guaranteed any Indebtedness or entered into any “keep well” or other agreement to maintain the financial condition of another person or other arrangement having the economic effect of any of the foregoing, other than (i) trade or standby letters of credit in the ordinary course of business; (ii) in connection with new store openings or other actions in the ordinary course of business; (iii) pursuant to any existing credit agreement and other existing Contracts regarding other Indebtedness; (iv) issuances, incurrences or guarantees by the Company to any wholly owned subsidiary of the Company or by a subsidiary to the Company or any other wholly owned subsidiary of the Company; (v) incurrences or guarantees of store leases; (vi) other guarantees required under any agreements or commitments existing as of the date of this Agreement; (vii) in connection with any equipment leases and capital leases; (viii) in connection with any insurance premium financing in the ordinary course of business generally consistent with past practice; or (ix) guarantees of any Indebtedness permitted by the foregoing clauses (i) through (viii);

(e) except as required under a Company Plan or Collective Bargaining Agreement or in the ordinary course of business generally consistent with past practice, (i) increased or accelerated the benefits under any Company Plan or Collective Bargaining Agreement, (ii) increased the compensation or benefits payable to any current or former director, officer, employee or consultant of the Company or its subsidiaries, (iii) granted any rights to severance, change in control or termination pay to, or entered into any employment, severance or change in control agreement or arrangement with, any current or former director, officer, employee or consultant of the Company or its subsidiaries, or (iv) taken any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Plan;

(f) entered into or consummated any transaction involving the acquisition (including, by merger, consolidation or acquisition of the business, stock or all or substantially all of the assets or other business combination) of any other person for consideration to such person in excess of $20,000,000 in the aggregate (other than purchases of inventory or acquisitions of real property, fixtures and equipment for the opening of any Facility in the ordinary course of business generally consistent with past practice);

(g)     settled any Action or threatened any Action involving a payment by the Company or any of its subsidiaries in excess of $1,000,000;

(h)     changed any of its material accounting policies or practices, except as required as a result of a change in GAAP or the rules and regulations of the SEC;

(i) (i) made, changed or revoked any material election in respect of Taxes, (ii) adopted or changed any material accounting method in respect of Taxes, (iii) entered into any Tax allocation agreement, Tax-sharing agreement, Tax indemnity agreement or closing agreement, (iv) settled or compromised any material claim, notice, audit report or assessment in respect of Taxes or (v) surrendered any right to claim a material refund of Taxes; or

(j) agreed or committed by Contract or otherwise to do any of the foregoing.

SECTION 2.14 Insurance. Each of the Company and its material subsidiaries maintains, with reputable insurers or through self-insurance, insurance in such amounts, including deductible arrangements, and of such a character as is customary for companies engaged in the same or similar business. All policies of title, fire, liability, casualty, business interruption, workers’ compensation and other forms of insurance including directors and officers insurance held by the Company and its subsidiaries as of the date hereof, are in full force and effect in accordance with their terms. Neither the Company nor any of its subsidiaries is in Default under any provisions of any such policy of insurance and neither the Company nor any of its subsidiaries has received notice of cancellation of any such insurance except as has not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 2.15 Private Placement. Assuming that the representations of the Investors set forth in Articles III and V are true and correct, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act, and applicable state securities laws.

SECTION 2.16 Form S-3 Eligibility. The Company meets the eligibility requirements of General Instruction I to Form S-3 promulgated under the Securities Act.

SECTION 2.17 Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice (written or oral) from any Trading Market on which any of its securities is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements.

SECTION 2.18 Registration Rights. The Company has not granted or agreed to grant, and is not under any obligation to provide, any rights (including “piggyback” registration rights) to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently, except for those contained in the Amended and Restated Stockholder Agreement and the Amended and Restated Tengelmann Stockholder Agreement.

SECTION 2.19 No Restriction on the Ability to Pay Cash Dividends.  Except for the ABL Credit Agreement, neither the Company nor any of its material subsidiaries is a party to any contract, agreement, arrangement or other understanding, oral or written, express or implied, and is not subject to any provisions in its Charter or By-Laws or other governing documents or resolutions of the Board of Directors, that could restrict, limit, prohibit or prevent the Company’s ability to pay dividends in full in cash on the Shares in the amounts contemplated by the Convertible Preferred Articles Supplementary.

SECTION 2.20 Inventories. Except as would not have a Material Adverse Effect, all items of inventory reflected on the latest balance sheet included in the Company’s SEC Reports (i) were acquired in the ordinary course of business generally consistent with past practice and (ii) were usable and saleable in the ordinary course of business generally consistent with past practice, except for normal shrinkage, spoilage and obsolescence.

SECTION 2.21 Contracts. (a) Except as have not had or would not reasonably be expected to have a Material Adverse Effect, (i) each Company Contract, assuming such Company Contract is a legal, valid and binding obligation of and enforceable against the other parties thereto in accordance with its terms, constitutes a valid and binding obligation of the Company or the subsidiary of the Company party thereto and is enforceable against the Company or such subsidiary, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity

(regardless of whether such enforceability is considered in a proceeding at law or in equity) and (ii) each Company Contract, to the Company’s knowledge, is a valid, binding and enforceable obligation of the other parties thereto, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(b) Except as have not had or would not reasonably be expected to have a Material Adverse Effect, none of the Company or its subsidiaries and, to the Company’s knowledge, no other party to a Company Contract (other than any Collective Bargaining Agreement) is in breach or Default under any Company Contract (other than any Collective Bargaining Agreement). This subsection shall not apply to any Contract evidencing Indebtedness, which is covered by Section 2.12(k), or any Collective Bargaining Agreement, which is covered by Section 2.02(b).

ARTICLE III

Representations and Warranties of the Investors

Each Investor and, as applicable, the Investor’s Representative, and solely with respect to Section 3.02(a) and 3.05, the Existing Investors, severally but not jointly, hereby represents and warrants to the Company, as of the date of this Agreement, as follows:

SECTION 3.01 Corporate Status. Such Investor and the Investors’ Representative is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as it is now being conducted.

SECTION 3.02 Authorization; Noncontravention. (a) Authorization.  Such Investor, such Existing Investor and the Investors’ Representative have all necessary power and authority to execute and deliver this Agreement and the Amended and Restated Stockholder Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the authorization by the Investors and the Existing Investors of the Investors’ Representative to take actions on their behalf as set forth in Section 5.05 of this Agreement and Section 2.06 of the Amended and Restated Stockholder Agreement. The execution, delivery and performance of this Agreement and the Amended and Restated Stockholder Agreement and the consummation by such Investor, the Existing Investors and the Investors’ Representative of the transactions contemplated hereby and thereby, including the authorization by the Investors and the Existing Investors of the Investors’ Representative to take actions on their behalf as set forth in Section 5.05 of this Agreement and Section 2.06 of the Amended and Restated Stockholder Agreement, have been duly and validly authorized by all necessary corporate or other action. This Agreement has been duly executed and delivered by such Investor, the Existing Investors and the Investors’ Representative and (assuming due authorization, execution and delivery by the Company) constitutes, and the Amended and Restated Stockholder Agreement, when executed and delivered by each of the Investors, the Existing Investors and the Investors’ Representative (assuming due authorization, execution and delivery by the Company and any other parties thereto), will constitute, a valid and binding obligation of such Investor, the Existing Investors and the Investors’ Representative, enforceable against such Investor, the Existing Investors and the Investors’ Representative in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(b)                                      No Conflict. The execution, delivery and performance by such Investor, the Existing Investors and the Investors’ Representative of this Agreement and the Amended and Restated Stockholder Agreement do not, and the consummation of the Offering and the other transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and the Amended and Restated Stockholder Agreement will not, conflict with, or result in any Default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the amendment of any term or provision of or the creation of any Encumbrance upon any of the assets of such Investor, the Existing Investors or the Investors’ Representative under any provision of (i) the certificate of incorporation or bylaws or any relevant organizational documents of such Investor, such Existing Investor or the Investors’ Representative, (ii) any material Contract (with a party other than the Company) to which any of the Investors, the Existing Investors or the Investors’ Representative is a party or by which any of the Investors’, the Existing Investors’ or the Investors’ Representative’s assets are bound or (iii) any Law or Judgment, in each case applicable to any of the Investors, the Existing Investors or the Investors’ Representative or their assets, other than, in the case of clauses (ii) or (iii), any such conflicts, Defaults, rights, losses, amendments or Encumbrances that would not reasonably be expected to materially impair or delay the ability of such Investor, such Existing Investor or the Investors’ Representative to perform its obligations (if any) under this Agreement or the Amended and Restated Stockholder Agreement or carry out the transactions contemplated hereby or thereby in accordance with the terms herein or therein. No material Permit, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to any of the Investors, the Existing Investors or the Investors’ Representative in connection with the execution, delivery and performance of this Agreement, or the Amended and Restated Stockholder Agreement by such Investor, such Existing Investor or the Investors’ Representative or the consummation by such Investor, such Existing Investor or the Investors’ Representative of the Offering or the other transactions contemplated by this Agreement or the Amended and Restated Stockholder Agreement, except for compliance with and filings under the Exchange Act, the Securities Act, state securities Laws or “blue-sky” laws and the rules and regulations of the NYSE.

SECTION 3.03 Securities Act. The Shares purchased by such Investor pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and such Investor shall not offer to sell or otherwise dispose of the Shares or the Underlying Securities so acquired by it in violation of any of the registration requirements of the Securities Act.

SECTION 3.04 Available Funds. Such Investor has, or will have on or prior to the Closing, sufficient funds in its possession to permit it to acquire and pay for the Investor Shares to be purchased by it and to perform its obligations under this Agreement.

SECTION 3.05 Ownership of Common Stock. As of the date of this Agreement, the Investors, the Existing Investors and their affiliates, taken together, are the beneficial owners, as defined in Rule 1 3d-3 promulgated under the Exchange Act, of no more than 2,592,610 shares of Common Stock, provided that they also hold Series B Yucaipa Warrants to acquire 6,965,859 shares of Common Stock.

ARTICLE IV

Covenants

SECTION 4.01 Confidentiality. The Investors acknowledge that the information being provided to it in connection with the Offering and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between the Investors’ Representative and the Company dated as of February 9, 2009 (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate and be superseded in all respects by the Amended and Restated Stockholder Agreement.

SECTION 4.02 Reasonable Best Efforts. (a) On the terms and subject to the conditions and limitations of this Agreement, including the provisions immediately below, each party shall use its reasonable best efforts to cause the Closing to occur as promptly as practicable.

(b) If any objections are asserted with respect to the Offering or the transactions contemplated hereby under any Law or if any suit is instituted (or threatened to be instituted) by any applicable Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each party hereto shall promptly notify each of the other parties hereto and shall use its reasonable best efforts to resolve any such objections or suits which, in any case if not resolved, would reasonably be expected to prevent, materially impede or materially delay the consummation of the Offering or the other transactions contemplated hereby; provided that neither the Company nor any of the Investors shall be required to sell, hold separate or otherwise dispose of any of their respective assets or assets of their respective subsidiaries, or conduct its business or the business of any of its subsidiaries, in a manner which would resolve such objections or suits.

(c) Nothing in this Section 4.02 shall require the Investors to agree to any change to the terms of this Agreement, any Ancillary Agreements, the Company By-Law Amendment, the Senior Secured Notes or the Senior Secured Notes Offering, except, in the case of the Senior Secured Notes and the Senior Secured Notes Offering only, for such changes that would not (absent a waiver) cause the closing condition in Section 6.01(d) hereof to fail to be satisfied. In the event the obligations set forth in this Section 4.02 require the Investors to (i) make any payments of any money or incur any liability for fees, expenses or otherwise to any Third Party (other than ordinary course fees to advisors that would be incurred in connection with this Agreement absent the obligations in this Section 4.02) or (ii) resolve objections or suits, litigate or dispute any matter with a Third Party (other than Tengelmann or its affiliates), the Company shall reimburse the Investors for all out-of-pocket costs and expenses (including legal fees) associated therewith within 10 Business Days of receiving a reasonably detailed invoice from the Investors’ Representative.

SECTION 4.03 Fees and Expenses. (a) Upon the occurrence of the Closing, the Company shall reimburse the Investors for all reasonable Third Party out-of-pocket costs and expenses incurred by the Investors or on the Investors’ behalf in connection with this Agreement, the Ancillary Agreements, the Offering and the transactions contemplated by this Agreement and the Ancillary Agreements, including reasonable fees and expenses of accountants and counsel of the Investors; provided, however, that such amounts, not including the $135,000 paid by the Company to the Investors on or about July 2009, shall not exceed $1,250,000.

(b) On the Closing Date, the Company shall pay the Investors a placement fee equal to $2,625,000.

SECTION 4.04 NYSE. Promptly following the Closing, the Company shall apply to cause the Underlying Securities with respect to the Investor Shares to be approved for listing on the NYSE.

SECTION 4.05 Use of Proceeds. The net proceeds from the Offering, the Tengelmann Initial Shares and the Senior Secured Notes Offering shall be used for general corporate purposes.

SECTION 4.06 Conduct of Business. Except for matters set forth in Section 4.06 of the Company Disclosure Letter, otherwise contemplated by this Agreement (including the Senior Notes Offering) or the Ancillary Agreements or as required by applicable Law, without the prior written consent of the Investors, from the date of this Agreement to the Closing Date, the Company shall not (i) conduct its business other than in the ordinary course in all material respects and in compliance in all material respects with applicable Law, (ii) take any action (or cause or permit its subsidiaries to take any action) that would otherwise require the approval of the Investors and the Existing Investors under Section 2.05 of the Amended and Restated Stockholder Agreement (were it in effect at the time) or (iii) take any action that is intended or would reasonably be expected to result in any condition in Article VI (other than 6.01(d) or 6.02(h)) not being satisfied.

ARTICLE V

Additional Agreements

SECTION 5.01 Publicity. The Company and the Investors shall, and the Investors shall cause the Investors’ Representative to, communicate with each other and cooperate with each other prior to any public disclosure of the transactions contemplated by this Agreement. The Company, the Investors and the Investors’ Representative agree that no public release or announcement concerning the transactions contemplated hereby or by the Ancillary Agreements shall be issued by or as a result of the actions of any of them without the prior consent of the other parties hereto, except as such release or announcement may be required by Law or the rules and regulations of the NYSE, in which case the party required to make the release or announcement shall consult with the other parties hereto about, and allow the other parties hereto reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance.

SECTION 5.02 Transfer Restrictions. The Investors acknowledge and agree that the Shares and the Underlying Securities (a) have not been registered under the Securities Act or under any state securities laws, (b) will be, when issued, restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act and (c) shall be subject to the restrictions on transfer set forth in the Amended and Restated Stockholders Agreement.

SECTION 5.03 Purchase for Investment. Each Investor (i) is acquiring the Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Offering and of making an informed investment decision, has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of purchasing the Investor Shares and has been provided an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement, the Ancillary Agreements and the purchase of the Investor Shares, (iii) is able to bear the economic risk of the Offering and at the present time is able to afford a complete loss of such investment and (iv) is an “institutional accredited investor” (as that term is defined by Rule 501 under the Securities Act).

SECTION 5.04 Legend. The Investors agree that the Shares and Underlying Securities will bear a legend substantially to the following effect and, in the case of the Underlying Securities, with such modifications as may reasonably be required:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON CONVERSION OF SECURITIES

REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENTS REFERRED TO BELOW (AS SUCH AGREEMENTS MAY BE AMENDED FROM TIME TO TIME). THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT, DATED AS OF JULY 23, 2009, BY AND AMONG THE ISSUER OF THIS INSTRUMENT AND THE INVESTORS AND THE INVESTORS’ REPRESENTATIVE REFERRED TO THEREIN AND AN AMENDED AND RESTATED STOCKHOLDER AGREEMENT, DATED AS OF JULY , 2009, BY AND AMONG THE ISSUER OF THIS INSTRUMENT AND THE INVESTORS AND THE INVESTORS’ REPRESENTATIVE REFERRED TO THEREIN. THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON CONVERSION OF SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SAID AGREEMENTS, COPIES OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

THE COMPANY IS AUTHORIZED TO ISSUE DIFFERENT CLASSES AND SERIES OF STOCK. THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS AND SERIES OF STOCK AND THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES FOR EACH CLASS AND SERIES OF STOCK (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF FUTURE CLASSES AND SERIES OF STOCK) WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

SECTION 5.05 Investors’ Representative. The parties hereto acknowledge and agree that Yucaipa American Alliance Fund II, LLC shall be the designated representative of the Investors, or the Investors’ Representative, with the authority to make all decisions and determinations and to take all actions (including giving consents and waivers or agreeing to any amendments to this Agreement or to the termination hereof) required or permitted hereunder on behalf of the Investors, and any such action, decision or determination so made or taken shall be deemed the action, decision or determination of the Investors, and any notice, document, certificate or information required to be given, whether in writing or otherwise, to any Investor shall be deemed so given if given to the Investors’ Representative and the Company shall be fully protected against liability in relying on the actions of the Investors’ Representative as being authorized by the Investors.

SECTION 5.06 Waiver. The Company hereby agrees to waive any provision in the Stockholder Agreement that would be required to be waived in order for the parties hereto to enter into and perform their obligations and exercise their rights under this Agreement, the Ancillary Agreements and the Company By-Laws Amendment and to consummate the transactions contemplated hereby and thereby.

ARTICLE VI

Conditions Precedent

SECTION 6.01 Conditions to Each Party’s Obligation. The obligation of the Investors to purchase and pay for the Investor Shares and the obligation of Company to issue such Investor Shares to the Investors is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)              No Injunctions or Restraints. No Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity preventing the consummation of the Offering or the transactions contemplated by the Ancillary Agreements shall be in effect.

(b)              Amended and Restated Stockholder Agreement. The Company, the Existing Investors, the Investors and the Investors’ Representative shall have duly authorized, executed and delivered the Amended and Restated Stockholder Agreement.

(c)               Tengelmann Investment. Tengelmann and the Company shall have entered into the Amended and Restated Tengelmann Stockholder Agreement and the closing under the Tengelmann Investment Agreement shall occur concurrently with, and be subject to, the Closing hereunder and each of the Amended and Restated Tengelmann Stockholder Agreement and the Tengelmann Investment Agreement shall be in the form delivered to the Investors on the date hereof.

(d)              Senior Secured Notes Offering. The Senior Secured Notes Offering in an aggregate principal amount of at least $225,000,000 shall close prior to or concurrently with the Offering, and the terms and conditions of the Senior Secured Notes shall not be materially less favorable in the aggregate, to the Company or to the Investors, as holders of the Convertible Preferred Stock, than the terms and conditions set forth in Section 6.01 of the Company Disclosure Letter.

SECTION 6.02 Conditions to Obligation of the Investors. The obligation of the Investors to purchase and pay for the Investor Shares is subject to the satisfaction (or waiver by the Investors) on or prior to the Closing Date of the following conditions:

(a)              Representations and Warranties. (i) The representations and warranties of the Company contained in this Agreement (other than in Sections 2.02(a) and 2.03(a), which Sections shall be the subject of Section 6.02(a)(ii)) shall be true and correct, without giving effect to any “materiality” or “Material Adverse Effect” qualifications therein, as of the date of this Agreement, except to the extent that any failures of such representations and warranties to be so true and correct, individually or in the aggregate, have not had a Material Adverse Effect and (ii) the representations and warranties of the Company set forth in Sections 2.02(a) and 2.03(a) shall be true and correct in all material respects, as of the date of this Agreement, except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(b)              Performance of Covenants of the Company. The Company shall have performed or complied in all material respects with all covenants contained in this Agreement to be performed or complied with by the Company prior to or at the Closing.

(c)     Company Closing Certificate. The Investors shall have received a certificate signed by the chief executive officer or the chief financial officer of the Company on behalf of the Company, dated as of the Closing Date, to the effect that the conditions set forth in Sections 6.02(a) and 6.02(b) have been satisfied (the “Company Closing Certificate”).

(d)              Opinion of Counsel. The Investors shall have received (i) an opinion dated as of the Closing Date of counsel to the Company, substantially in the form attached hereto as Exhibit C and (ii) an opinion dated as of the Closing Date of Maryland counsel to the Company, substantially in the form attached hereto as Exhibit D.

(e)               Articles Supplementary. The Company shall have filed the Convertible Preferred Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland and the State Department of Assessments and Taxation of the State of Maryland shall have accepted the Convertible Preferred Articles Supplementary for record.

(f)                Board of Directors. The Board of Directors shall have taken all actions necessary and appropriate to permit Frederick F. Brace and Terry Wallock, to be elected to the Board effective immediately upon the delivery of a written consent to such effect to the holders of the Investor Shares following the Closing; provided that if the Governance Committee of the Board of Directors reasonably determines that neither of them qualify as an “Independent Director” under NYSE Rule 303A.02 (or any successor provision thereto), then the Board of Directors shall take all actions necessary to qualify another individual designated by the Investors as an “Independent Director” under NYSE Rule 303A.02 (or any successor provision thereto) so that immediately after the Closing two individuals designated by the Investors have been elected to the Board of Directors.

(g)               Company By-Laws Amendment. The Company shall have adopted the Company By-Laws Amendment.

(h)              Senior Secured Notes Offering. The Senior Secured Notes Offering in an aggregate principal amount of at least $225,000,000 shall close prior to or concurrently with the Offering, and (in addition to and without limitation of the closing condition in Section 6.01(d)), the terms and conditions of such Senior Secured Notes described in Section 6.02 of the Company Disclosure Letter shall not be changed without Investors prior written consent (which may be withheld in the Investors’ sole discretion).

SECTION 6.03 Conditions to Obligation of the Company. The obligation of the Company to sell the Investor Shares is subject to the satisfaction (or waiver by the Company) on or prior to the Closing Date of the following conditions:

(a)              Representations and Warranties. The representations and warranties of the Investors, the Existing Investors and the Investors’ Representative made in this Agreement and the Ancillary Agreements shall be true and correct in all material respects as of the date of this Agreement, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(b)              Performance of Covenants of the Investors. The Investors and the Investors’ Representative shall have performed or complied in all material respects with all covenants contained in this Agreement to be performed or complied with by the Investors or the Investors’ Representative prior to or at the Closing.

(c) Investor Closing Certificates. The Company shall have received from each Investor a certificate, signed by the Investors’ Representative on behalf of such Investor dated as of the Closing Date, to the effect that the conditions set forth in Sections 6.03(a) and 6.03(b) have been satisfied (the “Investor Closing Certificates”).

SECTION 6.04 Satisfaction of Sections 6.01(d) and 6.01(h). If the Company provides one Business Day advance written notice of the pricing of the Senior Secured Notes Offering, the Investors’ Representative shall cooperate in good faith with the Company on the pricing date, including to make available representatives authorized to evaluate whether the “description of the notes” from the offering memorandum for the Senior Secured Notes Offering satisfies the conditions set forth in Sections 6.01(d) and 6.01(h). If on the pricing date, the Investors’ Representative delivers a written notice agreeing that the conditions in Sections 6.01(d) and 6.01(h) have been satisfied, then such conditions shall irrevocably be deemed to be satisfied upon the Closing of the Offering so long as the terms of the Senior Secured Notes at Closing of the Offering are the same as the “description of the notes” from the offering memorandum.

SECTION 6.05 Frustration of Closing Condition. No party to this Agreement may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to cooperate or to use its reasonable best efforts to cause the Closing to occur, as required by Section 4.02.

ARTICLE VII

Indemnification

SECTION 7.01 Indemnification. (a) Except as set forth below, the representations and warranties of the parties contained in this Agreement (including the Company Disclosure Letter) shall not survive the Closing Date. The representations and warranties contained in the first sentence of Section 2.13 and in Sections 2.02(b), 2.12, 2.15, 2.16, 2.17, 2.18, 2.19 and 3.02(b) shall survive until the first anniversary of the Closing Date. The representations and warranties contained in Sections 2.02(a), 2.03 and 3.02(a) shall survive indefinitely.

(b)              The Company hereby agrees to indemnify, pay and hold each Investor, and each of the respective officers, directors, employees and affiliates of each Investor, and each of the respective direct and indirect beneficial owners of each Investor harmless, to the fullest extent permitted by Law, from and against any and all Losses which may be imposed on, incurred by or asserted against such Indemnified Party, in any manner relating to or arising out of (i) the breach of any representation or warranty set forth in the first sentence of Section 2.13 and in Sections 2.02, 2.03, 2.12, 2.15, 2.16, 2.17, 2.18 and 2.19 of this Agreement, as of the date hereof or as of the Closing Date, in each case, except with respect to Section 2.1 2(a)(ii) and the first sentence of Section 2.13, without giving effect to any limitation or qualification as to “materiality,” “material,” (including references to “material subsidiary” or “material subsidiaries”), “Material Adverse Effect” or similar qualifiers set forth in such representation or warranty for purposes of determining whether there is a breach and the Losses resulting from, arising out of or relating to such breach, or (ii) the breach, non-compliance or non-performance of any covenant, agreement or obligation of the Company contained in this Agreement at any time (the “Company Indemnified Liabilities”). The Company acknowledges and agrees that for purposes of its indemnification and other obligations under this Article VII, it will be deemed to have given the representations and warranties listed in clause (i) above both as of the date of this Agreement and as of the Closing Date and this Article VII will apply to any breaches at Closing as if such representations and warranties were given and made as of Closing.

(c)               Each Investor severally but not jointly hereby agrees to indemnify, pay and hold the Company and its officers, directors, employees and affiliates harmless to the fullest extent permitted by Law, from and against any and all Losses which may be imposed on, incurred by, or asserted against such Indemnified Party, in any manner relating to or arising out of the breach of any representation or warranty set forth in Section 3.02 of this Agreement, without giving effect to any limitation or qualification as to “materiality,” “material,” “Material Adverse Effect” or similar qualifiers set forth in such representation or warranty for purposes of determining whether there is a breach and the Losses resulting from, arising out of or relating to such breach (the “Investor Indemnified Liabilities”, and together with the Company Indemnified Liabilities, the “Indemnified Liabilities”).

(d) A party hereto seeking indemnification under this Article VII (the “Indemnified Party”) with respect to any action, lawsuit, proceeding, investigation or other claim brought against it by a Third Party (a “Third-Party Claim”) shall give prompt written notice to the party from whom indemnification is sought (the “Indemnitor”) of such Third-Party Claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such Third-Party Claim of which such Indemnified Party has knowledge; provided that any delay or failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) such Indemnitor is materially prejudiced by such delay or failure. The Indemnitor shall have the right at any time during which such Third-Party Claim is pending to select counsel to defend and control the defense thereof and settle any Third-Party Claim for which they are responsible for indemnification hereunder (provided that the Indemnitor will not settle any such Third-Party Claim without (i) the appropriate Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnified Party from all claims arising out of or in any way relating to the circumstances involving such Third-Party Claim) so long as in any such event the Indemnitor shall have stated in a writing delivered to the Indemnified Party that, as between the Indemnitor and the Indemnified Party, the Indemnitor is responsible to the Indemnified Party with respect to such Third-Party Claim to the extent and subject to the limitations set forth herein; provided that the Indemnitor shall not be entitled to control the defense of any Third-Party Claim in the event that in the reasonable opinion of counsel for the Indemnified Party there are one or more material defenses available to the Indemnified Party which are not available to the Indemnitor or that a conflict of interest is likely to exist if the same counsel were to represent the Indemnitor and the Indemnified Party; provided further that with respect to any Third-Party Claim as to which the Indemnified Party is controlling the defense, the Indemnitor will not be liable to any Indemnified Party for any settlement of any Third-Party Claim pursuant to this Section that is effected without its prior written consent. All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend a matter not inconsistent with this Article VII) shall be paid to the Indemnified Party, as incurred, within 20 calendar days of written notice thereof to the Indemnitor (regardless of whether it is ultimately determined that the Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnitor may require the Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that the Indemnified Party is not entitled to indemnification hereunder). To the extent that the undertaking to indemnify, pay and hold harmless set forth herein may be unenforceable because it is violative of any Law or public policy, the Indemnitor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties or any of them. The obligations of the parties set forth in this Article VII with regard to the breach or inaccuracy of the representations and warranties in this Agreement shall survive until the applicable representation or warranty ceases to survive pursuant to Section 7.01 of this Agreement and, with respect to any claim for Indemnified Liabilities made prior to such time that the applicable representation or warranty ceases to survive, until the final resolution thereof.

(e) Notwithstanding anything to the contrary contained in this Agreement: (i) an Indemnitor shall not be liable for any claim for indemnification pursuant to this Section 7.01 with respect to any breach, non-compliance or non-performance of any representation, warranty, covenant, agreement or obligation, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnitor equals or exceeds on a cumulative basis an amount equal to $2.5 million, after which the Indemnitor shall be liable for the full amount of all such Losses from and including the first dollar of all such Losses and (ii) with respect to any breach of any representation, warranty or covenant, the maximum amount of indemnifiable Losses which may be recovered from an Indemnitor arising out of or resulting from the causes set forth in Section 7.01 shall be an amount equal to the Purchase Price.

ARTICLE VIII

Termination

SECTION 8.01 Termination. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Offering and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing upon written notice (other than in the case of Section 8.01 (a)(i) below) from the terminating party to the non-terminating party specifying the subsection of this Section 8.01 to which such termination is effected:

(i)             by mutual written consent of the Company and the Investors;

(ii)               by the Company, if any of the conditions set forth in Section 6.01 or 6.03 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)                 by the Investors, if any of the conditions set forth in Section 6.01 or Section 6.02 shall have become incapable of fulfillment, and shall not have been waived by the Investors;

(iv)                by the Company or the Investors, if the Tengelmann Investment Agreement is terminated; or

(v) by the Company or the Investors, if the Closing does not occur on or prior to August 14, 2009;

provided, however, that the right to terminate this Agreement under the foregoing clauses (ii), (iii) and (v) of this Section 8.01(a) shall not be available to any party whose action or failure to act in violation of this Agreement has been a principal cause of, or resulted in, the event or circumstance giving rise to the right to terminate this Agreement.

(b) If the transactions contemplated by this Agreement are terminated as provided herein:

(i)             the Investors shall, and shall cause the Investors’ Representative to, return all documents and other material received from the Company relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Company; and

(ii)               all confidential information received by the Investors or the Investors’ Representative with respect to the business of the Company and its subsidiaries shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

SECTION 8.02 Effect of Termination. (a) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 8.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 4.01 relating to the obligation of the Investors to keep confidential certain information and data obtained by them, (ii) Section 8.01 and this Section 8.02 and (iii) Sections 9.06, 9.07, 9.08, 9.09, 9.10 and 9.11 as applicable to the interpretation and enforcement of clauses (i) and (ii) above and the Sections referenced therein. Further, nothing in this Section 8.02 shall be deemed to release any party from any liability for any willful and material breach by such party of the terms and provisions of this Agreement.

(b) If this Agreement is terminated pursuant to Section 8.01 (a)(ii) (except as a result of a material breach by the Investors), Section 8.01 (a)(iii), Section 8.01 (iv) or Section 8.01(v), then the Company shall pay and reimburse the Investors for all reasonable Third Party out-of-pocket costs and expenses incurred by the Investors or on the Investors’ behalf in connection with this Agreement, the Ancillary Agreements, the Offering and the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that such amounts shall not exceed $1,250,000. Payment of such fees and expenses shall be made by the Company to the Investors (by wire transfer of immediately available funds to an account designated by the Investors) not later than two Business Days after delivery to the Company by the Investors of a notice of demand for payment.

ARTICLE IX

General Provisions

SECTION 9.01 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 9.02 Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto. Notwithstanding the foregoing, (a) each Investor may assign its right to purchase the Investor Shares to a controlled affiliate of such Investor or The Yucaipa Companies, LLC; provided that the representations and warranties of such Investor made in this Agreement and the Ancillary Agreements shall be true and correct in all material respects as if given by such controlled affiliate or The Yucaipa Companies, LLC and such controlled affiliate or The Yucaipa Companies, LLC shall become party to this Agreement and the Amended and Restated Stockholder Agreement by execution of a joinder hereto or thereto, and each such controlled affiliate or The Yucaipa Companies, LLC shall constitute an “Investor” for purposes hereunder as if it were an “Investor” as of the date hereof, and (b) each Investor may assign its rights hereunder by way of security; provided, however, that no assignment shall limit or affect the assignor’s obligations hereunder. Any attempted assignment in violation of this Section 9.02 shall be void.

SECTION 9.03 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder, except that each Indemnified Party is an intended beneficiary of Section 7.01 and may enforce the provisions of such Sections directly against the parties with obligations thereunder.

SECTION 9.04 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when received, as follows:

if to the Investors, the Existing Investors or the Investors’ Representative;

Yucaipa American Alliance Fund II, LLC

9130 W. Sunset Boulevard

Los Angeles, California 90069

Fax: (310) 789-1791

Email: legal@yucaipaco.com

with a copy to (which shall not constitute notice to any Investor, Existing Investor or the Investors’ Representative):

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

Attention: Robert O’Shea, Esq.; and

if to the Company;

The Great Atlantic & Pacific Tea Company, Inc.

Two Paragon Drive

Montvale, New Jersey 07645

Attention: Allan Richards, Esq.

with copies to (which shall not constitute notice to the Company):

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Attention: Patrick J. Dooley, Esq.,

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Attention: Kenneth W. Orce, Esq.

John Schuster, Esq.

and

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Attention: Sarkis Jebejian, Esq.

LizabethAnn Eisen, Esq.

SECTION 9.05 Interpretation; Exhibits and Schedules; Certain Definitions. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “or” is not exclusive. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

For all purposes hereof:

“ABL Credit Agreement” means the Company’s five-year amended and restated asset-based senior secured revolving credit agreement, dated as of December 27, 2007 among the Company, the other borrowers and the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and Banc of America Securities LLC, as lead arranger (as amended prior to the date hereof).

“Action” means any action, cause of action, claim, prosecution, investigation, suit, litigation, grievance, arbitration or other proceeding, whether civil, criminal or administrative, at Law or in equity, by or before any Governmental Entity.

“affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. A person shall be deemed to control another person if such first person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise.

“By-Laws” means the By-Laws of the Company, as amended and restated on January 17, 2008.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banks or national securities exchanges located in New York shall be authorized by Law to close.

“Capital Lease Obligations” means the obligations of the Company and its subsidiaries on a consolidated basis to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a consolidated balance sheet of the Company and its subsidiaries under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount of such obligations, determined in accordance with GAAP (including such Statement No. 13).

“Charter” means the Articles of Amendment and Restatement of the Articles of Incorporation of the Company accepted for record by the State Department of Assessments and Taxation of the State of Maryland on July 1, 2008.

“ChaseMellon Warrants” means the warrants issued by Pathmark Stores, Inc. pursuant to the Warrant Agreement dated as of September 19, 2000 between Pathmark Stores, Inc. and ChaseMellon Shareholder Services, LLC, and assumed by the Company.

“Code” means the Internal Revenue Code, as amended, and the rules and regulations promulgated thereunder.

“Collective Bargaining Agreement” means any collective bargaining agreement or any other labor-related agreement with any labor union or labor organization to which the Company or any of its subsidiaries is a party.

“Company By-Laws Amendment” means the amendments to the By-Laws as adopted by 66.67% of the directors then serving on the Board of Directors, to implement the provisions set forth in Sections 2.01, 2.05 and 8.01 of the Amended and Restated Stockholder Agreement and Sections 2.01, 2.04 and 8.01 of the Amended and Restated Tengelmann Stockholder Agreement, to provide that the Maryland Control Share Acquisition Act (Section 3-701, et seq. of the MGCL) shall not apply to the Investors or Tengelmann or any of their respective affiliates and any other amendments to the By-Laws required to implement the transactions contemplated hereby or by the Ancillary Agreements.

“Company Contract” means, collectively, the following Contracts to which the Company or any of its subsidiaries is a party or by which any of its or their respective assets are bound:

(i)             any Contract evidencing Indebtedness over $5,000,000;

(ii)               any Collective Bargaining Agreement;

(iii)                 any partnership or joint venture Contract;

(iv)           any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(v)         any Contract which contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to the Company or its subsidiaries, or which restricts the conduct of any line of business by the Company or its subsidiaries or any geographic area in which the Company or any of its subsidiaries may conduct business, in each case in any material respect;

(vi)           any Contract providing for capital expenditures or the acquisition or construction of fixed assets which requires payments by any of the Company or its subsidiaries in excess of $3,000,000 in any year;

(vii)             any Contract for the sale or other transfer of Owned Real Property or other material tangible assets having a fair market value in excess of $3,000,000 that has not yet been consummated, other than sales of inventory in the ordinary course of business generally consistent with past practice;

(viii)               any Contract with an affiliate of the Company or any officer, director, employee or related persons (as defined in Regulation S-K Item 404) of the Company;

(ix) any distribution, supply, vendor, inventory purchase, sales agency or advertising Contract (other than purchase orders entered into in the ordinary course of business generally consistent with past practice) involving annual expenditures by any of the Company or its subsidiaries in excess of $5,000,000 which is not cancelable (without giving rise to any penalty or additional liability or cost) within one year;

(x)         (A) any other Contract (excluding Company Leases), not otherwise covered by clauses (i) through (x) of this definition of “Company Contract”, that requires payments by the Company or its subsidiaries in excess of $5,000,000 during any one year and (B) is not cancelable on 90 days, or less notice; and

(xi)           any written commitment (including any letter of intent or memorandum of understanding) to enter into any agreement of the type described in clauses (i) through (x) of this definition of “Company Contract”.

“Company Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, incentive, stock option, stock purchase, restricted stock, phantom stock or other stock-based compensation, deferred compensation, medical, life insurance, disability, fringe benefit, supplemental executive retirement, severance or other compensation or benefit plans, programs, policies, practices, trusts or arrangements, and all employment, termination, severance, change in control, compensation or other Contracts or agreements, to which the Company or any of its subsidiaries or ERISA Affiliates is a party, or which are sponsored, maintained or contributed to by the Company or any of its subsidiaries or ERISA Affiliates or as to which the Company or any of its subsidiaries or ERISA Affiliates has any liability and any material Contracts, arrangements, agreements, policies, practices or understandings between the Company or any of its ERISA Affiliates and any current or former employee, director or consultant of the Company or of any of its subsidiaries, including any Contracts, arrangements or understandings relating to a change in control of the Company; provided, however, that the term “Company Plans” shall exclude any plan that is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Contract” means any contract, agreement, commitment, lease, purchase order, license, mortgage, indenture, supplemental indenture, line of credit, note, bond, loan, credit agreement, capital lease, sale/leaseback arrangement, concession agreement, franchise agreement or other instrument, including all amendments, supplements, exhibits and attachments thereto.

“Convertible Notes” means the Company’s 5.125% Convertible Senior Notes due 2011 and the 6.75% Convertible Senior Notes due 2012.

“Copyrights” means all rights in a work of authorship and all copyrights (including all registrations and applications to register the same).

“Default” means in violation of, or in default under (or, with or without the giving of notice or lapse of time, or both, would be in default) according to the terms of the relevant document or agreement.

“DOJ” means the United States Department of Justice.

“Encumbrance” means any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, restriction on transfer of title, adverse claim, title retention agreement of any nature or kind, or other encumbrance, except for any restrictions arising under any applicable securities Laws or pursuant to the Amended and Restated Stockholder Agreement or the Amended and Restated Tengelmann Stockholder Agreement.

“Environment” means ambient air, indoor air, surface water, groundwater and surface and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Law” means any Law and the common law relating to (i) pollution or the protection of the Environment, (ii) the protection of human health and safety as it pertains to Hazardous Materials or (iii) the generation, handling, use, presence, treatment, transport, storage, disposal or Release of any Hazardous Materials.

“ERISA Affiliate” means any trade or business, whether or not incorporated, which together with the Company would be deemed a “single employer” within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Facilities” means any store, office, plant or warehouse owned or leased by the Company or any of its subsidiaries.

“FTC” means the United States Federal Trade Commission.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Entity” means any domestic or foreign, transnational, national, Federal, state, municipal or local government, or any other domestic or foreign governmental, regulatory or administrative authority, or any agency, board, department, commission, court, tribunal or instrumentality thereof.

“Hazardous Materials” means any pollutant, contaminant, waste, chemical, compound, substance or material, including any petroleum or petroleum product or by-product, asbestos-containing material, urea formaldehyde foam insulation, and mold, regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“including” means including, without limitation.

“Indebtedness” means, with respect to any person, without duplication: (i) (A) indebtedness for borrowed money, (B) all obligations of such person evidenced by

bonds, debentures, notes or similar instruments, (C) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (D) all letters of credit issued for the account of such person and (E) obligations of such person to pay rent or other amounts under any lease of real property or personal property, which obligations are required to be classified as capital leases in accordance with GAAP; (ii) indebtedness for borrowed money of any other person guaranteed, directly or indirectly, in any manner by such person; and (iii) indebtedness of the type described in clause (i) above secured by any Encumbrance upon property owned by such person, even though such person has not in any manner become liable for the payment of such indebtedness; provided, however, that Indebtedness shall not be deemed to include (i) any accounts payable or trade payables incurred in the ordinary course of business of such person, or (ii) any intercompany indebtedness between any person and any wholly owned subsidiary of such person or between any wholly owned subsidiaries of such person.

“Intellectual Property” means all Trademarks, Patents, Copyrights, Trade Secrets, service marks, service mark rights, computer programs, moral rights and the benefits of any waivers of moral rights and any other proprietary intellectual property rights.

“Judgment” means any applicable judgment, order or decree of any Governmental Entity.

“knowledge of the Company” or “to the Company’s knowledge” means the actual knowledge of the particular fact in question by the individuals set forth in Section 9.05 of the Company Disclosure Letter.

“Labor Laws” means any applicable Law relating to employment standards, employee rights, health and safety, labor relations, workplace safety and insurance or pay equity.

“Laws” means any applicable statute, code, rule, regulation, ordinance, Judgment, or other pronouncement of any Governmental Entity.

“Losses” means all liabilities, costs, expenses, obligations, losses, damages (including diminution of value, lost profits, consequential damages and third-party punitive damages but excluding special damages, incidental damages and punitive damages not payable to third parties), penalties, actions, judgments, suits, claims and disbursements of any kind or nature, liabilities for Taxes, fees or expenses (including without limitation, legal fees).

“Material Adverse Effect” means any change, event or circumstance that, individually or in the aggregate with all other changes, events and circumstances, has had a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, other than any change, event or circumstance arising out of: (a) general economic (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets), legal, regulatory or political conditions in the United States of America or geographic regions in which the Company and its subsidiaries operate; (b) conditions generally affecting the industries in which the Company and its subsidiaries operate; (c) the announcement, pendency or consummation of the Offering or the other transactions contemplated hereby or by the Ancillary Agreements; (d) any change in the market price or trading volume of the Common Stock in and of itself (but not any change, event or circumstance that may be underlying such decrease to the extent that such change, event or circumstance would otherwise constitute a Material Adverse Effect); (e) any changes in the securities markets generally, or in the credit markets, any downgrades in the credit markets, or adverse credit events resulting in deterioration in the credit markets generally or in respect of the customers of the Company; (f) the commencement or escalation of a war or armed hostilities or the occurrence of acts of terrorism or sabotage; (g) earthquakes, hurricanes or other natural disasters; (h) compliance with the requirements of changes in Law, GAAP or other accounting requirements or any interpretation thereof; (i) any failure by the Company to meet published revenue or earnings projections (but not any change, event or circumstance that may be underlying such failure to the extent that such change, event or circumstance would otherwise constitute a Material Adverse Effect); (j) any adverse effect on the Company under Section 382 of the Code resulting from an “ownership change” of the Company as defined in Section 3 82(g) of the Code or (k) any legal claims or other proceedings made by any of the Company’s stockholders or debtholders arising out of or related to the Offering.

“NYSE” means the New York Stock Exchange.

“Patents” means all patents, patent rights and patent applications, including divisions, continuations, continuations-in-part, reissues, re-examinations and all extensions thereof.

“Permits” means, collectively, all applicable consents, approvals, permits, orders, authorizations, licenses and registrations from Governmental Entities.

“Permitted Encumbrances” means: (i) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s, construction and other Encumbrances arising or incurred in the ordinary course of business and not yet due and payable or being contested in good faith by appropriate proceedings; (ii) Encumbrances for Taxes, utilities and other governmental charges that, in each case, are not yet due or payable, are being contested in good faith by appropriate proceedings or may thereafter be paid without giving rise to any material penalty or material additional cost or liability; (iii) matters of record or registered Encumbrances affecting title to any owned or leased real property of a person and its subsidiaries; (iv) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities that do not individually or in the aggregate materially and adversely affect the use of the owned or leased real property of a person and its subsidiaries affected thereby as currently used in the business of such person and its subsidiaries; (v) statutory Encumbrances of landlords for amounts not yet due and payable; (vi) Encumbrances arising under conditional sales Contracts and equipment leases with third parties entered into in the ordinary course of business generally consistent with past practice; (vii) defects, irregularities or imperfections of title and other Encumbrances which, individually or in the aggregate, do not materially impair the continued use (in a manner generally consistent with current use in the business of the person and its subsidiaries) of the asset or property to which they relate; and (viii) with respect to the Company and its subsidiaries, Encumbrances arising under the ABL Credit Agreement.

“person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Real Property” means, collectively, the Owned Real Properties, the Company Leases and the Company Tenant Leases.

“Registered Intellectual Property” means all (i) registered trademarks and service marks and applications therefor, (ii) registered copyrights and applications therefor, (iii) issued patents and patent applications and (iv) domain names, in each case, that are owned by the Company or any of its subsidiaries and are material to the conduct of the business of the Company and its subsidiaries.

“Release” means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into or through the Environment or into or out of any real property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Yucaipa Warrants” means the 6,965,858 warrants, exercisable at $32.40, issued by the Company on December 3, 2007.

“SOX” means the Sarbanes-Oxley Act of 2002.

“subsidiary” of any person means, on any date, any person (i) the accounts of which would be consolidated with and into those of the first person in such person’s consolidated financial statements if such financial statement were prepared in accordance with GAAP or (ii) of which (A) securities or other ownership interests representing more than 50% of the equity or (B) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned, directly or indirectly, controlled or held by such first person or by one or more subsidiaries of such first person.

“Tax” means any foreign, Federal, state or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production,

business and occupation, disability, estimated, employment, payroll, severance or withholding tax or other tax, duty, fee, impost, levy, assessment or charge imposed by any taxing authority, and any interest or penalties and other additions to tax related thereto.

“Tax Returns” means any return, report, declaration, information return or other document required to be filed with any Tax authority with respect to Taxes, including any amendments thereof.

“Third Party” means any person other than the Company, the Investors, the Investors’ Representative or any of their respective affiliates.

“Trade Secrets” means all proprietary, confidential information, formulas, processes, data, know-how, devices or compilations of information used in a business that confer a competitive advantage over those in similar businesses who do not possess them or know how to use them.

“Trademarks” means all trademarks, trademark rights, trade names, trade name rights, brands, logos, trade dress, business names and Internet domain names, together with the goodwill associated with any of the foregoing and all registrations and applications for registration of the foregoing.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the relevant security of the Company is listed or quoted for trading on the date in question.

“Voting Debt” means bonds, debentures, notes or other debt securities having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) generally in the election of directors of the Company or other matters on which holders of the Common Stock may vote.

“Voting Stock” of any person means securities having the right to vote generally in any election of directors or comparable governing persons of any such person.

SECTION 9.06 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

SECTION 9.07 Entire Agreement. This Agreement, the Ancillary Agreements and the Confidentiality Agreement, along with the Company Disclosure Letter, the Schedules and the Exhibits thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements or the Confidentiality Agreement.

SECTION 9.08 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

SECTION 9.09 Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.09. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any Ancillary Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 9.11 Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

SECTION 9.12 No Personal Liability of Partners, Directors, Officers,  Owners, Etc. No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of any of the Investors shall have any liability for any obligations of the Investors under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of the Investors hereunder. The Company waives and releases all such liability. This waiver and release is a material inducement to the Investors’ entry into this Agreement.

SECTION 9.13 Rights of Holders. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

SECTION 9.14 Adjustment in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement and the Ancillary Agreements to a number of shares or a price per share shall be amended to appropriately account for such event.

[Signature page to follow.]

IN WITNESS WHEREOF, the Investors, the Company, the Existing Investors (solely for the purposes of Section 3.02 and 3.05 of this Agreement) and the Investors’ Representative (solely for the purposes of Section 5.05 of this Agreement) have duly executed this Agreement as of the date first written above.

YUCAIPA AMERICAN ALLIANCE FUND II, LP

By: Yucaipa American Alliance Fund II, LLC
Its: General Partner

by
Name: Robert P. Bermingham
Title: Vice President

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND H, LP

By: Yucaipa American Alliance Fund II, LLC
Its: General Partner

by
Name: Robert P. Bermingham
Title: Vice President

IN WITNESS WHEREOF, the Investors, the Company, the Existing Investors (solely for the purposes of Section 3.02 and 3.05 of this Agreement) and the Investors’ Representative (solely for the purposes of Section 5.05 of this Agreement) have duly executed this Agreement as of the date first written above.

YUCAIPA AMERICAN ALLIANCE FUND II, LP

Its: General Pa
by
Name: Robert ermingham
Title: Vice President

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, LP

Its: Gam:
by

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.,

by
Name:
Title:

Solely for the Purposes of Section 3.02 and 3.05 of this Agreement

YUCAIPA CORPORATE INITIATIVES FUND I, LP

Its: Ge r I
by

YUCAIPA AMERICAN ALLIANCE FUND 1, LP

Its: Ge
by

Title: Vice President

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND I, LP

Its: Gen artner
by

Solely for the Purposes of Section 5.05 of this Agreement

Yucaipa American Alliance Fund II, LLC,
as Invest. ‘ Repre ntative,
by
Title: Vice President

ARTICLES SUPPLEMENTARY

OF

8% CUMULATIVE CONVERTIBLE PREFERRED STOCK
SERIES A-T, A-Y, B-T AND B-Y

OF

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

Pursuant to Section 2-208(b) of
the Maryland General Corporation Law

The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Company”), hereby certifies that:

FIRST: The charter of the Company (as amended, corrected or supplemented from time to time, the “Charter”) authorizes the issuance of up to three million (3,000,000) shares of preferred stock, without par value per share.

SECOND: The Charter expressly grants to the Board of Directors of the Company (the “Board of Directors”) the authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

THIRD: Pursuant to the authority conferred upon the Board of Directors by Section VI of the Charter, the Board of Directors, by action duly taken on July 23, 2009, adopted resolutions authorizing the classification, issuance and sale of up to 1,400,000 shares of the Company’s preferred stock as described herein.

FOURTH: Therefore, pursuant to the authority of the Board of Directors under the authority conferred upon it by the Charter and by action duly taken pursuant thereto, the Board of Directors does hereby establish, create, authorize, classify and provide for the issue of four separate series of preferred stock having the following designation, voting powers, preferences, conversion and other rights, qualifications, limitations as to dividends, terms and conditions of redemption and restrictions:

Section 1. Designation.

The designation of the series of preferred stock shall be “8% Cumulative Convertible Preferred Stock, Series A-T” (the “Series A-T Convertible Preferred Stock”), “8% Cumulative Convertible Preferred Stock, Series A-Y” (the “Series A-Y Convertible Preferred Stock” and, together with the Series A-T Convertible Preferred Stock, the “Series A Convertible Preferred Stock”), “8% Cumulative Convertible Preferred Stock, Series B-T” (the “Series B-T Convertible Preferred Stock”) and “8% Cumulative Convertible Preferred Stock, Series B-Y” (the “Series B-Y Convertible Preferred Stock” and, together with the Series B-T Convertible Preferred Stock, the “Series B Convertible Preferred Stock”). The Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock are together referred to as the “Convertible Preferred Stock”. The Convertible Preferred Stock will rank equally with Parity Stock, if any, with respect to the payment of dividends and in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and will rank senior to Junior Stock and junior to Senior Stock, if any, with respect to the payment of dividends and/or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, as applicable.

The Convertible Preferred Stock initially issued to the Tengelmann Parties shall be issued as Series A-T Convertible Preferred Stock, and the Convertible Preferred Stock initially issued to the Yucaipa Parties shall be issued as Series A-Y Convertible Preferred Stock. Each share of Series A-T Convertible Preferred Stock shall automatically convert into one share of Series B-T Convertible Preferred Stock upon a sale or other transfer of such share of Series A-T Convertible Preferred Stock to a Person other than a Tengelmann Party; provided that if the Conversion Stockholder Approval has been obtained, each share of Series A-T Convertible Preferred Stock shall automatically convert into one share of Series A-Y Convertible Preferred Stock upon a sale or other transfer of such share of Series A-T Convertible Preferred Stock to a Yucaipa Party. Each share of Series A-Y Convertible Preferred Stock shall automatically convert into one share of Series B-Y Convertible Preferred Stock upon a sale or other transfer of such share of Series A-Y Convertible Preferred Stock to a Person other than a Yucaipa Party; provided that each share of Series A-Y Convertible Preferred Stock shall automatically convert into one share of Series A-T Convertible Preferred Stock upon a sale or other transfer of such share of Series A-Y Convertible Preferred Stock to a Tengelmann Party.

Section 2. Number of Shares.

The number of authorized shares of Convertible Preferred Stock shall be 1,400,000, which shall consist of 350,000 shares of Series A-T Convertible Preferred Stock, 350,000 shares of Series A-Y Convertible Preferred Stock, 350,000 shares of Series B-T Convertible Preferred Stock and 350,000 shares of Series B-Y Convertible Preferred Stock. That number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock as set forth in the Charter which remain unissued) or decreased (but not below the number of shares of Convertible Preferred Stock then outstanding plus the number of shares of Convertible Preferred Stock issuable upon the exercise of options or rights then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee thereof and by the filing of articles supplementary with and the acceptance for record of such articles supplementary by the State Department of Assessments and Taxation of Maryland pursuant to the provisions of the MGCL, stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Convertible Preferred Stock.

Section 3. Definitions. As used herein with respect to Convertible Preferred Stock:

“ABL Credit Agreement” means the Company’s five-year amended and restated asset-based senior secured revolving credit agreement, dated as of December 27, 2007, among the Company, the other borrowers party thereto and the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and Banc of America Securities LLC, as lead arranger, as in effect on the Issue Date or as amended thereafter.

“Additional Shares” has the meaning set forth in Section 11(a).

An “Affiliate” of any Person means another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

“Amended and Restated Tengelmann Stockholder Agreement” means the Amended and Restated Tengelmann Stockholder Agreement, dated as of the date hereof, between the Company and Tengelmann.

“Amended and Restated Yucaipa Stockholder Agreement” means the Amended and Restated Yucaipa Stockholder Agreement, dated as of the date hereof, among the Company and Yucaipa.

“Applicable Rate” means, with respect to any Dividend Period, (i) the Base Rate in connection with any dividends paid in cash and (ii) the Base Rate plus 1.50% per annum in connection with any dividend paid pursuant to the Convertible Preferred Stock PIK Dividend Provision.

“Applicable Series A Board Representation Entitlement” means the Series A-T Board Representation Entitlement or Series A-Y Board Representation Entitlement, as applicable.

“Applicable Series A Convertible Preferred Stock” means Series A-T Convertible Preferred Stock or Series A-Y Convertible Preferred Stock, as applicable.

“Applicable Series A Holders” means the Series A-T Holders or the Series A-Y Holders, as applicable.

“Applicable Series A Preferred Director” means a Series A Preferred Director elected by the Series A-T Holders or the Series A-Y Holders, as applicable.

“Authorized Capital Stock Charter Amendment Approval” means the approval of an amendment to the Charter increasing the number of authorized shares of Common Stock by up to 100,000,000 shares by the affirmative vote of holders entitled to cast two-thirds of the votes entitled to be cast on the matter.

“Base Rate” means 8.00% per annum.

“Beneficial Owner” and words of similar import have the meaning assigned to such terms in Rule 13d-3 promulgated under the Exchange Act; provided, however, that for purposes of any calculation of Tengelmann Percentage Interest, Yucaipa Percentage Interest or Voting Power, such terms have the meaning assigned them in Rule 13d-3 promulgated under the Exchange Act as in effect on the Issue Date, but without reference to whether or not an Equity Security is exercisable or convertible for Voting Stock in less than 60 days.

“Board of Directors” has the meaning set forth in the recitals above.

“Business Combination”, with respect to any Person, means any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of such Person and its subsidiaries, taken as a whole, to any other Person or (ii) any transaction (including any merger or consolidation) the consummation of which would result in any other Person (or, in the case of a merger or consolidation, the shareholders of such other Person) becoming, directly or indirectly, the Beneficial Owner of more than 50% of the Voting Stock and/or Equity Securities (other than debt securities) of such Person (measured in the case of Voting Stock by Voting Power rather than number of shares).

“Business Day” means any day in which banks are not required or authorized by law to close in New York, New York.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“cash” means U.S. legal tender.

“Certificated Common Stock” has the meaning set forth in Section 24(b).

“Certificated Preferred Stock” has the meaning set forth in Section 24(a).

“Certificated Security” has the meaning set forth in Section 24(b).

“Charter” has the meaning set forth in the recitals above.

“Closing Price” of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by The New York Stock Exchange or, if the shares of Common Stock are not reported by The New York Stock Exchange, in composite transactions for the principal U.S. national or regional securities exchange (including The Nasdaq Stock Market) on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Closing Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the Pink Sheets LLC or similar organization. If the Common Stock is not so quoted, the Closing Price will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.

“Common Stock” means the common stock of the Company, par value $1.00 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Company” has the meaning set forth in the recitals above.

“Constituent Person” has the meaning set forth in Section 14(a).

“Continuing Director” means a director who either was a member of the Board of Directors on the Issue Date or who becomes a member of the Board of Directors subsequent to the Issue Date and whose appointment, election or nomination for election by the Company’s stockholders is duly approved by a majority of the members of the Board of Directors at the time of such approval (either by specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director) who were either members of the Board of Directors on the Issue Date or whose appointment, election or nomination for election was previously so approved.

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Convertible Preferred Stock, and its successors and assigns.

“Conversion Date” has the meaning set forth in Section 8(d).

“Conversion Notice” has the meaning set forth in Section 8(d).

“Conversion Price” at any time means, for each share of Convertible Preferred Stock, a dollar amount equal to $1,000 (the Liquidation Preference) divided by the Conversion Rate (resulting initially in a Conversion Price of approximately $5.00).

“Conversion Rate” means, for each share of Convertible Preferred Stock, 200 shares of Common Stock, subject to adjustment as set forth herein.

“Conversion Stockholder Approval” means the approval, as required pursuant to New York Stock Exchange Rule 312, of (x) the shares of Convertible Preferred Stock when voting together with the Common Stock becoming entitled to cast the full number of votes on an as-converted basis and (y) the issuance of the full amount of Common Stock upon the exercise of conversion rights of the Convertible Preferred Stock, in each case by the affirmative vote of holders of a majority of the votes present and entitled to vote at the stockholders’ meeting duly called, noticed and convened for such purpose, at which the total votes cast represent over 50% in interest of all Voting Stock entitled to vote on such proposal.

“Conversion Stockholder Approval Default” has the meaning set forth in Section 4(d)(ii).

“Convertible Preferred Stock” has the meaning set forth in Section 1.

“Convertible Preferred Stock PIK Dividend Provision” has the meaning set forth in Section 4(a).

“Dividend Payment Date” has the meaning set forth in Section 4(a).

“Dividend Period” has the meaning set forth in Section 4(a).

“Dividend Record Date” has the meaning set forth in Section 4(a).

“Equity Security” means (i) any common stock or other Voting Stock; (ii) any securities convertible into or exchangeable for common stock or other Voting Stock; or (iii) any options, rights or warrants (or any similar securities) to acquire common stock or other Voting Stock.

“Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 14(a).

“Fundamental Change” means the occurrence of any of the following events after the date hereof:

(i)   a “person” or “group” (each within the meaning of Section 1 3(d)(3) of the Exchange Act), other than a Permitted Holder, has become the direct or indirect Beneficial Owner of shares of Common Stock representing more than 50% of the total voting power in the aggregate of classes of the Company’s Capital Stock entitled to vote generally in the election of directors; provided that a transaction covered under (iii)(A) below where no person or group other than a Permitted Holder becomes the direct or indirect Beneficial Owner of Common Stock representing more than 50% of the total voting power of the Company’s Capital Stock entitled to vote generally in the election of directors of the ultimate parent company of the continuing, surviving or successor company shall not constitute a Fundamental Change for purposes of this clause (i); or

(ii)   the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors; or

(iii)  a consolidation, merger or binding share exchange, any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s assets to another Person or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, other than:

(A)  any transaction pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving or successor Person immediately after giving effect to such transaction, so long as the continuing or surviving or successor Person is a publicly reporting company whose common stock trades on a U.S. national or regional securities exchange (including The Nasdaq Stock Market) and the shares of preferred stock are convertible into such publicly traded common stock of such entity; or

(B)  any consolidation, merger, share exchange, conveyance, transfer, sale, lease or other disposition of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Common Stock, if at all, solely into common stock, ordinary shares, American Depositary Shares or depositary receipts or other certificates representing common equity interests of the surviving entity or a direct or indirect parent of the surviving entity; or

(C) any consolidation or merger with or into any of the Company’s subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any Person that is not a subsidiary of the Company in a transaction that would otherwise be deemed a Fundamental Change by reason of this clause (iii); or

(iv) a Termination of Trading; or

(v) the Company, within the meaning of Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors, (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it for all or substantially all of its property or (D) makes a general assignment for the benefit of its creditors.

“Fundamental Change Effective Date” has the meaning set forth in Section 11(b).

“Fundamental Change Notice” has the meaning set forth in Section 9(b).

“Fundamental Change Notice Date” has the meaning set forth in Section 9(b).

“Fundamental Change Repurchase Date” has the meaning set forth in Section 9(a).

“Fundamental Change Repurchase Notice” has the meaning set forth in Section 9(c).

“Fundamental Change Repurchase Price” has the meaning set forth in Section 9(a).

“Holder” means the Person in whose name the shares of the Convertible Preferred Stock are registered, which may be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the true and lawful owner of the shares of Convertible Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Independent Director” means a director of the Company who qualifies as an “independent director” of the Company under (a) New York Stock Exchange Rule 303A.02 (or any successor provision thereto) or (b) if the Company is not listed on the New York Stock Exchange, any comparable rule or regulation of the primary stock exchange or quotation system on which the Common Stock is listed or quoted.

“Issue Date” means the date on which the Convertible Preferred Stock is originally issued by the Company.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company now existing or hereafter authorized over which Convertible Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“Liquidation Preference” means $1,000 per share of Convertible Preferred Stock.

“Listed Common Equity” has the meaning set forth in Section 11(a).

“Make-Whole Fundamental Change” has the meaning set forth in Section 11(a).

“Market Disruption Event” means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The New York Stock Exchange or another U.S. national or regional securities exchange (including The Nasdaq Stock Market) on which the Common Stock is traded or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date” means August 1, 2016.

“Merger” means the transaction pursuant to which the Company acquired Pathmark Stores, Inc.

“MGCL” means the Maryland General Corporation Law, codified in Md. Code Ann., Corps. & Ass’ns, Titles 1-3, as may be in effect from time to time.

“Nonpayment” has the meaning set forth in Section 1 5(d)(i).

“Nonpayment Preferred Director” has the meaning set forth in Section 1 5(d)(i).

“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer and Head of Corporate Finance, any Assistant Treasurer, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed (i) by the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller or the Chief Accounting Officer and (ii) by the Treasurer and Head of Corporate Finance, any Assistant Treasurer, the General Counsel and Corporate Secretary or any Assistant Secretary of the Company, and delivered to the Conversion Agent.

“Parity Stock” means any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Convertible Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the affairs of the Company.

“Permitted Holder” means any of the Tengelmann Parties and the Yucaipa Parties.

“Person” means any individual, firm, corporation, partnership, limited partnership, company, limited liability company, trust, joint venture, association, unincorporated organization, syndicate or other entity, or any transnational, Federal, state, local or foreign government, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any U.S. national or regional securities exchange (including The Nasdaq Stock Market) on which the Common Stock is traded.

“Pro Rata Repurchase” means any purchase of all or a portion of the shares of Common Stock by the Company or any Affiliate pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) and (B), whether for cash, shares of Capital Stock, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof.

“Record Date” has the meaning set forth in Section 13(m).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Convertible Preferred Stock, and its successors and assigns.

“Reorganization Event” has the meaning set forth in Section 14(a).

“Restricted Common Stock Legend” has the meaning set forth in Section 24(b).

“Restricted Preferred Stock Legend” has the meaning set forth in Section 24(a).

“Restricted Stock Legend” has the meaning set forth in Section 24(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” has the meaning set forth in Section 24(c)(i).

“Securities Act” has the meaning set forth in Section 24(c)(i).

“Senior Secured Notes” means the second-lien senior secured notes issued by the Company on the Issue Date.

“Senior Stock” means any class or series of stock of the Company now existing or hereafter authorized which has preference or priority over the Convertible Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Series A Convertible Preferred Stock” has the meaning set forth in Section 1.

“Series A Holder” means a Holder of Series A Preferred Stock.

“Series A Preferred Director” has the meaning set forth in Section 1 5(b)(i).

“Series A-T Board Representation Entitlement” means zero directors, except, from and after the Issue Date and to, but not including, the Maturity Date, for so long as the Tengelmann Percentage Interest is, and has been continuously since the Issue Date, at least 10%, that number of directors equal to the product of the total number of Company directorships (including vacancies) at such time and the Tengelmann Percentage Interest at such time (rounded to the nearest whole number); provided, however, that so long as the Series A-Y Board Representation Entitlement equals two directors, if the calculation set forth above would result in a number of directors equal to five, then the Series A-T Board Representation Entitlement shall mean four directors.

“Series A-T Convertible Preferred Stock” has the meaning set forth in Section 1.

“Series A-T Holder” means a Holder of Series A-T Preferred Stock.

“Series A-Y Board Representation Entitlement” means zero directors, except, from and after the Issue Date and to, but not including, the Maturity Date, (i) two directors (at least one of whom would qualify as an Independent Director) so long as the Yucaipa Percentage Interest is, and has been continuously since the Issue Date, at least 20% or (ii) one director (who would qualify as an Independent Director) so long as the Yucaipa Percentage Interest is less than 20% and has been continuously since the Issue Date at least 10%.

“Series A-Y Convertible Preferred Stock” has the meaning set forth in Section 1.

“Series A-Y Holder” means a Holder of Series A-Y Preferred Stock.

“Series B Convertible Preferred Stock” has the meaning set forth in Section 1.

“Series B-T Convertible Preferred Stock” has the meaning set forth in Section 1.

“Series B-Y Convertible Preferred Stock” has the meaning set forth in Section 1.

“Share Price” has the meaning set forth in Section 11(b).

“Special Voting Parity Stock” has the meaning set forth in Section 1 5(d)(i).

“Spin-Off” has the meaning set forth in Section 13(c).

“Tengelmann” means Tengelmann Warenhandelsgesellschaft, a partnership organized under the laws of the Federal Republic of Germany.

“Tengelmann Parties” means (1) Tengelmann, (2) each controlled Affiliate of Tengelmann, (3) each partner of Tengelmann and the respective members of their immediate families and (4) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority or more controlling interest of which consist of any one or more of the Persons described in the preceding clauses (1), (2) and (3).

“Tengelmann Percentage Interest” means, as of any date of determination, the percentage of Voting Power in the Company (determined on the basis of the number of votes entitled to be cast by all outstanding shares of Voting Stock of the Company, as set forth in the most recent SEC filing of the Company prior to such date that contained such information) that is Beneficially Owned by Tengelmann and its Affiliates as of such date; provided, however, that for purposes of this calculation all determinations shall be made as if the Conversion Stockholder Approval has been obtained. Notwithstanding the foregoing sentence, to the extent that any decrease in the Tengelmann Percentage Interest is attributable to issuances from March 4, 2007 to, but not including, the Issue Date of Equity Securities by the Company (as opposed to dispositions of Equity Securities of the Company by Tengelmann or its Affiliates), such decrease will not be taken into account for purposes of determining the Tengelmann Percentage Interest unless such decrease was attributable to issuance of Equity Securities by the Company (x) in connection with a Business Combination by the Company or other acquisition by the Company, other than the Merger, approved by Tengelmann, in accordance with any consent right pursuant to any stockholder agreement between Tengelmann and Company or (y) on or about December 3, 2007 in connection with the Merger, as merger consideration, but not in any event by any warrants or options issued in connection with the Merger.

“Termination of Trading” means the Common Stock (or other common stock into which the Convertible Preferred Stock is then convertible) is not listed for trading on a U.S. national or regional securities exchange (including The Nasdaq Stock Market).

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal U.S. national securities exchange (including The Nasdaq Stock Market) on which the Common Stock is listed, admitted for trading or quoted, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day; provided, however, that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

“Transfer Agent” means American Stock Transfer & Trust Company acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Convertible Preferred Stock, and its successors and assigns.

“Voting Power” means the ability to vote or to control, directly or indirectly, by proxy or otherwise, the vote of any Voting Stock at the time such determination is made; provided that a Person will not be deemed to have Voting Power as a result of an agreement, arrangement or understanding to vote such Voting Stock if such agreement, arrangement or understanding (i) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable by such Person on Schedule 1 3D under the Exchange Act (or any comparable or successor report). For purposes of determining the percentage of Voting Power of any class or series (or classes or series) Beneficially Owned by any Person, any Voting Stock not outstanding which is issuable pursuant to conversion, exchange or other rights, warrants, options or similar securities will not be deemed to be outstanding for the purpose of computing the Voting Power of any Person.

“Voting Stock”, of any Person, means securities having the right to vote generally in any election of directors or comparable governing Persons of such Person.

“Yucaipa” means Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP, Yucaipa American Alliance Fund (Parallel) Fund I, LP, Yucaipa American Alliance Fund II, LP, and Yucaipa American Alliance (Parallel) Fund II, LP.

“Yucaipa Parties” means (1) Yucaipa, (2) each controlled Affiliate of Yucaipa, The Yucaipa Companies, LLC or Ronald W. Burkle, (3) each partner of Yucaipa, any controlled Affiliate of Yucaipa, The Yucaipa Companies, LLC or Ronald W. Burkle and the respective members of their immediate families and (4) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority or more controlling interest of which consist of any one or more Persons described in the preceding clauses (1), (2) and (3).

“Yucaipa Percentage Interest” means, as of any date of determination, the percentage of Voting Power in the Company (determined on the basis of the number of votes entitled to be cast by all outstanding shares of Voting Stock of the Company, as set forth in the most recent SEC filing of the Company prior to such date that contained such information) that is Beneficially Owned by Yucaipa and its controlled Affiliates as of such date (including any Equity Securities owned prior to the Issue Date); provided, however, that for purposes of this calculation (x) all determinations shall be made as if the Conversion Stockholder Approval has been obtained and (y) notwithstanding the definition of Beneficial Ownership or Voting Power, all determinations shall be made as if Yucaipa beneficially owns any and all Voting Stock or Equity Securities subject to any swap, hedge, forward contract, credit default swap or any other agreement that hedges the economic consequences of ownership of any Voting Stock or Equity Securities.

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, if, as and when authorized by the Board of Directors or any duly authorized committee thereof and declared by the Company, but only out of assets legally available therefor, cumulative dividends accruing at the Applicable Rate (subject to increase pursuant to clause (d) below) per share per annum on the Liquidation Preference for the applicable Dividend Period. For any Dividend Period, such dividends shall be payable in cash; provided that, if and only if, either (i) the payment in full in cash of such dividends would be prohibited by the terms of the ABL Credit Agreement or (ii) insufficient assets are legally available to the Company for the payment in full of such cash dividends, such dividends shall instead be paid in additional duly authorized, validly issued and fully paid and nonassessable shares of the series of Convertible Preferred Stock in respect of which such dividend is being paid (such election, the “Convertible Preferred Stock PIK Dividend Provision”); provided further that if the Company pays such dividend in shares of Convertible Preferred Stock, no fractional shares shall be issued in payment of any such dividend, and the Company shall pay, at its option, in lieu of any fraction of a share that would otherwise be issuable in payment of such dividend, (x) cash or (y) an additional whole share. The Company must provide Holders written notice, at least five Business Days prior to the Dividend Record Date for such dividend, of any exercise of the Convertible Preferred Stock PIK Dividend Provision. Dividends shall be payable quarterly in arrears on each of March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2009, for so long as any Convertible Preferred Stock is outstanding; provided, however, that if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which dividends are payable, a “Dividend Payment Date”). Accumulated and unpaid dividends for any prior Dividend Period may be paid at any time. The period from and including [•], 2009 or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” The record date for payment of dividends on the Convertible Preferred Stock will be the fifteenth day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or any duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of the dividend per share of Convertible Preferred Stock payable will be computed on the basis of a 360-day year of twelve 30-day months.

(b) Calculation of Non-Cash Dividends. In the event that the Company exercises the Convertible Preferred Stock PIK Dividend Provision and pays any dividend in shares of Convertible Preferred Stock, the amount of the dividend per share of Convertible Preferred Stock so payable shall be valued for such purposes at the Liquidation Preference of the Convertible Preferred Stock. The number of additional shares of Convertible Preferred Stock issuable to Holders pursuant to such Convertible Preferred Stock PIK Dividend Provision will be the number obtained by dividing (a) the amount of the dividend per share of Convertible Preferred Stock payable at the Applicable Rate (subject to increase pursuant to clause (d) below) on such applicable Dividend Payment Date by (b) the Liquidation Preference.

(c)  Accrual. Dividends on the Convertible Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the Dividend Period to which they relate.

(d) Dividend Step-Up.

(i) If and whenever dividends on the Convertible Preferred Stock have not been paid in full (in cash or pursuant to the Convertible Preferred Stock PIK Dividend Provision), whether or not declared, in respect of any Dividend Period, then the Applicable Rate in respect of the dividend payable on any Dividend Payment Date shall be increased by an additional 2.00% per annum with respect to such Dividend Period. The increase in the Applicable Rate set forth herein shall be in addition to, and shall not be considered a substitution for, any remedies available for Nonpayment specified in Section 15(b).

(ii)  If the Company fails to obtain the Conversion Stockholder Approval on or prior to the six-month anniversary of the Issue Date (a “Conversion Stockholder Approval Default”), the Applicable Rate in respect of the dividend payable on any Dividend Payment Date shall be increased by an additional 2.00% per annum from the date of such Conversion Stockholder Approval Default through, but excluding, the date on which such Conversion Stockholder Approval Default shall have been cured, and until such cure shall further increase by an additional 1.00% per annum at the end of each six-month period thereafter.

(e)  Priority of Dividends. So long as any share of Convertible Preferred Stock remains outstanding and subject to the Company’s compliance with the provisions of Section 13, unless as to a Dividend Payment Date, full cumulative dividends on all outstanding shares of the Convertible Preferred Stock for all past Dividend Periods have been or are contemporaneously declared and paid and for the then current Dividend Period have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside, the Company will not, and will cause its subsidiaries not to, during the next succeeding Dividend Period that commences on such Dividend Payment Date, declare or pay any dividend on, set apart any sum for the payment of dividends on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock or Parity Stock, or make any guarantee payment with respect thereto.

The foregoing restriction, however, will not apply to any stock dividends paid by the Company with respect to Junior Stock where the dividend stock is the same stock as that on which the dividend is being paid.

For so long as any share of Convertible Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Convertible Preferred Stock and any Parity Stock, all dividends declared upon shares of Convertible Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share of Convertible Preferred Stock and accrued dividends for the then-current Dividend Period per share of any Parity Stock (including, in the case of any such Parity Stock that bears cumulative dividends, all accumulated and unpaid dividends for past Dividend Periods with respect to both the Convertible Preferred Stock and such Parity Stock) bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and unless otherwise specifically provided, Holders will not be entitled to participate in those dividends.

(f)  Conversion Following A Record Date. If a Conversion Date for any shares of Convertible Preferred Stock is prior to the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, the Holder of such shares will not be entitled to any such dividend. If the Conversion Date for any shares of Convertible Preferred Stock is after the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, but prior to the corresponding Dividend Payment Date, the Holder of such shares shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the Dividend Payment Date. However, such shares, upon surrender for conversion, must be accompanied by (i) cash or (ii) additional shares of Convertible Preferred Stock with an aggregate Liquidation Preference equal to the dividend on such shares; provided that no such payment need be made if a conversion is made in connection with a Make-Whole Fundamental Change in accordance with the terms hereof.

(g) Successive Adjustments. After any adjustment to the Applicable Rate under this Section 4 has been made, any subsequent event requiring an adjustment under this Section 4 shall cause an adjustment to the

Applicable Rate as so adjusted. The increase in the Applicable Rate set forth in this Section 4 shall be in addition to, and shall not be considered a substitution for, any remedies set forth elsewhere in these Articles Supplementary.

Section 5. Liquidation Rights.

(a)   Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Convertible Preferred Stock upon liquidation and the rights of the Company’s creditors, to receive in full a liquidating distribution equal to the greater of (i) the amount of the Liquidation Preference, plus any accumulated and unpaid and accrued and unpaid dividends thereon up to, but excluding, the date of the liquidation, dissolution or winding up, and (ii) in lieu of any payment pursuant to clause (i) above, the amount that would be payable in such liquidation, dissolution or winding up with respect to the shares of Common Stock issuable to such Holders upon the conversion of the shares of Convertible Preferred Stock held by such Holders had such shares of Convertible Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up; provided, that for purposes of this calculation such determination shall be made as if the Conversion Stockholder Approval has been obtained. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b)   Partial Payment. If the assets of the Company are not sufficient to pay in full the Liquidation Preference of the Convertible Preferred Stock, plus any accumulated and unpaid and accrued and unpaid dividends thereon, and the liquidation preference of any Parity Stock, plus any accumulated and unpaid and accrued and unpaid dividends thereon, any amounts paid to the Holders and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c)   Residual Distributions. If the respective aggregate liquidating distributions to which all Holders and all holders of any Parity Stock are entitled have been paid in full, the holders of Junior Stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

(d)   Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

(e)   Liquidation Preference Opt-Out. In determining whether a distribution (whether by voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise, is permitted under the MGCL, no effect shall be given to amounts that would be needed if the Company would be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of holders of shares of stock of the Company whose preferential rights upon dissolution are superior to those receiving the distribution.

Section 6. Redemption.

Subject to the repurchase rights of the Holders set forth herein, the Convertible Preferred Stock will not be redeemable by the Company on any date prior to the Maturity Date.

Section 7. Right of the Holders to Convert.

Except as otherwise specified herein, each Holder shall have the right, at such Holder’s option, after the first anniversary of the Issue Date (or earlier if in connection with a Fundamental Change) to convert all or any portion of such Holder’s Convertible Preferred Stock into duly authorized, validly issued and fully paid and nonassessable shares of Common Stock at the Conversion Rate per share of Convertible Preferred Stock (subject to the conversion procedures of Section 8), plus, in lieu of any fractional share, (x) cash or (y) an additional whole share of Common Stock, at the option of the Company; provided, however, that at any time prior to the receipt of the Conversion Stockholder Approval, (a) the aggregate amount of Series A-Y Convertible Preferred Stock and Series B-Y Convertible Preferred Stock will not be exercisable into more than 18.99% of the Common Stock outstanding prior to the issuance of the Convertible Preferred Stock and (b) the aggregate amount of Series A-T Convertible Preferred Stock and Series B-T Convertible Preferred Stock will not be exercisable into more than 1.00% of the Common Stock outstanding prior to the issuance of the Convertible Preferred Stock.

Section 8. Conversion Procedures.

(a)     Conversion Date. Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared on any such converted shares of Convertible Preferred Stock and such shares of Convertible Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to the terms hereof.

(b)     Rights Prior to Conversion. No allowance or adjustment, except pursuant to Section 13, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on any applicable Conversion Date. Prior to the close of business on any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Convertible Preferred Stock, except pursuant to Section 15 hereof.

(c)   Record Holder as of Conversion Date. The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Convertible Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property to be issued or paid upon conversion of shares of Convertible Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d)     Conversion Procedure. On the date of any conversion, if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:

(i)   complete and manually sign the conversion notice provided by the Conversion Agent (a “Conversion Notice”), or a facsimile of the conversion notice, and deliver such irrevocable notice to the Conversion Agent;

(ii)   surrender the shares of Convertible Preferred Stock to the Conversion Agent;

(iii)    if required, furnish appropriate endorsements and transfer documents;

(iv)    if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 25; and

(v)     if required pursuant to Section 4(f), pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date to which such Holder is entitled.

The date on which a Holder complies with the procedures in this clause (d) is the “Conversion Date.” The Conversion Agent shall, on a Holder’s behalf, convert the Convertible Preferred Stock into shares of Common Stock, in accordance with the terms of the Conversion Notice.

Section 9. Repurchase of Convertible Preferred Stock Upon a Fundamental Change.

(a) Fundamental Change Repurchase. If a Fundamental Change occurs, at any time after December 3, 2012 (or, if the ABL Credit Agreement has been refinanced, such earlier date as permitted under the terms of the refinanced indebtedness) and, so long as any Senior Secured Notes are outstanding, after the completion of any Change of Control Offer (as defined in the indenture governing the Senior Secured Notes) required under the Senior Secured Notes as a result of the event that constitutes such Fundamental Change, the Convertible Preferred Stock shall be repurchased by the Company in whole or in part, out of funds legally available therefor, at the option of the Holder thereof, in cash at 101% of the Liquidation Preference of the Convertible Preferred Stock to be repurchased, plus any accumulated and unpaid and accrued and unpaid dividends thereon up to, but not including, such Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). The Fundamental Change Repurchase Date shall be a date that is no earlier than 20 Business Days and no later than 30 Business Days after the date of the Fundamental Change Notice delivered by the Company (the “Fundamental Change Repurchase Date”). If the Fundamental Change Repurchase Date is on a date that is after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, the Company will pay the related dividend to the person to whom the Fundamental Change Repurchase Price is payable (and only to the extent that such dividend was not already paid as part of the Fundamental Change Repurchase Price).

(b) Notices. On or before the twentieth day prior to the date on which the Company anticipates consummating a Fundamental Change (or, if later, promptly after the Company discovers a Fundamental Change will occur), a written notice shall be sent by or on behalf of the Company to the Holders by first-class mail setting forth the date on which it is anticipated that such Fundamental Change will occur. Within 15 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change (the “Fundamental Change Notice”) by first-class mail to each Holder (the date of such mailing, the “Fundamental Change Notice Date”); provided that, if such Fundamental Change is also subject to the provisions of Section 11, any Fundamental Change Notice required to be delivered to the Holders pursuant to this Section 9 shall be mailed to each Holder by first class mail on the Fundamental Change Effective Date. The Fundamental Change Notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

(i) briefly, the nature of the Fundamental Change and the date of such Fundamental Change;

(ii)  the date by which the Fundamental Change Repurchase Notice pursuant to Section 9(c) must be given;

(iii)  the Fundamental Change Repurchase Date;

(iv)  the Fundamental Change Repurchase Price;

(v) the name and address of (A) the bank or trust company with which funds necessary for the redemption contemplated by Section 9(a) will be deposited and (B) the paying agent and the Transfer Agent;

(vi)  the Conversion Rate and any adjustments thereto;

(vii) that the Convertible Preferred Stock as to which a Fundamental Change Repurchase Notice has been given may instead be converted if such Convertible Preferred Stock are otherwise convertible pursuant to Section 7 only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of these Articles Supplementary;

(viii)   that the Convertible Preferred Stock must be surrendered to the paying agent to collect the Fundamental Change Repurchase Price;

(ix)  briefly, the procedures the Holder must follow to exercise rights under this Section 9(b);

(x)   the procedures for withdrawing a Fundamental Change Repurchase Notice; and

(xi)    that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, dividends, if any, on the Convertible Preferred Stock surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Date.

(c) Fundamental Change Repurchase Procedures. A Holder may exercise its rights specified in Section 9(a) upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”) to the paying agent at any time on or prior to the close of business on the second Business Day prior to the Fundamental Change Repurchase Date, stating:

(i)   the certificate number of the Convertible Preferred Stock which the Holder will deliver to be repurchased;

(ii)   the aggregate liquidation preference of the Convertible Preferred Stock, or portion thereof, which the Holder will deliver to be repurchased; and

(iii) that such Convertible Preferred Stock shall be repurchased pursuant to the terms and conditions specified in the applicable provisions of such Convertible Preferred Stock and these Articles Supplementary.

The delivery of such Convertible Preferred Stock to the paying agent with the Fundamental Change Repurchase Notice at the offices of the paying agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 9 only if the Convertible Preferred Stock so delivered to the paying agent shall conform in all material respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

(d) Termination of Rights. Any repurchase by the Company contemplated pursuant to the provisions of this Section 9 shall be consummated by the delivery of the consideration to be received by the Holder on the Business Day following the later of the Fundamental Change Repurchase Date or the satisfaction of the foregoing conditions to such repurchase to be fulfilled by the Holder hereunder. If the bank or trust company meeting the requirements set forth in Section 9(g) holds money sufficient to pay the Fundamental Change Repurchase Price of the Convertible Preferred Stock which Holders have elected to require the Company to repurchase on such Business Day in accordance with the terms of these Articles Supplementary, then, from and including the Fundamental Change Repurchase Date, such Convertible Preferred Stock shall cease to be outstanding and dividends on such Convertible Preferred Stock shall cease to accrue and all other rights of the Holders shall terminate, other than the right to receive the Fundamental Change Repurchase Price upon satisfaction of the foregoing conditions.

(e) Effects of Fundamental Change Repurchase Notice. Upon receipt by the paying agent of the Fundamental Change Repurchase Notice specified in Section 9(c), the Holder of the Convertible Preferred Stock in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Convertible Preferred Stock. The Company shall cause such Fundamental Change Repurchase Price to be paid to such Holder promptly following the later of (i) the Business Day following the Fundamental Change Repurchase Date, as the case may be, with respect to such Convertible Preferred Stock (provided the conditions in Section 9(c) have been satisfied) and (ii) the time of delivery of such Convertible Preferred Stock to the paying agent by the Holder thereof in the manner required by Section 9(c). Convertible Preferred Stock in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Section 7 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

(f) Withdrawal. A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the paying agent in accordance with the Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day prior to the Fundamental Change Repurchase Date specifying:

(i)   the certificate number of the Convertible Preferred Stock in respect of which such notice of withdrawal is being submitted;

(ii)  the aggregate liquidation preference of the Convertible Preferred Stock, or portion thereof, with respect to which such notice of withdrawal is being submitted; and

(iii) the aggregate liquidation preference, if any, of such Convertible Preferred Stock which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Holder;

provided, however, that such withdrawal shall be effective only if the description of the Convertible Preferred Stock set forth in such withdrawal notice conforms in all material respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

(g) Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m. New York City time on the Business Day following the later of the Fundamental Change Repurchase Date and the Holder’s satisfaction of all applicable conditions specified in Section 9, the Company shall deposit with a bank or trust company selected by the Board of Directors doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $500 million, an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Convertible Preferred Stock or portions thereof which are to be repurchased in respect of such Fundamental Change Repurchase Date.

(h) Convertible Preferred Stock Repurchased in Part. Any Convertible Preferred Stock which is to be repurchased only in part shall be surrendered at the office of the paying agent (with, if the Company or the Transfer Agent so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and shall authenticate and deliver to the Holder of such Convertible Preferred Stock, without service charge, new Convertible Preferred Stock, of any authorized denomination as requested by such Holder in aggregate liquidation preference equal to, and in exchange for, the portion of the Liquidation Preference of the Convertible Preferred Stock so surrendered which is not repurchased.

Section 10. Reserved.

Section 11. Make-Whole.

(a) Make-Whole Fundamental Change Conversion. If, after the Convertible Preferred Stock is issued, the Fundamental Change Effective Date of a Fundamental Change pursuant to paragraph (i) (without giving effect to the proviso at the end of paragraph (i) in the definition of “Fundamental Change”), (iii) (without giving effect to clause (A) under paragraph (iii) in the definition of “Fundamental Change”) or (iv) of the definition of “Fundamental Change” occurs (regardless of whether the Holder has the right to require the Company to repurchase the Convertible Preferred Stock) and 10% or more of the consideration (excluding in calculating such percentage cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) for the Common Stock in the transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national or regional securities exchange (including The Nasdaq Stock Market) (collectively, “Listed Common Equity”) (a “Make-Whole Fundamental Change”) and the

Convertible Preferred Stock is surrendered for conversion in accordance with the procedures set forth in Section 8(d) in connection with such Fundamental Change transaction, the Company will increase the Conversion Rate by a number of additional shares of Common Stock (the “Additional Shares”) determined pursuant to this Section 11.

A conversion of the Convertible Preferred Stock will be deemed for these purposes to be “in connection with” a Fundamental Change transaction if the related Conversion Notice is received by the Conversion Agent during the period from and including the Fundamental Change Effective Date until and including the 30th Business Day following such Fundamental Change Effective Date.

(b)   Number of Additional Shares. The number of Additional Shares by which the Conversion Rate shall be increased shall be determined by reference to the table below, with reference to the date such Fundamental Change transaction becomes effective (the “Fundamental Change Effective Date”) and the price (the “Share Price”) paid per share of Common Stock in such Fundamental Change transaction. If the holders of Common Stock receive only cash in the Fundamental Change transaction, the Share Price shall be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the average of the Closing Prices of the Common Stock on the five Trading Days immediately prior to but not including the Fundamental Change Effective Date.

As of any date upon which the Conversion Rate is adjusted pursuant to Section 13, the Share Prices set forth in the first row of the table below shall be adjusted by the Company such that the adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted pursuant to Section 13. If the Share Price is between two Share Prices in the table, or the Fundamental Change Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the two Effective Dates, as applicable, based on a 365-day year. If the Share Price is in excess of $40.00 per share (subject to adjustment as set forth herein), or if the Share Price is less than $4.00 per share (subject to adjustment as set forth herein), no Additional Shares will be added to the Conversion Rate.

Number of Additional Shares
Share Price

Effective Date	$4.00	$4.50	$5.00	$6.00	$8.00	$10.00	$15.00	$20.00	$30.00	$40.00
[•]-09	50.0000	46.0003	41.5267	34.8385	26.1594	21.1836	14.3705	10.9497	7.2809	5.6892
[•]-10	50.0000	43.9440	39.6511	33.0145	25.0260	20.2654	13.5942	10.2582	7.0385	5.1628
[•]-11	50.0000	41.1360	37.1115	30.9136	23.4248	18.7203	12.7812	9.5478	6.4523	5.0291
[•]-12	50.0000	37.2409	33.5946	27.9166	21.1402	16.8786	11.3230	8.6454	5.7261	4.4736
[•]-13	50.0000	31.9489	28.7922	24.0022	18.0230	14.3540	9.6154	7.3421	4.9131	3.8419
[•]-14	50.0000	24.8885	22.1294	18.3662	13.7871	11.0362	7.3390	5.5413	3.6946	2.7682
[•]-15	50.0000	22.2222	13.4875	10.6574	7.9701	6.3473	4.2364	3.1793	2.1144	1.5746
[•]-16	50.0000	22.2222	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Notwithstanding the foregoing, in no event will the number of Additional Shares of Common Stock by which the Conversion Rate is adjusted pursuant to this Section 11 exceed 50.0000 shares, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 13.

(c)  Initial Make-Whole Fundamental Change Notice. On or before the twentieth day prior to the date on which the Company anticipates consummating a Make-Whole Fundamental Change (or, if later,

promptly after the Company discovers a Make-Whole Fundamental Change will occur), a written notice shall be sent by or on behalf of the Company to the Holders by first-class mail. Such notice shall contain:

(i)   the date on which the Make-Whole Fundamental Change is anticipated to be effected; and

(ii)   the date, which shall be 30 Business Days after the anticipated Fundamental Change Effective Date, by which the conversion of the Convertible Preferred Stock will be deemed for purposes of this Section 11 to be in connection with a Fundamental Change transaction.

(d) Second Make-Whole Acquisition Notice. On the Fundamental Change Effective Date, another written notice shall be sent by or on behalf of the Company to the Holders by first-class mail. Such notice shall contain:

(i)   the date that shall be 30 Business Days after the Fundamental Change Effective Date;

(ii)   the number of Additional Shares and, if applicable, the Fundamental Change Repurchase Price;

(iii)    the amount of cash, securities and other consideration payable per share of Common Stock and Convertible Preferred Stock in connection with such Fundamental Change; and

(iv)  the instructions a Holder must follow to convert its Convertible Preferred Stock in connection with such Fundamental Change transaction or to exercise rights under Section 9(b), if applicable.

Section 12. Mandatory Redemption.

(a)   Mandatory Redemption. On the Maturity Date the Company shall redeem all of the outstanding Convertible Preferred Stock at 100% of the Liquidation Preference, plus all accumulated and unpaid and accrued and unpaid dividends thereon up to, but not including, the Maturity Date, out of funds legally available for such purposes. The Company shall take all actions required or permitted under the MGCL to permit such redemption of the Convertible Preferred Stock.

(b)   Notice. At least 30 days prior to the Maturity Date, the Company shall mail a written notice by first-class mail to each Holder, which notice shall state:

(i)   the Maturity Date;

(ii)   the name and address of (A) the bank or trust company with which funds necessary for the redemption contemplated by Section 12(a) will be deposited and (B) the Transfer Agent;

(iii)    the redemption price for the Convertible Preferred Stock;

(iv)  that the Convertible Preferred Stock must be surrendered to the Transfer Agent to collect the redemption price; and

(v)   briefly, any procedures the Holder must follow to exercise rights under this Section 12.

(c) Deposit of Funds. If on or before the Maturity Date all funds necessary for the redemption contemplated by Section 12(a) shall have been deposited with a bank or trust company selected by the Board of Directors doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $500 million, for the purpose of redeeming the Convertible Preferred Stock, then, from and after the Maturity Date, dividends on the shares of the Convertible Preferred Stock shall cease to accrue and accumulate, and the shares of Convertible Preferred Stock shall no longer be deemed to be outstanding and shall not have the status of shares of Convertible Preferred Stock, and all rights of the Holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price) shall cease. Upon surrender of the certificates for shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require), such shares shall be redeemed by the Company at the redemption price.

Any deposit by the Company of funds with a bank or trust company for the purpose of redeeming Convertible Preferred Stock shall be irrevocable, except that any balance of money so deposited and unclaimed by any Holders of shares of Convertible Preferred Stock entitled thereto at the expiration of two years from the Maturity Date shall be repaid, together with any interest or other earnings earned thereon, to the Company (or its successor), and after any such repayment, the Holders shall look only to the Company (or its successor) for payment without interest or other earnings.

Section 13. Anti-Dilution Adjustments.

(a) Adjustment for Change in Capital Stock. If, after the Convertible Preferred Stock is issued, the Company:

(i)                 pays a dividend or makes another distribution payable in shares of Common Stock on the Common Stock;

(ii)  subdivides the outstanding shares of Common Stock into a greater number of shares; or (iii) combines the outstanding shares of Common Stock into a smaller number of shares;

then the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, shall be adjusted by the Company based on the following formula:

OS1
CR1 = CR0 ×
OS0

where

CR0 = the Conversion Rate in effect immediately prior to such Ex-Dividend Date, or effective date; & CR1 = the new Conversion Rate in effect immediately after such Ex-Dividend Date, or effective date;

OS0 = the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date, or effective date; and

OS1 = the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date, or effective date but after giving effect to such dividend, distribution, share split or share combination.

If any dividend or distribution described in this Section 13(a) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) Adjustment for Rights Issue. If, after the Convertible Preferred Stock is issued, the Company distributes to all, or substantially all, holders of shares of Common Stock any rights, warrants or options entitling them, for a period of not more than 60 days after the date of issuance thereof, to subscribe for or to purchase shares of Common Stock at an exercise price per share of Common Stock less than the average of the Closing Prices of the Common Stock for each Trading Day in the 10-consecutive Trading Day period ending on the Trading Day immediately preceding the time of announcement of such issuance (other than any rights, warrants or options that by their terms will also be issued to Holders upon conversion of their Convertible Preferred Stock into

Common Stock), then the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution shall be adjusted by the Company in accordance with the following formula:

(OS0+ X)
CR1 = CR0 ×	(OS0+ Y)

where

CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution (e.g., the Conversion Rate in effect before trading commences on the morning after the Ex-Dividend Date);

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X = the number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Prices of the Common Stock for each Trading Day in the 10-consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this Section 13(b), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Closing Prices for each Trading Day in the applicable 10-consecutive Trading Day period, there shall be taken into account any consideration the Company receives for such rights, warrants or options and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

If any right, warrant or option described in this Section 13(b) is not exercised prior to the expiration of the exercisability thereof, the new Conversion Rate shall be readjusted by the Company to the Conversion Rate that would then be in effect if such right, warrant or option had not been so issued.

(c) Adjustment for Other Distributions. If, after the Convertible Preferred Stock is issued, the Company distributes to all, or substantially all holders of its Common Stock shares of Capital Stock, evidences of indebtedness or other assets or property, excluding:

(i)   dividends, distributions, rights, warrants or options referred to in Section 13(a) or 13(b);

(ii)   dividends or distributions paid exclusively in cash; and

(iii)  Spin-Offs described below in this Section 13(c),

then the Conversion Rate will be adjusted by the Company based on the following formula:

SP0
CR1 = CR0 × (SP0 – FMV)

where

CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0 = the average of the Closing Prices of the Common Stock for each Trading Day in the 10-consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the Record Date or the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 13(c), where there has been a payment of a dividend or other distribution to all, or substantially all, holders of Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any subsidiary of the Company or other business unit of the Company (a “Spin-Off”), then the Conversion Rate in effect immediately before the close of business on the effective date of the Spin-Off will be adjusted by the Company based on the following formula:

CR1 = CR0 ×	(FMV0 + MP0)

MP0

where

CR0 = the Conversion Rate in effect immediately prior to the effective date of the Spin-Off;

CR1 = the new Conversion Rate after the Spin-Off;

FMV0 = the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10-consecutive Trading Days after, and including, the effective date of the Spin-Off; and

MP0 = the average of the Closing Prices of the Common Stock over the 10-consecutive Trading Days after, and including, the effective date of the Spin-Off.

An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph will occur on the 10th Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days following, and including, the effective date of any Spin-Off, references within this Section 13(c) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

If any such dividend or distribution described in this Section 13(c) is declared but not paid or made, the new Conversion Rate shall be readjusted by the Company to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) Adjustment for Cash Dividends. If, after the Convertible Preferred Stock is issued, the Company makes any cash dividend or distribution to all, or substantially all, holders of its outstanding Common Stock, then the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution shall be adjusted by the Company based on the following formula:

SP0

CR1 = CR0 ×	(SP0 -C)

where

CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0 = the average of the Closing Prices of the Common Stock for each Trading Day in the 10-consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C = the amount in cash per share that the Company distributes to holders of its Common Stock.

If any dividend or distribution described in this Section 13(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted by the Company to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)     Adjustment for Common Stock Repurchases. If, after the Convertible Preferred Stock is issued, the Company or any of its subsidiaries effects a Pro Rata Repurchase of shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of its Common Stock exceeds the Closing Price of a share of its Common Stock on the Trading Day following the effective date of such Pro Rata Repurchase, then the Conversion Rate in effect immediately prior to the effective date of such Pro Rata Repurchase shall be adjusted by the Company based on the following formula:

(AC + (SP1 × OS1 ))
CR1 = CR0 ×	(SP1 x OS0)

where

CR0 = the Conversion Rate in effect immediately prior to the effective date of such Pro Rata Repurchase;

CR1 = the new Conversion Rate in effect after such Pro Rata Repurchase;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for the Common Stock purchased in such Pro Rata Repurchase;

OS0 = the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase;

OS1 = the number of shares of Common Stock outstanding immediately after the effective date of such Pro Rata Repurchase (after giving effect to such Pro Rata Repurchase); and

SP1 = the average of the Closing Prices of the Common Stock for each Trading Day in the 10-consecutive Trading Day period commencing on the Trading Day following the effective date of such Pro Rata Repurchase.

The adjustment to the Conversion Rate under this Section 13(e) will occur on the 10th Trading Day from, and including, the Trading Day following the effective date of such Pro Rata Repurchase; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the effective date of such Pro Rata Repurchase, references in this Section 13(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Pro Rata Repurchase and the Conversion Date in determining the Conversion Rate.

(f)    Additional Adjustments.

(i) The Company may, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period of at least 20 Business Days if the Board of Directors (taking into account, among other considerations, the impact of possible income or withholding taxes on the Holders) has determined that such increase would be in the Company’s best interests. The Company will give holders of Convertible Preferred Stock at least 15 days prior notice of such an increase in the Conversion Rate.

(ii)  To the extent that the Company has a rights plan in effect upon any conversion of the Convertible Preferred Stock into Common Stock, a Holder shall receive, in addition to the Common Stock, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as described in Section 13(c). A further adjustment shall occur as described in Section 13(c) if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(iii)  Following:

(A)  any reclassification of the Common Stock;

(B)  a consolidation, merger, binding share exchange or combination involving the Company;

(C)  a conveyance, transfer, sale, lease or other disposition to another Person or entity of all or substantially all of the Company’s assets; or

the settlement amount in respect of the Company’s conversion obligation will be computed as set forth in Section 13, based on the kind and amount of shares of stock, securities, other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the applicable Conversion Rate multiplied by the number of shares of Convertible Preferred Stock owned would have been entitled to receive in such transaction. However, if in any such transaction holders of Common Stock would be entitled to elect the consideration for their Common Stock, the Company shall make adequate provisions so that upon conversion each Holder of Convertible Preferred Stock shall be entitled to elect the consideration that they shall receive upon conversion of Convertible Preferred Stock as described in Section 13, if applicable.

(iv) Except as otherwise stated in this Section 13, the Company will not be required to adjust the Conversion Rate for the issuance of shares of Common Stock, including in connection with satisfaction of the Company’s conversion obligation in a combination of cash and shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(g)   De Minimis Impact on Conversion Rate. Notwithstanding anything in the forgoing provisions of this Section 13 to the contrary, the Company will not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, upon any conversion of Convertible Preferred Stock, or upon required purchases of Convertible Preferred Stock in connection with a Fundamental Change, on every one year anniversary from the Issue Date on the Record Date and immediately prior to the Maturity Date; provided that any such adjustment of less than 1% that has not been made will be made upon (x) the end of each fiscal year of the Company, (y) the date of any notice of redemption of the Convertible Preferred Stock in accordance with the provisions hereof or any notice of a Make-Whole Fundamental Change and (z) any Conversion Date.

(h)   Notice of Adjustments. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The Conversion Agent shall not be under any duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof. The Company shall also deliver to the Conversion Agent an Officers’ Certificate with respect to the adjustment.

(i) Successive Adjustments. After an adjustment to the Conversion Rate under this Section 13 has been made, any subsequent event requiring an adjustment under this Section 13 shall cause an adjustment to the Conversion Rate as so adjusted.

(j)    Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).

(k)   When No Adjustment Required.

(i)   Except as otherwise provided in this Section 13, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.

(ii)   No adjustment to the Conversion Rate need be made:

(A)  upon the issuance of any shares of Common Stock pursuant to any present or future plan or arrangement providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;

(B)  upon the issuance of any shares of Common Stock or options, warrants or other rights to acquire Common Stock (including the issuance of Common Stock pursuant to such options, warrants or other rights) in any transaction resulting in an exchange for fair market value, including in connection with a reduction of indebtedness or liabilities of the Company or any of its subsidiaries;

(C)  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(D)  upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date (or otherwise issued as a pay-in-kind dividend in respect thereof) (unless otherwise specifically provided in Section 13); or

(E)   for accumulated and unpaid and accrued and unpaid dividends on the Convertible Preferred Stock.

(iii)  No adjustment to the Conversion Rate need be made for a change in the par value or no par value of the Common Stock.

(iv)  No adjustment to the Conversion Rate will be made to the extent that such adjustment would result in the Conversion Price being less than the par value of the Common Stock.

(l)    Record Date. For purposes of this Section 13, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(m)   Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 13 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder.

(n)     Other Adjustments. The Company may, but shall not be required to, make such increases in the Conversion Rate, in addition to those required by this Section, as the Board of Directors (taking into account, among other considerations, the impact of possible income or withholding taxes on the Holders) considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

(o)   Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on an Officers’ Certificate and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Convertible Preferred Stock; and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Convertible Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 13.

(p)   Fractional Shares. No fractional shares of Common Stock will be issued to Holders of the Convertible Preferred Stock upon conversion. All shares of Common Stock (including fractional shares thereof) that would issuable upon conversion of more than one share of Convertible Preferred Stock by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share of Common Stock. If after such aggregation, the conversion would result in the issuance of any fractional share of Common Stock, in lieu of issuing a fractional share of Common Stock, a Holder will be entitled to receive, at the option of the Company, (i) an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or (ii) an additional whole share of Common Stock.

Section 14. Adjustment for Reorganization Events.

(a) Reorganization Events. In the event of:

(i)    any consolidation or merger of the Company with or into another person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another corporation);

(ii)   any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of the Company in which holders of Common Stock would be entitled to receive cash, securities or other property for their shares of Common Stock; or

(iii)  any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or any binding share exchange which reclassifies or changes its outstanding Common Stock or pursuant to which the holders of Common Stock would be entitled to receive cash, securities or other property for their shares of Common Stock;

each of which is referred to as a “Reorganization Event,” each share of the Convertible Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders of the Convertible Preferred Stock, become convertible into the kind and amount of securities, cash and other property (the “Exchange Property”) receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distributions thereon which have a record date that is prior to the applicable Conversion Date) per share of Common Stock by a holder of Common Stock that is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person. Upon the conversion of any Convertible Preferred Stock pursuant to Section 7 or Section 11 on each Conversion Date following a Reorganization Event, the Conversion Rate then in effect will be applied to the value on such Conversion Date of such securities, cash or other property received per share of Common Stock, as determined in accordance with this Section 14.

(b)   Exchange Property Election. In the event that holders of the shares of Common Stock have the opportunity to elect the form of Exchange Property to be received in such transaction, the form of Exchange Property that the Holders shall be entitled to receive shall be determined by the Holders of two-thirds of the outstanding Convertible Preferred Stock.

(c)   Successive Reorganization Events. The Company shall make provision for the provisions of this Section 14 to similarly apply to successive Reorganization Events and the provisions of Section 13 to apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)   Reorganization Event Notice. The Company (or any successor) shall, within 10 days of the occurrence of any Reorganization Event, provide written notice to the Holders of the occurrence of such event and of the kind and amount of cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14.

Section 15. Voting Rights.

(a)   General. So long as any shares of Series A Convertible Preferred Stock are outstanding, the Series A Holders shall vote together with the holders of Common Stock on all matters upon which the holders of Common Stock are entitled to vote. Each Series A Holder shall be entitled to such number of votes as the number of shares of Common Stock into which such Series A Holder’s shares of Series A Convertible Preferred Stock would be convertible at the time of the record date for any such vote (without regard to the limitations set forth in Section 7) and for the purpose of such calculation, shares of Common Stock sufficient for the full conversion of all shares of Series A Convertible Preferred Stock shall be deemed to be authorized for issuance under the Charter on such date and shall be included in such calculation; provided, however, that until such time as the Conversion Stockholder Approval has been obtained, (a) the aggregate number of votes entitled to be cast by the Series A Convertible Preferred Stock shall not exceed 19.99% of the voting power of the Common Stock outstanding immediately prior to the issuance of the Series A Convertible Preferred Stock, applied on a pro rata per share basis, among all Holders of Series A Convertible Preferred Stock and (b) the aggregate number of votes entitled to be cast by the Series A-T Convertible Preferred Stock shall not exceed 1.00% of the voting power of the Common Stock outstanding immediately prior to the issuance of the Series A Convertible Preferred Stock.

(b)   Right to Elect Preferred Directors.

(i) Voting Right. So long as any shares of Series A-T Convertible Preferred Stock are outstanding, the Series A-T Holders shall have the right, voting separately as a single class, to the exclusion of any other Holders and the holders of Common Stock, to elect a total number of directors of the Company equal to the Series A-T Board Representation Entitlement. So long as any shares of Series A-Y Convertible Preferred Stock are outstanding, the Series A-Y Holders shall have the right, voting separately as a single class, to the exclusion of any other Holders and the holders of Common Stock, to elect a total number of directors of the Company equal to the Series A-Y Board Representation Entitlement. Each such director elected by either the Series A-T Holders or the Series A-Y Holders is a “Series A Preferred Director”. On the Issue Date, the Series A Preferred Directors elected by the Series A-T Holders shall be Christian W. E. Haub, Dr. Andreas Guldin, John D. Barline and Dr. Jens-Jürgen Böckel and the Series A Preferred Directors elected by the Series A-Y Holders shall be Frederic F. Brace and Terrence J. Wallock.

(ii) Election. The election of the Applicable Series A Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the Applicable Series A Holders, called as provided herein. If at any time the number of Applicable Series A Preferred Directors is less than the Applicable Series A Board Representation Entitlement, the Company shall promptly notify the Applicable Series A Holders and the secretary of the Company may, and upon the written request of the Applicable Series A Holders of at least 25% of the Applicable Series A Convertible Preferred Stock (addressed to the Corporate Secretary at the Company’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the Applicable Series A Holders for the election of the number of directors necessary to make the number of the Applicable Series A Preferred Directors equal to the Applicable Series A Board Representation Entitlement. The Series A Preferred Directors shall each be entitled to one vote per director on any matter. At any meeting held for the purpose of electing the Applicable Series A Preferred Directors at which the Applicable Series A Holders shall have the right to elect directors as provided herein, the presence in person or by proxy of the Applicable Series A Holders of shares of the Applicable Series A Convertible Preferred Stock representing at least a majority in voting power of the then outstanding shares of the Applicable Series A Convertible Preferred Stock shall constitute a quorum of such class for the election of the Applicable Series A Preferred Directors. The affirmative vote of the holders of shares of Applicable Series A Convertible Preferred Stock constituting a majority of the shares of the Applicable Series A Convertible Preferred Stock present at such meeting, in person or by proxy, shall be required to elect any such Applicable Series A Preferred Director, in each case calculated on a per-directorship basis. In exercising the voting rights set forth in this Section 15(b), each share of Applicable Series A Convertible Preferred Stock shall be entitled to one vote.

(iii)   Notice of Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Applicable Series A Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 1 5(b)(iii), and for that purpose will have access to the stock register of the Company. The Applicable Series A Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the stockholders of the Company and until their successors are duly elected and qualified unless they have been previously removed or terminated pursuant to Section 1 5(b)(iv) or 1 5(b)(v), respectively.

(iv)  Removal; Vacancy. Any Applicable Series A Preferred Director may be removed at any time without cause by the Applicable Series A Holders of a majority of the outstanding shares of the Applicable Series A Convertible Preferred Stock. In case any vacancy in the office of an Applicable Series A Preferred Director occurs (other than as a result of a termination pursuant to Section 1 5(b)(v)), the vacancy may be filled by the written consent of the Applicable Series A Preferred Directors remaining in office, or if none remains in office, by the vote of the Applicable Series A Holders as set forth in Section 1 5(b)(ii) to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

(v)   Termination. If at any time the number of Applicable Series A Preferred Directors exceeds the Applicable Series A Board Representation Entitlement, the number of Applicable Series A Preferred Directors shall be reduced immediately so that the total number of Applicable Series A Preferred Directors is equal to the Applicable Series A Board Representation Entitlement at such time. To effect such reduction, the term of office of the requisite number of Applicable Series A Preferred Directors shall immediately terminate, with the individual(s) whose term of office shall so terminate being determined by the Applicable Series A Preferred Directors in office immediately prior thereto. Any vacancy on the Board of Directors resulting from such cessation of the term of office of an Applicable Series A Preferred Director may be filled in accordance with the Company’s by-laws.

(vi)  Unfit Directors. At least fifteen Business Days prior to the election of any Applicable Series A Preferred Director, the Applicable Series A Holders shall submit to the Board of Directors a notice containing the name of the individual that such Applicable Series A Holders intend to elect as an Applicable Series A Preferred Director. To the extent that the Board of Directors determines, in good faith and after consideration of specific written advice of outside counsel (a copy of which will be provided to the Applicable Series A Holders), that such election would reasonably be expected to violate their duties under MGCL § 2-405.1(a) because (i) such individual is unfit to serve as a director of a company listed or quoted on the primary stock exchange or quotation system on which the Common Stock is listed or quoted or (ii) service by such nominee as a director of Company would reasonably be expected to violate applicable law, the New York Stock Exchange Listed Company Manual or, if the Company is not listed on the New York Stock Exchange, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Stock is listed or quoted, the Applicable Series A Holders shall not elect such individual and shall not elect any other individual without first complying with this Section 1 5(b)(vi) with respect to such other individual; provided that the Series A Preferred Directors on the Issue Date shall be deemed to have been elected in accordance with this Section 1 5(b)(vi).

(vii) Written Consent. Notwithstanding anything to the contrary in this Section 15(b), the Applicable Series A Holders shall be entitled to take by written consent any action described in this Section 15(b).

(c)   Voting Rights of Series B Convertible Preferred Stock. Except as provided in Sections 15(d) and 15(e), the Series B Convertible Preferred Stock shall have no voting rights.

(d)   Special Voting Right.

(i)  Voting Right. At any time when the equivalent of six quarterly dividends payable on the shares of Convertible Preferred Stock or any class or series of Parity Stock upon which voting rights equivalent to those granted by this Section 15(d) have been conferred and are exercisable (“Special Voting Parity Stock”) (whether or not consecutive and whether or not declared) are accrued and unpaid (a “Nonpayment”), the number of directors constituting the Board of Directors shall be automatically increased by two, and the Holders and the holders of any class or series of Special Voting Parity Stock, shall have the right, voting together as a single class without regard to class or series (and with voting power allocated pro rata based on the liquidation preference of such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships); provided that the Holders and the holders of any Special Voting Parity Stock shall not be entitled to elect such directors to the extent such election would cause the Company to violate the corporate governance requirements of The New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of Independent Directors; provided further that the Board of Directors shall at no time include more than two such directors. The Company’s exercise of the Convertible Preferred Stock PIK Dividend Provision shall not constitute “Nonpayment” for purposes of this Section 15(d). Each such director elected by the Holders and the holders of any Special Voting Parity Stock is a “Nonpayment Preferred Director”.

(ii) Election. The election of the Nonpayment Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and the holders of any Special Voting Parity Stock, called as provided herein, and thereafter at each annual meeting until such time as all dividends in arrears on the Convertible Preferred Stock and the Special Voting Parity Stock shall have been paid in full. At any time after the special voting right has vested pursuant to Section 1 5(d)(i) above, the Company shall promptly notify the Holders and the holders of any Special Voting Parity Stock and the secretary of the Company may, and upon the written request of the Holders of at least 25% of the Convertible Preferred Stock or the holders of at least 25% of any class or series of Special Voting Parity Stock (addressed to the Corporate Secretary at the Company’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the Holders and the holders of Special Voting Parity Stock for the election of the two directors to be elected by them as provided in Section 1 5(d)(iii) below. The Nonpayment Preferred Directors shall each be entitled to one vote per director on any matter. At any meeting held for the purpose of electing the Nonpayment Preferred Directors at which the Holders and the holders of any Special Voting Parity Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of Holders and holders of any Special Voting Parity Stock representing at least a majority in voting power of the then outstanding shares of Convertible Preferred Stock and any Special Voting Parity Stock (voting together as a single class without regard to class or series and with voting power allocated pro rata based on liquidation preference) shall constitute a quorum of such class for the election of the Nonpayment Preferred Directors. The affirmative vote of Holders and holders of any Special Voting Parity Stock constituting two-thirds of the voting power of the Convertible Preferred Stock and any Special Voting Parity Stock present at such meeting (voting together as a single class without regard to class or series and with voting power allocated pro rata based on liquidation preference), in person or by proxy, shall be required to elect any such Nonpayment Preferred Director, in each case calculated on a per-directorship basis.

(iii) Notice of Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder or any holder of any Special Voting Parity Stock may (at the expense of the Company) call such meeting, upon notice as provided in this Section 1 5(d)(iii), and for that purpose will have access to the stock register of the Company. The Nonpayment Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the stockholders of the Company and until their successors are duly elected and qualified unless they have been previously removed or terminated pursuant to Section 1 5(d)(iv) or 1 5(d)(v), respectively.

(iv)  Removal; Vacancy. Any Nonpayment Preferred Director may be removed at any time without cause by the Holders of two-thirds of the voting power of the then outstanding shares of Convertible Preferred Stock and any Special Voting Parity Stock (such voting power allocated pro rata based on liquidation preference). In case any vacancy in the office of a Nonpayment Preferred Director occurs (other than prior to the initial election of the Nonpayment Preferred Directors), the vacancy may be filled by the written consent of the Nonpayment Preferred Director remaining in office, or if none remains in office, by the vote of the Holders and the holders of any Special Voting Parity Stock as set forth in Section 1 5(d)(ii) to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

(v) Termination. Whenever the Company has paid all dividends in arrears in full, then the right of the Holders and the holders of any Special Voting Parity Stock to elect the Nonpayment Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Nonpayment Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly.

(vi)  Written Consent. Notwithstanding anything to the contrary in this Section 15(d), the Holders and the holders of any Special Voting Parity Stock shall be entitled to take by written consent any action described in this Section 15(d).

(e) Issuances; Adverse Changes. So long as any shares of Convertible Preferred Stock are outstanding, unless a greater percentage shall be required by law, the vote or consent of the Holders of at least two-thirds of the shares of Convertible Preferred Stock at the time outstanding, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the MGCL:

(i) any amendment, alteration or repeal of any provision of the Charter (including these Articles Supplementary creating the Convertible Preferred Stock) or the Company’s by-laws, whether by merger, consolidation or otherwise, that would alter or change the preferences or privileges of the Convertible Preferred Stock so as to affect them adversely;

(ii)  any amendment or alteration of the Charter, whether by merger, consolidation or otherwise, to authorize or create, or increase the number of authorized shares of, or any securities convertible into shares of, or reclassify any security into, any class or series of the Company’s capital stock ranking equal or senior to the Convertible Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Convertible Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Convertible Preferred Stock will have no right to vote under this provision if, in each case, (A) the Convertible Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Convertible Preferred Stock prior to such merger or consolidation), and (B) such Convertible Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Convertible Preferred Stock, taken as a whole;

provided, however, that any increase in the number of authorized shares of preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the number of authorized or issued shares, of other series of preferred stock or any securities convertible into preferred stock, in each case, ranking junior to the Convertible Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the preferences or privileges of the Convertible Preferred Stock and Holders will have no right to vote on such an increase, creation or issuance.

In addition to the vote or consent required by the first sentence of this Section 15(e), if any amendment, alteration or repeal specified in clause (i) of the first sentence of this Section 15(e) would adversely affect one or more series of Convertible Preferred Stock disproportionately, the vote or consent of the Holders of at least two-thirds of each such series of Convertible Preferred Stock as are adversely affected by and entitled to vote on the matter, each voting as a class, will be necessary for effecting or validating such action.

In exercising the voting rights set forth in this Section 15(e), each share of Convertible Preferred Stock shall be entitled to one vote.

Section 16. Preemption.

The Holders shall not have any rights of preemption under these Articles Supplementary.

Section 17. Rank.

Notwithstanding anything set forth in the Charter, including these Articles Supplementary, to the contrary, the Board of Directors or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Junior Stock.

Section 18. Repurchase.

Subject to the limitations imposed herein, the Company may purchase and sell Convertible Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee thereof may determine; provided, however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or by such purchase would be, rendered insolvent; provided further, however, that in the event the Company beneficially owns any Convertible Preferred Stock, the Company will ensure that voting rights in respect of such Convertible Preferred Stock are not exercised.

Section 19. Reserved.

Section 20. No Sinking Fund.

Shares of Convertible Preferred Stock are not subject to the operation of a sinking fund.

Section 21. Reservation of Common Stock.

(a)   Sufficient Shares. Following the Conversion Stockholder Approval and the Authorized Capital Stock Charter Amendment Approval, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Convertible Preferred Stock as provided in these Articles Supplementary, free from any preemptive or other similar rights (except for the preemptive rights set forth in the Amended and Restated Yucaipa Stockholder Agreement or the Amended and Restated Tengelmann Stockholder Agreement), such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock then outstanding.

(b)   Free and Clear Delivery. All shares of Common Stock delivered upon conversion of the Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)   Compliance with Law. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d)   Listing. The Company hereby covenants and agrees that, if at any time the Common Stock shall not be listed on the New York Stock Exchange or any other national securities exchange (including The Nasdaq Stock Market) or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system require the Company to defer the listing of such Common Stock until the first conversion of Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 22. Transfer Agent, Conversion Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Convertible Preferred Stock shall be American Stock Transfer & Trust Company. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 23. Replacement Certificates.

(a)   Mutilated, Destroyed, Stolen and Lost Certificates. The Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any customary indemnity that may be required by the Transfer Agent and the Company.

(b)   Certificates Following Conversion. The Company shall not be required to issue any certificates representing the Convertible Preferred Stock on or after the applicable Conversion Date. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Company shall cause the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, to deliver the shares of Common Stock pursuant to the terms of the Convertible Preferred Stock formerly represented by the certificate.

Section 24. Form and Transfer.

(a)   Certificated Preferred Stock. Shares of Convertible Preferred Stock shall be issued in the form of one or more physical certificated shares of Convertible Preferred Stock (each, a “Certificated Preferred Stock”) and, unless otherwise determined by the Company and the Transfer Agent, with a legend (the “Restricted Preferred Stock Legend”) in substantially the form attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of these Articles Supplementary. The Certificated Preferred Stock may have notations, legends or endorsements required by law, stock exchange rules, agreements between the Company and the applicable Holder, if any, or usage.

(b)   Certificated Common Stock. Shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock or delivered as payment for dividends pursuant to Section 4 of these Articles Supplementary shall be issued in the form of one or more physical certificated shares of Common Stock (each, a “Certificated Common Stock” and, together with Certificated Preferred Stock, a “Certificated Security”) and, unless otherwise determined by the Company and the Transfer Agent, with a legend (the “Restricted Common Stock Legend” and, together with the Restricted Preferred Stock Legend, the “Restricted Stock Legends”) in substantially the form attached hereto as Exhibit B.

(c)   Transfer of Securities.

(i)   The shares of Convertible Preferred Stock and the shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws and may not be offered or sold except in compliance with the registration requirements of such laws, or pursuant to an exemption from such laws, or in a transaction not subject to such laws.

(ii)  When a Certificated Security bearing a Restricted Stock Legend is presented to the Transfer Agent with a request to register the transfer of such Certificated Security, the Transfer Agent shall register such transfer, subject to the rules and procedures of the Transfer Agent; provided that the Transfer Agent has received (1) a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent duly executed by the Holder of such Certificated Security, (2) a certificate of transfer in substantially the form attached hereto as Exhibit C or Exhibit D, as applicable, and (3) such other certifications, legal opinions and other information as the Company or the Transfer Agent may reasonably require to confirm that such transfer is being made in accordance with the transfer restrictions set forth in the Restricted Stock Legend.

(iii)  If a request is made to remove the applicable Restricted Stock Legend on any Securities, the Restricted Stock Legend shall be removed if, unless otherwise required by applicable securities laws, (1) the sale of such shares is registered under the Securities Act or (2) there is delivered to the Company and the Transfer Agent an opinion of counsel, in form, substance and scope reasonably satisfactory to the Company to the effect that a sale or transfer of such shares may be made without registration under the Securities Act.

(iv)  The Company may refuse to register any transfer of Securities that is not made in accordance with the provisions of the applicable Restricted Stock Legend; provided that the provisions of this Section 24(c) shall not be applicable to any Security that does not bear any Restricted Stock Legend.

(v)   Notwithstanding anything to the contrary in this Section 24(c), (1) the Company shall cause the Transfer Agent to exchange Series A-T Convertible Preferred Stock for Series B-T Convertible Preferred Stock if such Series A-T Convertible Preferred Stock is being transferred to a Person other than a Tengelmann Party; provided that if the Conversion Stockholder Approval has been obtained the Transfer Agent shall exchange Series A-T Convertible Preferred Stock for Series A-Y Convertible Preferred Stock if such Series A-T Convertible Preferred Stock is being transferred to a Yucaipa Party and (2) the Company shall cause the Transfer Agent to exchange Series A-Y Convertible Preferred Stock for Series B-Y Convertible Preferred Stock if such Series A-Y Convertible Preferred Stock is being transferred to a Person other than a Tengelmann Party; provided that the Transfer Agent shall exchange Series A-Y Convertible

Preferred Stock for Series A-T Convertible Preferred Stock if such Series A-Y Convertible Preferred Stock is being transferred to a Tengelmann Party.

Section 25. Taxes.

(a)   Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b)   Withholding. All payments and distributions (or deemed distributions) on the shares of Convertible Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 26. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of these Articles Supplementary) with postage prepaid, addressed: (i) if to the Company, to its office at 2 Paragon Drive, Montvale, New Jersey 07645 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 59 Maiden Lane, New York, New York 10038 (Attention: Geraldine Zarbo), or other agent of the Company designated as permitted by these Articles Supplementary, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

FIFTH: The shares of Convertible Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

SIXTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law, namely, by the vote of a majority of directors at a meeting of the Board of Directors duly called and held.

SEVENTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be duly executed this [•]th day of July, 2009.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.,

By:

Name:
Title:

ATTEST:

By:
Name:
Title:

Exhibit A

FORM OF
8% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES [•]

FACE OF SECURITY

THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON CONVERSION OF SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS [AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENTS REFERRED TO BELOW (AS SUCH AGREEMENTS MAY BE AMENDED FROM TIME TO TIME). THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT, DATED AS OF JULY [•], 2009, BY AND AMONG THE ISSUER OF THIS INSTRUMENT AND THE INVESTORS AND THE INVESTORS’ REPRESENTATIVE REFERRED TO THEREIN AND AN AMENDED AND RESTATED STOCKHOLDER AGREEMENT, DATED AS OF JULY [•], 2009, BY AND AMONG THE ISSUER OF THIS INSTRUMENT AND THE INVESTORS AND THE INVESTORS’ REPRESENTATIVE REFERRED TO THEREIN. THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON CONVERSION OF SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SAID AGREEMENTS, COPIES OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE](1).

THE COMPANY IS AUTHORIZED TO ISSUE DIFFERENT CLASSES AND SERIES OF STOCK. THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS AND SERIES OF STOCK AND THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES FOR EACH CLASS AND SERIES OF STOCK (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF FUTURE CLASSES AND SERIES OF STOCK) WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

(1) Include the bracketed language only for Series A-Y Convertible Preferred Stock, Series B-Y Convertible Preferred Stock held by a Yucaipa Party and Series B-T Convertible Preferred Stock held by a Yucaipa Party.

Certificate Number:	Shares of Convertible Preferred Stock, Series [.]

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

8% Cumulative Convertible Preferred Stock, Series [.]
(liquidation preference $1,000 per share)

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (the “Company”), hereby certifies that [HOLDER] (the “Holder”) is the registered owner of [NUMBER OF SHARES] fully paid and non-assessable shares of capital stock of the Company designated as the Convertible Preferred Stock, Series [.], without par value per share and an initial liquidation preference of $1,000.00 per share (the “Series [.] Convertible Preferred Stock”). Shares of Series [.] Convertible Preferred Stock are transferable on the books and records of the Transfer Agent and Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, voting powers, preferences, conversion and other rights, qualifications, limitations as to dividends, terms and conditions of redemption and restrictions of the Series [.] Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Articles Supplementary of 8% Cumulative Convertible Preferred Stock of the Company dated July     , 2009, as the same may be amended from time to time in accordance with its terms (the “Articles Supplementary”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Articles Supplementary. The Company will provide a copy of the Articles Supplementary to the Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series [.] Convertible Preferred Stock set forth on the reverse hereof, and to the Articles Supplementary, which select provisions and the Articles Supplementary shall for all purposes have the same effect as if set forth in this certificate.

Upon receipt of this certificate, the Holder is bound by the Articles Supplementary and is entitled to the benefits thereunder. Unless the Registrar’s valid countersignature appears hereon, the Series [.] Convertible Preferred Stock represented hereby shall not be entitled to any benefit under the Articles Supplementary or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this Series [.] Convertible Preferred Stock certificate as of the date set forth below.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

REGISTRAR’S COUNTERSIGNATURE

These are shares of Series [•] Convertible Preferred Stock referred to in the within-mentioned Articles Supplementary.

[ ]
as Registrar,

By:
Authorized Signatory

Dated:

REVERSE OF CERTIFICATE

Dividends on each share of Series [•] Convertible Preferred Stock shall be payable in cash or Convertible Preferred Stock as provided in the Articles Supplementary.

The Series [•] Convertible Preferred Stock shall be convertible into Common Stock, in the manner and in accordance with the terms of the Articles Supplementary.

The Series [•] Convertible Preferred Stock shall be redeemable at the option of the Holder in the manner and in accordance with the terms of the Articles Supplementary.

The Series [•] Convertible Preferred Stock is subject to mandatory redemption by the Company on August 1, 2016 in the manner and in accordance with the terms of the Articles Supplementary.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series [•] Convertible Preferred Stock represented hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the Series [•] Convertible Preferred Stock represented hereby on the books of the Transfer Agent and Registrar. The Transfer Agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series [•] Convertible Preferred Stock certificate)

Signature Guarantee:

* Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Transfer Agent and Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent and Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit B

FORM OF
RESTRICTED COMMON STOCK LEGEND

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE COMPANY IS AUTHORIZED TO ISSUE DIFFERENT CLASSES AND SERIES OF STOCK. THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS AND SERIES OF STOCK AND THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES FOR EACH CLASS AND SERIES OF STOCK (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF FUTURE CLASSES AND SERIES OF STOCK) WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

Exhibit C

FORM OF
CERTIFICATE OF TRANSFER FOR CONVERTIBLE PREFERRED STOCK

(Transfers pursuant to Section 24 of the Articles Supplementary)

, as Transfer Agent

[                                    ]

              ,        [              ]

Attn: [                          ]

Re:                           The Great Atlantic & Pacific Tea Company, Inc.

Convertible Preferred Stock (the “Convertible Preferred Stock”)

Reference is hereby made to the Articles Supplementary of 8% Cumulative Convertible Preferred Stock of the Company dated July       , 2009, as such may be amended from time to time (the “Articles Supplementary”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Articles Supplementary.

This Letter relates to            shares of Convertible Preferred Stock (the “Securities”) which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Securities.

In connection with such request, and in respect of the shares of Convertible Preferred Stock, the Transferor does hereby certify that the shares of Convertible Preferred Stock are being transferred in accordance with applicable securities laws of any state of the United States or any other jurisdiction:

CHECK ONE BOX BELOW:

(1)         ☐ to a transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2)         ☐ pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(3)         ☐ outside the United States in a transaction complying with Regulation S under the Securities Act; or

(4)         ☐ in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Company so requests).

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities represented by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 or Regulation S under such Act.

[Name of Transferor]

By:

Name:
Title:

Dated:

C-1

cc:                           The Great Atlantic & Pacific Tea Company, Inc

[                                    ]

              ,        [              ]

Attn: [                           ]

C-2

Exhibit D

FORM OF
CERTIFICATE OF TRANSFER FOR COMMON STOCK

(Transfers pursuant to Section 24 of the Articles Supplementary)

, as Transfer Agent

[                                    ]

              ,        [              ]

Attn: [                          ]

Re:                           The Great Atlantic & Pacific Tea Company, Inc.

Convertible Preferred Stock (the “Convertible Preferred Stock”)

Reference is hereby made to the Articles Supplementary of 8% Cumulative Convertible Preferred Stock of the Company dated July       , 2009, as such may be amended from time to time (the “Articles Supplementary”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Articles Supplementary.

This Letter relates to            shares of Common Stock (the “Securities”) represented by the accompanying certificate(s) that were issued upon conversion of Convertible Preferred Stock and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Securities.

In connection with such request and in respect of the shares of Common Stock, the Transferor does hereby certify that the shares of Common Stock are being transferred in accordance with applicable securities laws of any state of the United States or any other jurisdiction:

CHECK ONE BOX BELOW:

(1)         ☐ to a transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2)         ☐ pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(3)         ☐ outside the United States in a transaction complying with Regulation S under the Securities Act;

(4)         ☐ in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Company so requests); or

(5)         ☐ pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities represented by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 or Regulation S under such Act.

[Name of Transferor]

By:
Name:
Title:

D-1

Exhibit D

Dated:

cc:                           The Great Atlantic & Pacific Tea Company, Inc

[                                    ]

              ,        [              ]

Attn: [                           ]

D-2

EXHIBIT B

Amended and Restated Stockholder Agreement

AMENDED AND RESTATED YUCAIPA STOCKHOLDER AGREEMENT

by and among

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.,

STOCKHOLDERS,

and

YUCAIPA AMERICAN ALLIANCE FUND II, LLC, AS STOCKHOLDER

REPRESENTATIVE

Dated as of July       , 2009

SECTION 8.16. Confidentiality	S-166
SECTION 8.17. No Joint and Several Liability	S-166
SECTION 8.18. No Liability of Partners	S-167

AMENDED AND RESTATED YUCAIPA STOCKHOLDER AGREEMENT dated as of July       , 2009 (this “Agreement”), among THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (the “Company”), YUCAIPA CORPORATE INITIATIVES FUND I, LP, YUCAIPA AMERICAN ALLIANCE FUND I, LP, YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND I, LP, YUCAIPA AMERICAN ALLIANCE FUND II, LP, and YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, LP (collectively, “Stockholder”) and YUCAIPA AMERICAN ALLIANCE FUND II, LLC, as the representative of Stockholder (the “Stockholder Representative”) (which is a party to this Agreement solely with respect to Section 2.06 hereof).

WHEREAS, the Company, Sand Merger Corp., a Delaware corporation and a wholly owned Subsidiary of the Company, and Pathmark Stores, Inc., a Delaware corporation (“Pathmark”), entered into a Merger Agreement, dated as of March 4, 2007, pursuant to which the Company acquired Pathmark (the “Merger”);

WHEREAS, pursuant to the Merger, Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund II, LP and Yucaipa American Alliance (Parallel) Fund II, LP (the “Existing Stockholders”) were issued shares of Company Common Stock and granted Series B Warrants (capitalized terms used in this Agreement shall have the meanings given to such terms in Article I) exercisable for shares of Company Common Stock;

WHEREAS, the Series A Warrants issued to the Existing Stockholders by the Company as part of the Merger were exercised on May 7, 2008 and are no longer outstanding;

WHEREAS, in connection with the Merger, the Existing Stockholders entered into that certain Yucaipa Stockholder Agreement dated as of March 4, 2007 (the “Existing Agreement”), to establish certain terms and conditions concerning the ownership, acquisition and disposition of Equity Securities of the Company and certain other matters;

WHEREAS, the Company and Stockholder have entered into an investment agreement dated as of July 23, 2009 (the “Investment Agreement”), pursuant to which the Yucaipa American Alliance Fund II, LP and Yucaipa American Alliance (Parallel) Fund II, LP (the “New Stockholders”) are purchasing from the Company, and the Company is issuing and selling to the New Stockholders (the “Transaction”), subject to the terms and conditions set forth therein, an aggregate of 115,000 shares of the Convertible Preferred Stock (together with any shares of the Convertible Preferred Stock issued to the New Stockholders pursuant to the Convertible Preferred Stock PIK Dividend Provision, the “Stockholder Convertible Preferred Stock”);

WHEREAS, the Company and Erivan Karl Haub, Christian Wilhelm Erich Haub, Karl-Erivan Warder Haub and Georg Rudolf Otto Haub (collectively, the “Tengelmann Partners”) entered into an investment agreement dated as of July 23, 2009, pursuant to which the Tengelmann Partners are purchasing from the Company, and the Company is issuing and selling to the Tengelmann Partners, subject to the terms and conditions set forth therein, an aggregate of 60,000 shares of Convertible Preferred Stock (the “Tengelmann Shares”), and immediately following such purchase, the Tengelmann Partners shall contribute the Tengelmann Shares to Tengelmann; and

WHEREAS, it is a condition to the closing under the Investment Agreement that the parties hereto amend and restate in its entirety the Existing Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. (a) As used in this Agreement, the following terms will have the following meanings:

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Company that would be required under Section 13(d) of the Exchange Act (as in effect on, and based on legal interpretations thereof existing on, the date hereof) to file a statement on Schedule 1 3D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock of the Company representing more than 5% of any class of Voting Stock of the Company (whether or not registered pursuant to Section 12 of the Exchange Act) then outstanding.

“2000 Warrants” means the warrants issued by Pathmark pursuant to the Warrant Agreement dated as of September 19, 2000, between Pathmark and ChaseMellon Shareholder Services, LLC.

“2011 Convertible Notes” means the Company’s 5.125% Convertible Senior Notes due June 15, 2011.

“2012 Convertible Notes” means the Company’s 6.75% Convertible Senior Notes due December 15, 2012.

“ABL Credit Agreement” means the Company’s five-year amended and restated asset-based senior secured revolving credit agreement, dated as of December 27, 2007, among the Company, the other borrowers party thereto and the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and Banc of

America Securities LLC, as lead arranger (as amended thereafter in accordance with the terms hereof, if applicable).

“Acquisition” means (i) any direct or indirect acquisition or purchase, in a single transaction or a series of transactions, of (A) 50% or more (based on the Fair Market Value thereof) of the assets (including capital stock of the Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole, or (B) 50% or more of the outstanding shares of Company Common Stock by a Third Party or 1 3D Group except a transaction pursuant to which the stockholders of the Company prior to such transaction would continue to own, directly or indirectly, 50% or more of the Voting Power of the Voting Stock of any direct or indirect parent of the Company; (ii) any tender offer or exchange offer that, if consummated, would result in any Third Party or 1 3D Group owning, directly or indirectly, 50% or more of the outstanding shares of Company Common Stock; or (iii) any merger, consolidation, Business Combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company or its stockholders pursuant to which any Third Party or 1 3D Group (or the stockholders or other equity owners of any Third Party or members of a 1 3D Group) would own, directly or indirectly, 50% or more of any class of Equity Securities (other than debt securities) of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity.

“Acquisition Proposal” means any inquiry, proposal or offer relating to an Acquisition.

An “Affiliate” of any Person means another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The Company and its Subsidiaries shall not be deemed Affiliates of Stockholder for any reason under this Agreement.

“Amended and Restated Tengelmann Stockholder Agreement” means the Amended and Restated Tengelmann Stockholder Agreement, dated as of the date hereof, between the Company and Tengelmann.

“Audit and Finance Committee” means the Audit and Finance Committee of the Board of Directors or any successor committee thereto.

“Authorized Capital Stock Charter Amendment” means an amendment to the Charter increasing the number of authorized shares of Company Common Stock by up to 100,000,000 shares.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“beneficial owner” and words of similar import have the meaning assigned to such terms in Rule 1 3d-3 promulgated under the Exchange Act as in effect on the date of this Agreement, but without reference to whether or not an Equity Security is exercisable or convertible for Voting Stock in less than 60 days. The term “beneficially own” has a meaning correlative to the foregoing.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Combination” with respect to any Person means any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of such Person and its Subsidiaries, taken as a whole, to any other Person or (ii) any transaction (including any merger or consolidation) the consummation of which would result in any other Person (or, in the case of a merger or consolidation, the shareholders of such other Person) becoming, directly or indirectly, the beneficial owner of more than 50% of the Voting Stock or Equity Securities (other than debt securities) of such Person (measured in the case of Voting Stock by Voting Power rather than number of shares).

“Business Day” means any day on which banks are not required or authorized by law to close in New York, New York.

“By-Laws” means the By-Laws of the Company, as in effect from time to time.

“Charter” means the Articles of Amendment and Restatement of the Articles of Incorporation of the Company, as in effect from time to time.

“Charter Amendment Stockholder Approval” means the approval of the Authorized Capital Stock Charter Amendment, by the affirmative vote of holders entitled to cast two-thirds of the votes entitled to be cast on the matter.

“Closing” means the closing of the Transaction.

“Closing Date” means the date of the Closing.

“Company Common Stock” means the common stock of the Company, par value $1.00 per share, and any other common stock of the Company that may be issued from time to time.

“Conversion Date” means any date on which shares of Convertible Preferred Stock are converted into shares of Company Common Stock subject to the terms and conditions of the Convertible Preferred Articles Supplementary.

“Conversion Stockholder Approval” means the approval, as required pursuant to NYSE Rule 312, of (x) the shares of Convertible Preferred Stock when voting together with the Common Stock becoming entitled to cast the full number of votes on an as-converted basis and (y) the issuance of the full amount of Company Common Stock upon the exercise of conversion rights of the Convertible Preferred Stock, in each case, by the affirmative vote of holders of a majority of the votes present and entitled to vote at the stockholders’ meeting duly called, noticed and convened for such purpose, at which the total votes cast represent over 50% in interest of all Voting Stock entitled to vote on such proposal.

“Convertible Notes” means the 2011 Convertible Notes and the 2012 Convertible Notes.

“Convertible Preferred Articles Supplementary” means the articles supplementary filed with the Maryland State Department of Assessments and Taxation on the date hereof, which govern the designation, voting powers, preferences, conversions and other rights, qualifications, limitations as to dividends, terms and conditions of redemption and restrictions of the Convertible Preferred Stock.

“Convertible Preferred Stock” means the shares of the Company’s 8.00% Convertible Preferred Stock redeemable August 1, 2016, designated in four separate series as “8% Cumulative Convertible Preferred Stock, Series A-T”, “8% Cumulative Convertible Preferred Stock, Series A-Y”, “8% Cumulative Convertible Preferred Stock, Series B-T” and “8% Cumulative Convertible Preferred Stock, Series B-Y”.

“Convertible Preferred Stock PIK Dividend Provision” means the Company’s ability to issue Convertible Preferred Stock as dividends pursuant to the Convertible Preferred Articles Supplementary.

“Convertible Underlying Securities” means the shares of Company Common Stock issuable upon the conversion of any Convertible Preferred Stock.

“Director” means a member of the Board of Directors.

“Discriminatory Transaction” means any corporate action (other than those taken pursuant to the express terms of this Agreement) that would (i) impose material limitations on the legal rights of Stockholder as a holder of a class of Voting Stock of the Company (including any action that would impose material restrictions without lawful exemption on Stockholder that are based upon the size of security holding, the business in which a security holder is engaged or other considerations applicable to Stockholder and not to holders of the same class of Voting Stock of the Company generally, but excluding any such action which is expressly required by applicable Law without any provision to exclude Stockholder), which limitations are disproportionately (i.e., other than in a proportionate manner consistent with Stockholder’s pro rata ownership of such class of Voting Stock) borne by Stockholder as opposed to other holders of such class of Voting Stock, or (ii) deny any material benefit to Stockholder proportionately as a holder of any class of Voting Stock of the Company that is made available to other holders of that same class of Voting Stock of the Company generally, but excluding any such action which is expressly required by applicable Law without any provision to exclude Stockholder.

“Encumbrance” means any security interest, pledge, mortgage, lien, or other material encumbrance, except for any restrictions arising under any applicable securities Laws.

“Equity Security” means (i) any common stock or other Voting Stock, (ii) any securities convertible into or exchangeable for common stock or other Voting

Stock, including the Series B Warrants or (iii) any options, rights or warrants (or any similar securities) to acquire common stock or other Voting Stock.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Executive Committee” means the Executive Committee of the Board of Directors or any successor committee thereto.

“Exempt Transfer” means (i) a Transfer to a Permitted Transferee, (ii) any exercise of tag-along rights pursuant to Section 6.05, (iii) any Transfer of Registrable Securities pursuant to a Registration Statement pursuant to Article III, (iv) any Acquisition, Business Combination or similar transaction approved by the Board of Directors, or (v) any Transfer of Equity Securities that were held by Stockholder prior to the date hereof.

“Existing Registrable Securities” means all shares of Company Common Stock beneficially owned by Stockholder immediately prior to the Closing or purchased by Stockholder upon exercise of the Series B Warrants and beneficially owned at any time by Stockholder.

“Fair Market Value” means (i) with respect to cash or cash equivalents, the amount of such cash or cash equivalents, (ii) with respect to any security listed on a national securities exchange or otherwise traded on any national securities exchange or other trading system, the average of the closing prices of such security as reported on such exchange or trading system for each of the five Trading Days prior to the date of determination and (iii) with respect to property other than cash or securities of the type described in clauses (i) and (ii), the cash price at which a willing seller would sell and a willing buyer would buy such property in an arm’s-length negotiated transaction without time constraints as determined in good faith by the Board.

“GAAP” means U.S. generally accepted accounting principles, as in effect at the time such term is relevant.

“General Partner” means, with respect to a specified Person, the general partner or managing member, as applicable, of such Person.

“Governance Committee” means the Governance Committee of the Board of Directors or any successor committee thereto.

“Governmental Entity” means any transnational, Federal, state, local or foreign government, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system on which securities issued by the Company or any of its Subsidiaries are listed or quoted.

“Grocery Retailer” means (i) any Person (including such Person’s direct and indirect Subsidiaries, taken as a whole) that received at least 25% of its consolidated revenues for the most recently completed fiscal year of such Person from retailing grocery products, (ii) any Person that owns, directly or indirectly, at least 20% of the equity or Voting Power of any Person identified in the preceding clause (i), or (iii) any Subsidiary of any Person identified in the preceding clause (ii).

“Human Resources and Compensation Committee” means the Human Resources and Compensation Committee of the Board of Directors or any successor committee thereto.

“Indebtedness” means, with respect to any Person, without duplication: (i) (A) indebtedness for borrowed money, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (D) all letters of credit issued for the account of such Person and (E) obligations of such Person to pay rent or other amounts under any lease of real property or personal property, which obligations are required to be classified as capital leases in accordance with GAAP; (ii) indebtedness for borrowed money of any other Person guaranteed, directly or indirectly, in any manner by such Person; and (iii) indebtedness of the type described in clause (i) above secured by any Encumbrance upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; provided, however, that Indebtedness shall not be deemed to include (i) any accounts payable or trade payables incurred in the ordinary course of business of such Person, or (ii) any intercompany indebtedness between any Person and any wholly owned Subsidiary of such Person or between any wholly owned Subsidiaries of such Person.

“Independent Director” means a Director of the Company who qualifies as an “independent director” of the Company under (a) NYSE Rule 303A.02 (or any successor provision thereto) or (b) if the Company is not listed on the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Stock is listed or quoted.

“Issuer FWP” has the meaning assigned to “issuer free writing prospectus” in Rule 433 under the Securities Act.

“Labor Term” means the period from the date hereof until the earlier of (i) the third anniversary of the date hereof and (ii) the first date on which the Stockholder Percentage Interest is less than 10%; provided, however, that in each case, the Term shall be extended until the latest maturity, expiration or other termination date of any written contract in which the Labor Consultant was substantially involved in the negotiation related thereto during the course of the Term, without giving effect to the proviso herein.

“Law” means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction, authorization or determination enacted, entered, promulgated, enforced or issued by any Governmental Entity.

“Lenders” means those lenders party to the ABL Credit Agreement.

“Maturity Date” means August 1, 2016.

“MGCL” means the Maryland General Corporation Law, codified in Md. Code Ann., Corps. & Ass’ns, Titles 1-3, as may be in effect from time to time.

“NYSE” means the New York Stock Exchange.

“Other Directors” means any Director who is not a Stockholder Director.

“Other Investors” means any holder of Convertible Preferred Stock with which the Company has or enters into a stockholder agreement (other than Stockholder and its Affiliates).

“Partner” means any partner of such Person.

“Permitted Transferee” means, with respect to a specified Person, any controlled Affiliate of such Person or any Partner of such Person and with respect to each Stockholder, any controlled Affiliate of either Ronald W. Burkle or The Yucaipa Companies, LLC.

“Person” means any individual, firm, corporation, partnership, limited partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, unincorporated organization, syndicate or other entity, foreign or domestic.

“Piggyback Percentage” of Tengelmann or Stockholder, as applicable, means the result of dividing (i) the product of the number of shares requested to be registered by such Person (including, in the case of Stockholder, shares issuable under the Series B Warrants) and the number of shares beneficially owned by such Person as of the date of any notice given pursuant to Section 3.02 or, if not practicably obtainable as of such date, as of the most recent date practicably obtainable (excluding, in the case of Stockholder, shares issuable under the Series B Warrants to the extent not requested to be registered) (in the case of Tengelmann, the “Tengelmann Amount” and, in the case of Stockholder, the “Stockholder Amount”), by (ii) the sum of the Tengelmann Amount and the Stockholder Amount.

“Public Director” means a Director who is not a Stockholder Director or a Tengelmann Director.

“Public Equity Holders” means holders of Equity Securities of the Company, other than (i) Tengelmann and its Affiliates and any Person included in any 1 3D Group with Tengelmann or any of its Affiliates and (ii) Yucaipa and its Affiliates and any Person included in any 1 3D Group with Yucaipa or any of its Affiliates.

“Registrable Securities” means (i) all shares of Company Common Stock beneficially owned by Stockholder on the date hereof or purchased by Stockholder upon exercise of the Series B Warrants and beneficially owned at any time by Stockholder, (ii) any Convertible Underlying Securities beneficially owned by Stockholder and (iii) any securities issued or issuable with respect to any such shares of Company Common Stock by way of a stock dividend or other similar distribution or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that such securities shall cease to be Registrable Securities when (A) Stockholder Transfers such securities to any Person other than an Affiliate of Stockholder or a Registration Rights Transferee or (B) Stockholder or Registration Rights Transferee, as applicable, has beneficial ownership (including Company Common Stock issuable upon exercise of the Series B Warrants) of less than 1% of the outstanding Company Common Stock.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated under the Security Act or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Series B Warrants” means the Series B warrants issued as part of the Merger by the Company to the Existing Stockholders, which entitled the Existing Stockholders to purchase 6,965,858 shares of common stock of the Company at an exercise price of $32.40 per share which will expire on June 9, 2015, as such share amount and exercise price may be adjusted from time to time in accordance with the terms of such warrants in effect on the date hereof.

“Standing Committee” means each of the following committees: the Audit and Finance Committee; the Human Resources and Compensation Committee; the Governance Committee; and the Executive Committee.

“Standstill Expiration Date” means the earliest of (i) the five year anniversary of the date hereof; (ii) such date as the Board of Directors publicly announces its intention to solicit an Acquisition Proposal, or publicly approves, accepts, authorizes or recommends to the Company stockholders the approval of an Acquisition Proposal; (iii) such date as the Company or any Affiliate thereof (other than the parties hereto or any of their Affiliates) has entered into a binding letter of intent, binding agreement in principle or definitive agreement with any party agreeing to an Acquisition Proposal; (iv) such date that the Stockholder Percentage Interest is less than 10%; (v) such date that any Third Party or 1 3D Group has acquired beneficial ownership of outstanding Equity Securities of the Company (other than debt securities) in an amount that exceeds Tengelmann’s beneficial ownership of Equity Securities (other than debt securities) of the Company; (vi) such date that Tengelmann and its Affiliates beneficially own, in the aggregate, less than 20% of the Voting Power of Equity Securities of the Company; or (vii) such earlier date that this Agreement is terminated pursuant to Section 8.15.

“Stockholder Approvals” means the Conversion Stockholder Approval and the Charter Amendment Stockholder Approval.

“Stockholder Director” means a Director either (i) elected by Stockholder in accordance with Section 15(b) of the Convertible Preferred Articles Supplementary or (ii) designated for nomination by Stockholder and actually elected or appointed pursuant to the provisions of Section 2.01.

“Stockholder Percentage Interest” means, as of any date of determination, the percentage of Voting Power in the Company (determined on the basis of the number of votes entitled to be cast by all outstanding shares of Voting Stock of the Company, as set forth in the most recent SEC filing of the Company prior to such date that contained such information) that is beneficially owned by Stockholder and its controlled Affiliates as of such date (including any Equity Securities owned prior to the date of this Agreement); provided, however, that for purposes of this calculation (x) all determinations shall be made as if the Conversion Stockholder Approval has been obtained and (y) notwithstanding the definition of “beneficial ownership” or Voting Power, all determinations shall be made as if Stockholder beneficially owns any and all Voting Stock or Equity Securities subject to any swap, hedge, forward contract, credit default swap or any other agreement that hedges the economic consequences of ownership of any Voting Stock or Equity Securities.

“Subsidiary” of any Person means another Person (i) in which such first Person’s ownership of Voting Stock, other voting ownership or voting partnership interests is in an amount sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which are beneficially owned directly or indirectly by such first Person) or (ii) which is required to be consolidated with such Person under GAAP.

“Tengelmann” means Tengelmann Warenhandelsgesellschaft KG, a partnership organized under the laws of the Federal Republic of Germany.

“Tengelmann Director” means a Director either (i) elected by Tengelmann in accordance with Section 15(b) of the Convertible Preferred Articles Supplementary or (ii) designated for nomination by Tengelmann and actually elected or appointed pursuant to Section 2.01 of the Amended and Restated Tengelmann Stockholder Agreement.

“Third Party” means any Person other than the Company, Stockholder, Tengelmann or any of their respective controlled Affiliates.

“Trading Day” means (i) for so long as Company Common Stock is listed or admitted for trading on the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business and trading in Company Common Stock is not suspended or restricted or (ii) if Company Common Stock ceases to be so listed, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by Law or executive order to close.

“Transfer” means, with respect to any security, any sale, assignment, transfer or distribution, whether voluntarily or by operation of Law, whether in a single transaction or a series of related transactions and whether to a single Person or a 13D Group. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a public offering of securities registered under the Securities Act in which an Underwriter, placement agent or other intermediary participates in the distribution of such securities.

“Voting Power” means the ability to vote or to control, directly or indirectly, by proxy or otherwise, the vote of any Voting Stock at the time such determination is made; provided that a Person will not be deemed to have Voting Power as a result of an agreement, arrangement or understanding to vote such Voting Stock if such agreement, arrangement or understanding (i) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable by such Person on Schedule 1 3D under the Exchange Act (or any comparable or successor report). For purposes of determining the percentage of Voting Power of any class or series (or classes or series) beneficially owned by Stockholder, any Voting Stock not outstanding which is issuable pursuant to conversion, exchange or other rights, warrants, options or similar securities will not be deemed to be outstanding for the purpose of computing the Voting Power of any Person.

“Voting Stock” of any Person means securities having the right to vote generally in any election of directors or comparable governing Persons of such Person.

(b) As used in this Agreement, the terms set forth below will have the meanings assigned in the corresponding Section listed below:

Term	Section
Accepted Offered Stock	6.06(c)
Agreement	Preamble
Company	Preamble
Covered Securities	6.01(a)
Deferral Period	3.06(a)
Demand Notice	3.01(c)
Demand Offering	3.01(c)
EDGAR	3.04(a)

Term	Section
Effectiveness Date	3.01(a)
Effectiveness Period	3.01(a)
Election Notice	6.06(d)
Existing Agreement	Recitals
Existing Stockholders	Recitals
Filing Date	3.01(a)
First Offer Acceptance	6.06(c)
First Offer Notice	6.06(a)
First Offer Offeree	6.06(a)
First Offer Transferor	6.06(a)
Hedging Transaction	6.02
IDEA	3.04(a)(i)
indemnified party	3.08(c)
Indemnified Persons	3.08(a)
indemnifying party	3.08(c)
Inspectors	3.04(a) (viii)
Investment Agreement	Recitals
Labor Consultant	2.08
Lender Information	2.02
Liquidated Damages	3.01(b)
Lock-Up	3.09
Merger	Recitals
New Equity Securities	4.01(a)
New Stockholders	Recitals
Notice of Issuance	4.01(b)
Offer Date	6.06(c)
Offer Price	6.06(a)
Offered Stock	6.06(a)
Pathmark	Recitals
Piggyback Registration	3.02
Proxy Statement	7.01(a)
Records	3.04(a)(viii)
Registration Default	3.01(b)
Registration Default Date	3.01(b)
Registration Default Period	3.01(b)
Registration Rights Transferee	3.14
Representative	8.18
Required Financial Statements	3.06(b)
Stockholder	Preamble
Stockholder Convertible Preferred Stock	Recitals
Stockholder Mirror Vote	2.01(d)
Stockholder Nominee	2.01 (c)(i)
Stockholder Observer	2.01(l)
Stockholder Representative	Preamble
Subject Securities	7.02(a)

Term	Section
Tag-Along Notice	6.05(a)
Tag-Along Shares	6.05(c)
Tag-Along Terms	6.05(a)
Tag-Along Transferor	6.05(a)
Tengelmann Partners	Recitals
Tengelmann Shares	Recitals
Transaction	Recitals
YAAF II	2.07(c)
YAAF Parallel II	2.07(c)

ARTICLE II

Corporate Governance; Information Rights and Stockholder Representative

SECTION 2.01. Composition of the Board of Directors. The composition of the Board of Directors will be as follows:

(a)     Immediately after the Closing Date, (i) the By-Laws shall be amended to provide that the authorized number of directors comprising the Board of Directors shall be eleven Directors and (ii) Frederic F. Brace and Terry J. Wallock shall be elected to the Board of Directors. As of the date of this Agreement, the Company represents and warrants that the Board of Directors has determined that both Frederic F. Brace and Terry J. Wallock qualify as Independent Directors.

(b)      Immediately after the Closing Date, the Board of Directors shall be composed of eleven Directors, and, subject to any additional requirements provided for in the Charter or the By-Laws, the number of such Directors may not be (i) increased without the consent of Stockholder (except in accordance with Section 15(d) of the Convertible Preferred Articles Supplementary) and that number of directors that is at least 66.67% of the total number of directorships (including vacancies) or (ii) decreased without the approval of that number of directors that is at least 66.67% of the total number of directorships (including vacancies); provided, however, that any decrease in the number of directorships that has the effect of reducing the number of Directors that Stockholder is entitled to nominate hereunder shall require the consent of Stockholder.

(c) From and after the Closing Date (without duplication of Stockholder’s rights to elect a Stockholder Director pursuant to Section 15(b) of the Convertible Preferred Articles Supplementary), so long as the Stockholder Percentage Interest has been continuously since the Closing Date 10% or more, then the manner of selecting members of the Board of Directors will be as follows:

(i) Stockholder will have the right to designate for nomination (it being understood that such nomination will include any nomination of any incumbent Stockholder Director for reelection to the Board of Directors) to the Board of Directors (A) two Directors (at least one of whom would qualify as an Independent Director) at any time the Stockholder Percentage Interest is and has been continuously since the Closing Date, at least 20% or (B) one Director (who would qualify as an Independent Director) at any time the Stockholder Percentage Interest is less than 20% and has been continuously since the Closing Date at least 10% (each such designee, a “Stockholder Nominee”). Each Stockholder Nominee will be nominated and recommended for election to the Board of Directors by the Governance Committee and will stand for election at any stockholders’ meeting at which Directors are elected and each subsequent meeting for so long as the conditions specified in clause (A) or (B) above, as applicable, are satisfied and the Governance Committee is notified of each such Stockholder Nominee no later than the date that is 30 days prior to the date the Company’s annual proxy statement is scheduled to be mailed to stockholders with respect to such meeting; provided, however, that if Stockholder fails to give such notice in a timely manner, then Stockholder shall be deemed to have nominated the incumbent Stockholder Directors or Stockholder Directors, as applicable, in a timely manner. In the event that (x) the Stockholder Percentage Interest is at any time less than 20% but clause (B) of the second preceding sentence is satisfied, Stockholder shall not have the right to designate more than one Director, and, at the request of a majority of the Other Directors then in office, shall cause one of the two Stockholder Directors then in office to resign immediately upon such events and (y) the Stockholder Percentage Interest is at any time less than 10%, Stockholder shall not have any right to designate any Directors, and, at the request of a majority of the Other Directors then in office, shall cause any Stockholder Directors then in office to resign immediately upon such event.

(ii)     Subject to Section 2.01(c)(iii), the Company and the Board of Directors, including the Governance Committee, shall cause each Stockholder Nominee to be included in management’s slate of nominees for such stockholders’ meeting at which Directors are elected and shall recommend such Person for election to the Board of Directors.

(iii)    Notwithstanding anything to the contrary in this Section 2.01, neither the Governance Committee, the Company nor the Board of Directors shall be under any obligation to nominate and recommend a Stockholder Nominee to the extent it determines, in good faith and after consideration of specific written advice of outside counsel (a copy of which will be provided to Stockholder), that such recommendation would reasonably be expected to violate their duties under MGCL § 2-405.1(a) because (A) such nominee is unfit to serve as a director of a company listed or quoted on the primary stock exchange or quotation system on which the Company’s Common Stock is listed or quoted or (B) service by such nominee as a Director would reasonably be expected to violate applicable Law, the NYSE Listed Company Manual or, if the Company is not listed on the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Stock is listed or quoted, in which case the Company shall provide Stockholder with a reasonable opportunity (but in any event not less than 30 days) to designate an alternate Stockholder Nominee.

(iv) Without limiting the generality of Section 2.01(c), if the number of Stockholder Directors is less than the number that the Stockholder has the right (and wishes) to designate pursuant to this Section 2.01, at the request of the Stockholder, the Secretary of the Company shall call a special meeting of the stockholders of the Company for the purpose of removing Public Directors to create such vacancies as are necessary to permit Stockholder to designate the full number of Stockholder Directors that it is entitled (and wishes) to designate pursuant to this Section 2.01. Upon the creation of any vacancy pursuant to the preceding sentence, Stockholder shall designate the Person to fill such vacancy in accordance with this Section 2.01 and, subject to Section 2.01 (c)(iii), the Board of Directors shall appoint each Person so designated.

(d)     Until the third anniversary of the date of this Agreement, in any election of Directors at a meeting of the stockholders of the Company, if (x) Stockholder has elected the applicable number of Stockholder Directors in accordance with Section 15(b) of the Convertible Preferred Articles Supplementary, or (y) the Company has nominated and recommended the Stockholder Nominees (to the extent required by Section 2.01(c)) that Stockholder wished to nominate (subject to Section 2.01 (c)(iii) above), then Stockholder (i) agrees (A) to cause all Voting Stock held by Stockholder to be present at such meeting either in person or by proxy and (B) to vote such Voting Stock beneficially owned by it for all nominees (other than the Stockholder Nominees) included in management’s slate, in a manner identical (on a proportionate basis) to the manner in which the Public Equity Holders vote their shares of Voting Stock in such elections (the “Stockholder Mirror Vote”) and (ii) shall be entitled to vote all Voting Stock held by Stockholder for any Stockholder Nominee in its sole discretion. For purposes of allocating the Stockholder Mirror Vote, abstentions and broker non-votes shall be disregarded. As promptly as practicable following the nomination and recommendation of the Stockholder Nominees in accordance with Section 2.01(c) above, Stockholder shall, and shall cause its Affiliates to, provide the Company a proxy (which will be subject to Section 2.01(k)) for purposes of effecting the first sentence of this Section 2.01(d). Notwithstanding the foregoing, this Section 2.01(d) shall not apply with respect to any election of Directors in connection with which any Person (other than (x) Stockholder or any Affiliate of Stockholder, (y) any member of any 1 3D Group that includes Stockholder or any Affiliate of Stockholder or (z) any other Person with whom Stockholder is acting in concert) (i) has initiated (and is continuing) a “proxy contest” or other solicitation of proxies, consents or votes in favor of one or more nominees for election to the Board of Directors that are different from the nominees to the Board of Directors in management’s slate, (ii) has initiated (and is continuing) a “proxy contest” or other solicitation of proxies, consents or votes against one or more of the nominees to the Board of Directors in management’s slate, or (iii) has included one or more stockholder nominated director candidates in the Company’s proxy materials using the direct proxy access procedures under the Exchange Act or otherwise. This Section 2.01(d) shall automatically terminate upon the third anniversary of the date of this Agreement.

(e)     In any matter submitted to a vote of stockholders not subject to Section 2.01(d) or 7.02, Stockholder may vote any or all of its Voting Stock in its sole discretion, subject to applicable Law.

(f)     Until the third anniversary of the date of this Agreement, for so long as (x) Stockholder has elected the applicable number of Stockholder Directors in accordance with Section 15(b) of the Convertible Preferred Articles Supplementary, or (y) the Board of Directors or Governance Committee nominates and recommends (subject to Section 2.01(c)(iii) above) the number of Stockholder Nominees contemplated by Section 2.01(c) that Stockholder wishes to nominate and so long as the Company has complied with Section 2.01(c)(iv), Stockholder agrees not to take, without the consent of a majority of the Other Directors, any action to remove or oppose any Other Director or to seek to change the size of the Board of Directors or otherwise seek to expand Stockholder’s representation on the Board of Directors in a manner inconsistent with Section 2.01(d) (except in accordance with Section 15(d) of the Convertible Preferred Articles Supplementary). This Section 2.01(f) shall automatically terminate upon the third anniversary of the date of this Agreement.

(g)     No Stockholder Nominee or Stockholder Director shall be qualified to be a Director unless at all times during his or her term, he or she remains acceptable to Stockholder.

(h)     Upon the death, resignation, retirement, incapacity, disqualification or removal from office for any other reason of any Stockholder Director, Stockholder will have the right to designate the replacement for such Stockholder Director and the Board of Directors will, subject to Section 2.01(c)(iii), elect each such Person so designated in accordance with this Section 2.0 1(h). Upon the death, resignation, incapacity, disqualification or removal of any Public Director, a majority of the Public Directors will have the exclusive right to designate the replacement for such Public Director and elect same.

(i)    For the avoidance of doubt, Stockholder Directors shall be entitled to compensation and expense reimbursement in accordance with the Company’s policies and practices applicable to Directors generally. The Company will also provide and hereby agrees to enter into indemnification agreements with the Stockholder Directors on terms not less favorable to the Stockholder Directors than any indemnification agreement entered into with any Other Director.

(j)    The Board of Directors will use reasonable best efforts to ensure, to the extent lawful, at all times that the Charter, By-Laws and corporate governance policies and guidelines of the Company are not at any time inconsistent in any material respect with the provisions of this Article II and in the event of any such inconsistency, shall negotiate in good faith to revise this Article II to achieve the parties’ intention set forth herein to the greatest extent possible.

(k)     Notwithstanding anything to the contrary in this Section 2.01, Stockholder shall be under no obligation to vote in favor of an Other Director nominee who has been nominated by a Person other than the Governance Committee or the Board of Directors to the extent Stockholder determines, in good faith and after consideration of specific written advice of outside counsel (a copy of which will be provided to the Company and the Board of Directors), that the hypothetical nomination or recommendation of such nominee by the Board of Directors would have been reasonably expected to violate the Directors’ duties under MGCL §2-405.1(a) because (i) such nominee is unfit to serve as a director of a company listed or quoted on the primary stock exchange or quotation system on which the Company’s Common Stock is listed or quoted or (ii) service by such nominee as a Director would reasonably be expected to violate applicable Law, the NYSE Listed Company Manual or, if the Company is not listed on the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Stock is listed or quoted; provided that Stockholder shall make such determination as soon as practicable and, if applicable, provide written notice thereof to the Company and Board of Directors as soon as practicable thereafter.

(l) For so long as the Stockholder Percentage Interest has been continuously since the Closing Date 10% or more, Stockholder shall be entitled to designate (and to remove and replace from time to time) a representative (the “Stockholder Observer”) who shall (i) have the right to receive due notice of and to attend and participate in discussions (but not vote on any matters on which the directors are entitled to vote) at all meetings of the entire Board of Directors and, if permitted by any committee of the Board of Directors (as determined by such committee), meetings of such committee of the Board of Directors, (ii) have the right to receive copies of all documents and other information, including minutes, consents, business plans, presentation materials, budgets and financial information furnished to all members of the Board of Directors and any committees thereof (to the extent the Stockholder Observer has received permission to participate in the meeting of such committee), in each case, substantially concurrently with the provision of such documents or information to the members of the Board of Directors or the committee, as applicable; provided that the observation is not prohibited by applicable Law, the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Stock is listed or quoted and shall not require the Company to jeopardize the attorney-client privilege of the Company and (iii) be entitled to be indemnified by the Company to the same extent mutatis mutandis as if the Stockholder Observer was a director.

SECTION 2.02. Information Rights. For so long as the Stockholder Percentage Interest has been continuously since the Closing Date 10% or more, each Stockholder shall be entitled to receive the financial and other information (the “Lender Information”) provided to all of the Lenders (at the same time such information is made available to the Lenders) by the Company in the form and same manner in which it is delivered to such Lenders. The Lender Information shall be subject to the confidentiality provisions set forth in Section 8.16.

SECTION 2.03. Committees. Stockholder Directors shall have the right (at Stockholder’s election) to serve on each Standing Committee of the Board of Directors and the number of Stockholder Directors on a Standing Committee of the Board of Directors shall be not less than (x) the number of Stockholder Directors at such time divided by (y) the total number of seats on the Board of Directors at such time multiplied by (z) the number of Directors serving on such Standing Committee (rounded to the nearest whole number). Stockholder shall have the right to select the Stockholder Directors that will serve on each Standing Committee of the Board of Directors; provided that, so long as there are any Stockholder Directors serving on the Board of Directors, at least one Stockholder Director shall have the right to serve on each Standing Committee of the Board of Directors. Notwithstanding the foregoing, a Stockholder Director shall not serve on any Standing Committee if such service would violate any Law, the NYSE Listed Company Manual or, if the Company is not listed on the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Stock is listed or quoted. Upon written request by the Stockholder Representative, as soon as reasonably practicable, one Stockholder Director shall be appointed to the board of directors (or similar governing body) of each Subsidiary of the Company requested by such Stockholder Representative and each committee of each such Subsidiary.

SECTION 2.04. Solicitation of Shares. The Company will use its reasonable best efforts to solicit proxies in favor of the Stockholder Nominees selected in accordance with Section 2.01 from its stockholders eligible to vote for the election of Directors.

SECTION 2.05. Approval Required for Certain Actions. (a) For so long as the Stockholder Percentage Interest has been continuously since the Closing Date 17.8% or more, the approval of Stockholder will be required for the Company to do (or authorize or permit any of its Subsidiaries to do) any of the following actions (in addition to any other Board of Directors or stockholder approval required by any Law, the Charter or By-Laws):

(i)      any Business Combination by the Company, except for any Business Combination involving consideration with a Fair Market Value not exceeding $50,000,000 to be paid by or to the Company or its stockholders, as the case may be;

(ii)     the issuance of any Equity Security of the Company, the creation of any right to acquire such Equity Security or any amendment to the terms of any such Equity Security, to the extent such issuance, creation or amendment requires stockholder approval; provided, however, that this clause (ii) shall not include any issuance (A) pursuant to any employee compensation plan or other benefit plan, including stock option, restricted stock or other equity-based compensation plans, (B) of any Equity Security issued or issuable under rights existing as of the Closing Date, including the Series B Warrants or (C) of any Equity Security issued or issuable upon conversion of any Convertible Preferred Stock or pursuant to the Convertible Preferred Stock PIK Dividend Provision or pursuant to the conversion of any of the Convertible Notes outstanding on the date hereof;

(iii) any amendment to the Charter or the By-Laws (other than amendments contemplated by (A) this Agreement, (B) the Investment Agreement or (C) the Authorized Capital Stock Charter Amendment);

(iv)     any amendment to the charter of any committee of the Board of Directors or to any corporate governance guideline relating to any matter addressed by this Agreement that would reasonably be expected to circumvent in any manner any of Stockholder’s rights hereunder or the exercise thereof;

(v)      any Discriminatory Transaction;

(vi)       a change of the Company’s policies concerning the need for Board approval intended or reasonably likely to circumvent any of Stockholder’s rights hereunder or the exercise thereof;

(vii)      prior to the Maturity Date, any amendment or refinancing of the ABL Credit Agreement, except for changes that could not reasonably be expected to adversely affect Stockholder in its capacity as a holder of the Convertible Preferred Stock or adversely affect ay rights, privileges or preferences of the Convertible Preferred Stock;

(viii)      any action by the Company or any of its Subsidiaries (including borrowings) that could cause the ABL Credit Facility to limit, restrict, prohibit or prevent the Company from paying dividends in full in cash on the Convertible Preferred Stock in the amounts contemplated by the Convertible Preferred Articles Supplementary, except to the extent approved in advance by a majority of Independent Directors of the Board; or

(ix)        any action by the Company or any of its Subsidiaries, including entering into any contract or other agreement, that could limit, restrict, prohibit or prevent the Company’s ability to pay dividends in full in cash on the Convertible Preferred Stock in the amounts contemplated by the Convertible Preferred Articles Supplementary.

(b) For so long as the Stockholder Percentage Interest has been continuously since the Closing Date 17.8% or more, the approval of at least one of the Stockholder Directors will be required for the Board of Directors to approve or authorize, and for the Company to do (or authorize or permit any of its Subsidiaries to do), any of the following (in addition to any other Board of Directors or stockholder approval required by any Law, the Charter or By-Laws):

(i) any acquisition or disposition (in one transaction or a series of related transactions) of any assets (including any Equity Securities of any Subsidiary of the Company), business operations or securities (other than Equity Securities of the Company), with a Fair Market Value of more than $50,000,000, but excluding any disposition to, or acquisition from or of, a wholly owned Subsidiary of the Company or any disposition that (A) occurs in connection with creating or granting any Encumbrances to a Third Party that is not a Subsidiary or Affiliate of the Company in connection with a bona fide financing or (B) arises as a matter of Law or occurs pursuant to a court order;

(ii) the issuance of any Equity Security or any other stock or equity interests (voting, non-voting, preferred or common) of the Company or any of its Subsidiaries (other than to the Company or any wholly owned Subsidiary of the Company), the creation of any obligation to acquire such Equity Security or any amendment to the terms of any such Equity Security; provided, however, that this clause (ii) shall not include any issuance (A) pursuant to any employee compensation plan or other benefit plan, including stock option, restricted stock or other equity-based compensation plans, (B) of any Equity Security issued or issuable under rights existing as of the Closing Date, including the Series B Warrants or (C) of any Equity Security issued or issuable under conversion of any Convertible Preferred Stock or pursuant to the Convertible Preferred Stock PIK Dividend Provision or pursuant to the conversion of any of the Convertible Notes outstanding on the date hereof;

(iii)    any repurchase of Equity Securities of the Company or any of its Subsidiaries (other than wholly owned Subsidiaries) pursuant to a self-tender offer, stock repurchase program, open market transaction or otherwise other than (A) a repurchase of Equity Securities of the Company from employees or former employees subject to the terms and conditions of employee stock plans or a purchase of Equity Securities of the Company from Stockholder pursuant to this Agreement, (B) the settlement of all or any portion of any exercised Series B Warrants in cash pursuant to the terms of the Series B Warrants or (C) a repurchase by the Company of the Convertible Notes;

(iv)    any incurrence, assumption, or issuance of Indebtedness in one or a series of related transactions in an aggregate principal amount of more than $50,000,000 (other than any borrowing under the ABL Credit Agreement that do not limit, restrict, prohibit or prevent the Company from paying dividends in full in cash on the Convertible Preferred Stock in the amounts contemplated by the Convertible Preferred Articles Supplementary, except to the extent approved in advance by a majority of the Independent Directors of the Board); provided, however, that the foregoing shall not apply to any refinancing of Indebtedness existing on the Closing Date (except any refinancing of the ABL Credit Agreement shall be subject to Section 2.05(a)(vii)); provided further, however, that such refinancing does not (1) increase the principal amount of such Indebtedness (other than as may be necessary for the payment of fees, discounts, expenses and premiums), (2) shorten the maturity thereof, (3) limit, restrict, prohibit or prevent the Company’s ability to pay dividends in full in cash on the Convertible Preferred Stock in the amounts contemplated by the Convertible Preferred Articles Supplementary, and (4) is otherwise on then market terms (as determined by the Board of Directors), and which refinancing may apply to a refinancing of commitments (whether drawn or undrawn) under any revolving credit agreement; or

(v)     the declaration of any dividends or other distributions (whether in cash or property) on shares of Company Common Stock.

(c)   Any transaction between the Company or any of its Subsidiaries, on the one hand, and Stockholder, or any Subsidiary or Affiliate of Stockholder, on the other hand (other than the compensation of Directors and officers in the ordinary course of business), will require the approval of a majority of the Other Directors (in addition to any other Board of Directors’ or stockholders’ approval required by any Law, the Charter or By-Laws).

(d)     The Company will cause its generally applicable policies regarding matters that required approval of the Board of Directors to reflect the requirements of this Section 2.05.

(e) Notwithstanding the foregoing, Stockholder shall not have any approval rights with respect to any refinancing of (i) the 2011 Convertible Notes, if at the time of such contemplated refinancing, Stockholder, together with its Affiliates own more than 25% of the aggregate principal amount of such notes or (ii) the 2012 Convertible Notes, if at the time of such contemplated refinancing, Stockholder, together with its Affiliates own more than 25% of the aggregate principal amount of such notes.

SECTION 2.06. Stockholder Representative. The parties hereto acknowledge and agree that Yucaipa American Alliance Fund II, LLC shall be the designated representative of Stockholder, or the Stockholder Representative, with the authority to make all decisions and determinations and to take all actions (including giving consents and waivers or agreeing to any amendments to this Agreement or to the termination hereof) required or permitted hereunder on behalf of Stockholder, and any such action, decision or determination so made or taken shall be deemed the action, decision or determination of Stockholder, any notice, document, certificate or information required to be given, whether in writing or otherwise, to any Investor shall be deemed so given if given to Stockholder Representative and the Company shall be fully protected against liability in relying on the actions of the Stockholder Representative as being authorized by the Stockholder.

SECTION 2.07. VCOC Information Rights/Management Rights. (a) The Company shall provide each Stockholder and any Permitted Transferee with the following information to the extent otherwise prepared by the Company: (1) unaudited monthly financial statements in the form prepared by management consistent with past practice (if so prepared, as soon as available), (2) unaudited quarterly financial statements (as soon as available) and (3) annual financial statements audited by a nationally recognized accounting firm (as soon as available) prepared in all material respects in accordance with GAAP, which audited annual statements shall include: (A) the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows; (B) a comparison to the corresponding data for the corresponding periods of the previous fiscal year and from the Company’s financial plan; (C) a reasonably detailed narrative descriptive report of the operations of the Company and its Subsidiaries in the form prepared for presentation to the senior management of the Company for the applicable period and for the period from the beginning of the then current fiscal year to the end of such period; provided, however, that to the extent the Company is required by Law or pursuant to the terms of any outstanding Indebtedness of the Company to prepare any of the foregoing reports or other annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act and such reports are actually prepared by the Company those reports shall be delivered as soon as available (provided further however, that any such reports shall be deemed to have been delivered when such reports are publicly available via EDGAR, IDEA or any successor system of the SEC).

(b)      In addition, (x) upon reasonable prior notice, and subject to applicable Law relating to the confidentiality of information, the Company shall permit any authorized representatives designated by Stockholder reasonable access at reasonable times upon not less than 5 Business Days prior notice to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their books of account, and to discuss its and their affairs, finances and accounts with its and their officers, all at such times as Stockholder may reasonably request and may be mutually agreed upon, and (y) Stockholder shall have the right to consult with and advise the management of the Company and its Subsidiaries, upon reasonable prior written notice at reasonable times from time to time, on all matters relating to the operation of the Company and its Subsidiaries. The Company shall not be required to take any actions contemplated by this Section where such action would jeopardize the attorney-client privilege of the Company or contravene any applicable Law or binding agreement. All information and materials provided pursuant to this Section shall be subject to the confidentiality provisions set forth in Section 8.16.

(c)     The parties hereby acknowledge, agree and reaffirm that Stockholder has the right to elect or nominate, as applicable, up to two members of the Board of Directors pursuant to Section 15(b) of the Convertible Preferred Articles Supplementary and Section 2.01 of this Agreement. Yucaipa American Alliance (Parallel) Fund II, LP (“YAAF Parallel II”) shall be entitled to designate one of the members of the Board of Directors, and Yucaipa American Alliance Fund II, LP (“YAAF II”) shall be entitled to designate the other member of the Board of Directors, if any; provided, however, that this shall not be deemed to modify the terms of Section 15(b) of the Convetible Preferred Articles Supplementary or Section 2.01 of this Agreement. In the event that YAAF II is not entitled to designate a member of the Board of Directors, then YAAF II shall be entitled to select the Stockholder Observer pursuant to Section 2.01(l).

(d)     The provisions of this Section 2.07 are intended to permit the investments by certain Persons comprising Stockholder, including YAAF Parallel II and YAAF II, in the Company to qualify as “venture capital investments” for purposes of Department of Labor Regulation section 25 10.3-101, and the Company agrees to permit any reasonable modifications or additions to this Section 2.07 proposed by such Persons or Stockholder in order to ensure that such Persons continue to have “management rights” with respect to the Company for purposes thereof.

SECTION 2.08. Labor Consultant. Stockholder shall designate in writing by notice to the Board within 30 days after the date hereof and subject to the Company and the Labor Consultant entering into an appropriate and mutually agreed upon confidentiality and consultant agreement, a consultant (the “Labor Consultant”), who shall be authorized during the Term to attend and participate in all meetings of the Company on any labor-related matters, including with respect to collective bargaining agreements, labor unions or other labor organizations, any strikes, disputes, slowdowns of employees of the Company and any other matter concerning labor relations. The consultant agreement for the Labor Consultant shall obligate the Company to pay the reasonable consulting fees and expenses of the Labor Consultant and will contain confidentiality covenants similar to the terms set forth in Section 8.16.

SECTION 2.09. Charter and By-Laws. (a) Immediately after the Closing, any Director will have the right to call a meeting of the Board of Directors.

(b)     The Company represents and warrants to Stockholder that it has adopted resolutions providing that automatically upon the Closing and without any further act of any Person, the By-Laws will be amended substantially on the terms set forth in Exhibit A. The Company will not amend, rescind or cause to be superseded such resolution prior to the effectiveness of such amendments.

(c)     The Board of Directors will use reasonable best efforts to ensure, to the extent lawful, at all times that the Charter, By-Laws and corporate governance policies and guidelines of the Company are not at any time inconsistent in any material respect with the provisions of this Agreement.

SECTION 2.10. Change in Law. Without limiting the obligations of the Board of Directors under Section 2.09(c), in the event any Charter provision, By-Law provision or any Law exists or hereafter comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties will negotiate in good faith to revise this Agreement to achieve the parties’ intention set forth herein to the greatest extent possible.

ARTICLE III

Registration Rights

SECTION 3.01. Registration. (a) Prior to the six-month anniversary of the date hereof (the “Filing Date”), the Company shall prepare and file with the SEC a Registration Statement providing for the direct primary sales for cash by Stockholder of the Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Thereafter, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective or otherwise to become effective under the Securities Act within 365 days after the date hereof (the “Effectiveness Date”), and subject to the other provisions of this Article III, shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the shares of Company Common Stock subject to this Article III cease to be Registrable Securities (the “Effectiveness Period”). The Company agrees to supplement or make amendments to the Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period, including (A) to respond to the comments of the SEC, if any, (B) as may be required by the registration form utilized by the Company for such Registration Statement or by the instructions applicable to such registration form, (C) as may be required by the Securities Act or (D)

as may be reasonably requested in writing by Stockholder or any Underwriter regarding information about Stockholder or any Underwriter to be included in a prospectus.

(b)     If (i) the Registration Statement is not filed on or prior to the Filing Date, (ii) a Registration Statement is not declared effective by the SEC or does not otherwise become effective on or prior to its required Effectiveness Date, or (iii) after its Effectiveness Date, such Registration Statement ceases for any reason to be effective and available to Stockholder as to all Registrable Securities to which it is required to cover at any time prior to the expiration of the Effectiveness Period (in each case, except as specifically permitted herein) (any such failure or breach being referred to as a “Registration Default,” and for purposes of clauses (i) or (ii) the date on which such Registration Default occurs, and for purposes of clause (iii) the date on which the Registration Statement ceases to be effective and available, being referred to as the “Registration Default Date” and each period from and including the Registration Default Date during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, during the Registration Default Period, in addition to any other rights available to Stockholder, the Company shall pay to Stockholder (“Liquidated Damages”) in an amount in cash equal to the product of (x) 1.00% per annum and (y) the difference between (1) the sum of (A) $115,000,000 and (B) the Liquidation Preference (as defined in the Convertible Preferred Articles Supplementary) attributable to any Convertible Preferred Stock issued to Stockholder pursuant to the Convertible Preferred Articles Supplementary after the date hereof and (2) the Liquidation Preference attributable to Registrable Securities (determined based on the amount attributable to them prior to their becoming Registrable Securities) Transferred prior to the beginning of the applicable Registration Default Period to a Third Party that does not receive registration rights pursuant to Section 3.14. Liquidated Damages shall accrue from the applicable Registration Default Date until all Registration Defaults have been cured, and shall be payable quarterly in arrears on each March 15, June 15, September 15 and December 15 following the applicable Registration Default Date to the record holder of the applicable security on the date that is 15 days prior to such payment date, until paid in full. Following the cure of any Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default. Liquidated Damages payable in respect of any Registration Default Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Liquidated Damages shall be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may have occurred and be continuing.

(c)     At any time and from time to time on or after the Effective Date, upon the written request (a “Demand Notice”) of Stockholder requesting that the Company effect an Underwritten Offering of Registrable Securities of Stockholder (a “Demand Offering”), the Company shall use its commercially reasonable efforts to effect, as expeditiously as possible, an Underwritten Offering of the Registrable Securities which the Company has been so requested to register; provided, however, that (A) (x) with respect to any Registrable Securities (other than Existing Registrable Securities), the Company shall be obligated to effect any such Underwritten Offering pursuant to this Section 3.01: (1) no more than two times in any 12-month period and (2) no more than five times in the aggregate and (y) with respect to the Existing Registrable Securities, the Company shall be obligated to effect any such Underwritten Offering pursuant to this

Section 3.01: (1) no more than two times in any 12-month period and (2) since December 3, 2007, no more than three times in the aggregate and (B) in each case, the Registrable Securities for which a Demand Offering has been requested will have a value (based on the average closing price per share of Company Common Stock for the ten Trading Days preceding the delivery of such Demand Notice) of not less than $20,000,000 or such lesser remaining amount of Registrable Securities held by Stockholder. Each such Demand Notice will specify the number of Registrable Securities proposed to be offered for sale and will also specify the intended method of distribution thereof. Notwithstanding anything to the contrary herein, the Company shall not be required to make any Registration Statement available for, or permit the use of any such Registration Statement for the registration of all or any portion of a Hedging Transaction.

(d)     In the event an offering of Registrable Securities under this Section 3.01 involves one or more Underwriters, Stockholder will select the lead Underwriter and any additional Underwriters in connection with the offering from the list of investment banks set forth on Schedule I. The list of investment banks on Schedule I may be amended from time to time by Stockholder with the consent of the Company (such consent not to be unreasonably withheld or delayed).

(e)     Notwithstanding the foregoing provisions of this Section 3.01, Stockholder may not request a Demand Offering during a period commencing upon the filing (or earlier, but not more than 30 days prior to such filing upon notice by the Company to Stockholder that it so intends to file) of a Registration Statement for Company Common Stock by the Company (for its own account or for any other security holder) and ending (i) 90 days after such Registration Statement is declared effective by the SEC (or becomes automatically effective), (ii) upon the withdrawal of such Registration Statement or (iii) 30 days after such notice if no such Registration Statement has been filed within such 30-day period, whichever occurs first; provided that the foregoing limitation will not apply if Stockholder was not given reasonable opportunity, in violation of Section 3.02, to include its Registrable Securities in the Registration Statement described in this Section 3.01(e).

(f) Stockholder will be permitted to rescind a Demand Offering or request the removal of any Registrable Securities held by it from any Demand Offering at any time (so long as, in the case of a Demand Offering, after such removal it would still constitute a Demand Offering, including with respect to the required Fair Market Value thereof); provided that, if Stockholder rescinds a Demand Offering, such Demand Offering will nonetheless count as a Demand Offering for purposes of determining when future Demand Offerings can be requested by Stockholder pursuant to this Section 3.01, unless Stockholder reimburses the Company for all expenses (including reasonable fees and disbursements of counsel) incurred by the Company in connection with such Demand Offering.

SECTION 3.02. Piggyback Registration. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Company Common Stock for (a) the Company’s own account (other than (i) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a Registration Statement filed in connection with an offering of securities solely to the

Company’s existing security holders) or (b) the account of any holder of Company Common Stock (other than Stockholder) pursuant to a demand registration requested by such holder, then the Company will give written notice of such proposed filing to Stockholder as soon as practicable (but in no event less than 20 days before the anticipated filing date), and upon the written request, given within 10 days after delivery of any such notice by the Company, of Stockholder to include Registrable Securities in such registration (which request shall specify the number of Registrable Securities proposed to be included in such registration), the Company will, subject to Section 3.03, include all such Registrable Securities in such registration, on the same terms and conditions as the Company’s or such holder’s Company Common Stock (a “Piggyback Registration”); provided, however, that if, at any time after giving written notice of such proposed filing and prior to the business day prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities, then the Company may, at its election, give written notice of such determination to Stockholder and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company will control the determination of the form of any offering contemplated by this Section 3.02, including whether any such offering will be in the form of an Underwritten Offering and, if any such offering is in the form of an Underwritten Offering, (i) the Company will select the lead Underwriter and any additional Underwriters in connection with such offering and (ii) Stockholder’s right to participate shall be conditioned on Stockholder entering into an underwriting agreement in customary form and acting in accordance with the provisions thereof.

SECTION 3.03. Reduction of Underwritten Offering. Notwithstanding anything contained herein, if the lead Underwriter of an Underwritten Offering described in Section 3.01 or 3.02 advises the Company in writing that in its reasonable opinion, the number of shares of Company Common Stock (including any Registrable Securities) that the Company, Stockholder and any other Persons intend to include in any Registration Statement is such that the success of any such offering would be materially and adversely affected, including the price at which the securities can be sold or the number of Registrable Securities that any participant may sell, then the number of shares of Company Common Stock to be included in the Registration Statement for the account of the Company, Stockholder and any other Persons will be reduced pro rata by proposed participation in the Underwritten Offering to the extent necessary to reduce the total number of securities to be included in any such Registration Statement to the number recommended by such lead Underwriter; provided that (a) priority in the case of a Demand Offering pursuant to Section 3.01 will be (i) first, the Registrable Securities requested to be included in the Registration Statement for the account of Stockholder, (ii) second, securities to be offered by the Company for its own account, (iii) third, securities requested to be included in the Registration Statement by Tengelmann pursuant to any piggyback registration rights set forth in the Amended and Restated Tengelmann Stockholder Agreement and (iv) fourth, pro rata among any other holders of securities of the Company having the right to be so included so that the total number of securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter; (b) priority in the case of a Registration Statement initiated by the Company for its own account which gives rise to a Piggyback Registration pursuant to Section 3.02 will be (i) first, securities initially proposed to be offered by the Company for its own account, (ii) second, securities requested to be included in the Registration Statement for the account of Tengelmann pursuant to any piggyback registration rights set forth in the Amended and Restated Tengelmann Stockholder Agreement hereof and securities requested to be included in the Registration Statement for the account of Stockholder pursuant to Section 3.02 hereof, pro rata based on Tengelmann’s Piggyback Percentage and Stockholder’s Piggyback Percentage, respectively, and (iii) third, among any other securities of the Company requested to be registered pursuant to a contractual right so that the total number of securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter; (c) priority in the case of a Registration Statement initiated by the Company for the account of Tengelmann pursuant to registration rights afforded to Tengelmann pursuant to the Amended and Restated Tengelmann Stockholder Agreement will be (i) first, the securities requested to be included in the Registration Statement for the account of Tengelmann, (ii) second, securities to be offered by the Company for its own account, (iii) third, securities requested to be included in the Registration Statement for the account of Stockholder pursuant to Section 3.02 hereof and (iv) fourth, among any other securities of the Company requested to be registered pursuant to a contractual right so that the total number of securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter and (d) priority with respect to inclusion of securities in a Registration Statement initiated by the Company for the account of holders other than Stockholder and Tengelmann pursuant to registration rights afforded such holders will be (i) first, pro rata among securities requested to be included in the Registration Statement for the account of such holders, (ii) second, securities requested to be included in the Registration Statement by the Company for its own account, (iii) third, securities requested to be included in the Registration Statement for the account of Tengelmann pursuant to any piggyback registration rights set forth in the Amended and Restated Tengelmann Stockholder Agreement and securities requested to be included in the Registration Statement for the account of Stockholder pursuant to Section 3.02 hereof, pro rata based on Tengelmann’s Piggyback Percentage and Stockholder’s Piggyback Percentage, respectively, and (iv) fourth, pro rata among any other securities of the Company requested to be registered pursuant to a contractual right so that the total number of securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter.

SECTION 3.04. Registration Procedures. (a) Subject to the provisions of Section 3.01 hereof, in connection with the registration of the sale of Registrable Securities hereunder, the Company will as promptly as reasonably practicable:

(i)        furnish to Stockholder without charge, if requested, prior to the filing of a Registration Statement, copies of such Registration Statement as it is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein, except to the extent such exhibits or documents are currently available electronically via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), Interactive Data Electronic Applications system (“IDEA”) or any successor system of the SEC), which documents (other than those incorporated by reference) will be subject to the review and good faith objection of Stockholder prior to filing (provided, however, if Stockholder does not object to any such document prior to the close of business on the third Business Day after receipt thereof, Stockholder shall be deemed to have waived any objection) the prospectus included in such Registration Statement (including each preliminary prospectus), copies of any and all transmittal letters or other correspondence with the SEC relating to such Registration Statement (except to the extent such letters or correspondence is currently available electronically via EDGAR, IDEA or any successor system of the SEC) and such other documents in such quantities as Stockholder may reasonably request from time to time in order to facilitate the disposition of such Registrable Securities;

(ii)       use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Stockholder reasonably requests and do any and all other acts and things as may be reasonably necessary or advisable to enable Stockholder to consummate the disposition of such Registrable Securities in such jurisdictions; provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.04(a)(ii), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(iii)      notify Stockholder at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in a Registration Statement or the Registration Statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will promptly prepare and file with the SEC a supplement or amendment to such prospectus and Registration Statement (and comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner) so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv)     advise the Underwriters, if any, and Stockholder promptly and, if requested by such Persons, confirm such advice in writing, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(v)      use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Company to enable Stockholder to consummate the disposition of such Registrable Securities; provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.04(a)(v), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(vi)     enter into customary agreements and use commercially reasonable efforts to take such other actions as are reasonably requested by Stockholder in order to expedite or facilitate the disposition of such Registrable Securities, including preparing for and participating in a road show and all such other customary selling efforts as the Underwriters reasonably request in order to expedite or facilitate such disposition;

(vii)    if requested by Stockholder or the Underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as Stockholders and such Underwriter(s), if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold to such Underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such prospectus supplement or post-effective amendment;

(viii)   make available for inspection by Stockholder, any Underwriter participating in any disposition of such Registrable Securities, and any attorney for Stockholder and such Underwriter and any accountant or other agent retained by Stockholder or such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company

(collectively, the “Records”) as will be reasonably necessary to enable them to conduct customary due diligence with respect to the Company and the related Registration Statement and prospectus, and cause the Representatives of the Company and its Subsidiaries to supply all information reasonably requested by any such Inspector; provided that (x) Records and information obtained hereunder will be used by such Inspector only to conduct such due diligence and (y) Records or information that the Company determines, in good faith, to be confidential will not be disclosed by such Inspector unless (A) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or related prospectus or (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction;

(ix)     (A) cause the Company’s Representatives to supply all information reasonably requested by Stockholder, or any Underwriter, attorney, accountant or agent in connection with the Registration Statement and (B) provide Stockholder and its counsel with the opportunity to participate in the preparation of such Registration Statement and the related prospectus;

(x)      use its commercially reasonable efforts to obtain and deliver to each Underwriter and Stockholder a comfort letter from the independent registered public accounting firm for the Company (and additional comfort letters from the independent registered public accounting firm for any company acquired by the Company whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters as such Underwriter and Stockholder may reasonably request, including (x) that the financial statements included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (y) as to certain other financial information for the period ending no more than five business days prior to the date of such letter; provided, however, that if the Company fails to obtain such comfort letter, then such Demand Offering will not count as a Demand Offering for purposes of determining when future Demand Offerings can be requested by a Stockholder pursuant to Section 3.01;

(xi)     use its commercially reasonable efforts to obtain and deliver to each Underwriter and Stockholder a 10b-5 statement and legal opinion from the Company’s counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions as such Underwriter and Stockholder may reasonably request; provided, however, that if the Company fails to obtain such statement or opinion, then such Demand Offering will not count as a Demand Offering for purposes of determining when future Demand Offerings can be requested by a Stockholder pursuant to Section 3.01;

(xii)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement (which need not be audited) covering a period of 12 months beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and

(xiii)   use its commercially reasonable efforts to cause such Registrable Securities to be listed or quoted on the NYSE or, if Company Common Stock is not then listed on the NYSE, then on any other securities exchange or national quotation system on which similar securities issued by the Company are listed or quoted.

(b)     In connection with the Registration Statement relating to such Registrable Securities covering an Underwritten Offering, (i) the Company and Stockholder agree to enter into a written agreement with each Underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such Underwriter and companies of the Company’s size and investment stature and, to the extent practicable, on terms consistent with underwriting agreements entered into by the Company (it being understood that, unless required otherwise by the Securities Act or any other Law, the Company will not require Stockholder to make any representation, warranty or agreement in such agreement other than with respect to Stockholder, the ownership of Stockholder’s securities being registered and Stockholder’s intended method of disposition) and (ii) Stockholder agrees to complete and execute all such other documents customary in similar offerings, including any reasonable questionnaires, powers of attorney, holdback agreements, letters and other documents customarily required under the terms of such underwriting arrangements. The representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriter in such written agreement with such Underwriter will also be made to and for the benefit of Stockholder. In the event an Underwritten Offering is not consummated because any condition to the obligations under any related written agreement with such Underwriter is not met or waived in connection with a Demand Offering, and such failure to be met or waived is not attributable to the fault of Stockholder, such Demand Offering will not be deemed exercised.

SECTION 3.05. Conditions to Offerings. (a) The obligations of the Company to take the actions contemplated by Section 3.01, Section 3.02, Section 3.03 and Section 3.04 with respect to an offering of Registrable Securities will be subject to the following conditions:

(i)      the Company may require Stockholder to furnish to the Company such information regarding Stockholder or the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, in each case only as required by the Securities Act or under state securities or blue sky laws; and

(ii) in any Underwritten Offering pursuant to Section 3.01 or Section 3.02 hereof, Stockholder, together with the Company, will enter into an underwriting agreement in accordance with Section 3.04(b) above with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings.

(b) Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.04(a)(iii) or Section 3.04(a)(iv) hereof or a condition described in Section 3.06 hereof, Stockholder will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities until Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(a)(iii) hereof or notice from the Company of the termination of the stop order or Deferral Period.

SECTION 3.06. Blackout Period. (a) The Company’s obligations pursuant to Section 3.01, Section 3.02 and Section 3.03 hereof will be suspended (including any obligation to pay Liquidated Damages) (1) upon the receipt of comments from the SEC on any document incorporated by reference in the Registration Statement or (2) if compliance with such obligations would (a) violate applicable Law or otherwise prevent the Company from complying with applicable Law, (b) require the Company to disclose a financing, acquisition, disposition or other corporate development, and the chief executive officer of the Company has determined, in the good faith exercise of his reasonable business judgment, that such disclosure is not in the best interests of the Company, (c) require the Company to make changes in the Registration Statement in order that the Registration Statement not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (d) otherwise require premature disclosure of information the disclosure of which, the chief executive officer of the Company has determined, in the good faith exercise of his reasonable business judgment, is not in the best interests of the Company, or (e) otherwise represent an undue hardship for the Company; provided that (i) any and all such suspensions pursuant to clause (1) will not exceed 120 days in the aggregate in any 12-month period and (ii) any and all such suspensions pursuant to clause (2)(b), 2(c), 2(d) or 2(e) will not exceed 120 days in the aggregate in any 12-month period; provided that any suspensions attributable to clause 2(e) will not extend beyond 90 days (any such period, a “Deferral Period”). The Company will promptly give Stockholder written notice of any such suspension containing the approximate length of the anticipated delay, and the Company will notify Stockholder upon the termination of any Deferral Period. Upon receipt of any notice from the Company of any Deferral Period, Stockholder shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement relating thereto until Stockholder receives copies of the supplemented or amended prospectus contemplated hereby or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemented filings that are incorporated by reference in the prospectus, and, if so directed by the Company, Stockholder will, and will request the lead Underwriter or Underwriters, if any, to, deliver to the Company all copies, other than permanent file copies, then in Stockholder’s or such Underwriter’s or Underwriters’ possession of the current prospectus covering such Registrable Securities.

(b)     The parties hereto further agree and acknowledge that any suspension or non-use of the Registration Statement due to the updating of the Registration Statement to include any financial statement the Registration Statement is required to contain (the “Required Financial Statements”) shall not be deemed to be a suspension for purposes of Section 3.06(a), unless and until the seven business day period referenced in Section 3.06(c) shall have passed without the updating of financial statements required by Section 3.06(c).

(c)     The Company shall use its commercially reasonable efforts to update the Registration Statement on each date on which it shall be necessary to do so to cause the Registration Statement to contain the Required Financial Statements; provided, however, that, with respect to any financial period ending after the date hereof, the Company shall not be obligated to update the Required Financial Statements pursuant to Section 3.06(b) and shall not be deemed to be in default under this sentence until seven business days after (or such earlier date as may be reasonably practicable) the date upon which such updated financial statements are required to be filed with the SEC.

SECTION 3.07. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with the obligations of this Article III, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters in connection with qualification of Registrable Securities under applicable blue sky laws), printing expenses, messenger and delivery expenses of the Company, any registration or filing fees payable under any Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees of the Financial Industry Regulatory Authority, fees and disbursements of counsel for the Company, its independent registered certified public accounting firm and any other public accountants who are required to deliver comfort letters (including the expenses required by or incident to such performance), transfer taxes, fees of transfer agents and registrars, costs of insurance and the fees and expenses of other Persons retained by the Company will be borne by the Company. Stockholder will bear and pay any underwriting discounts and commissions applicable to Registrable Securities offered for its account pursuant to any Registration Statement. The Company shall also pay and reimburse Stockholder for all reasonable out-of-pocket fees and expenses incurred by Stockholder of one counsel for Stockholder in connection with each Registration Statement.

SECTION 3.08. Indemnification; Contribution. (a) In connection with any registration of Registrable Securities pursuant to Section 3.01, Section 3.02 or Section 3.03 hereof, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by Law, Stockholder, its Affiliates, directors, officers and stockholders and each Person who controls Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including reasonable attorneys’ fees) joint or several caused by any untrue or alleged untrue statement of material fact contained in any part of any Registration Statement or any preliminary or final prospectus used in connection with the Registrable Securities or any Issuer FWP, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided that the Company will not be required to indemnify any Indemnified Person for any losses, claims, damages, liabilities, judgments, actions or expenses resulting from any such untrue statement or omission if such untrue statement or omission was made in reliance on and in conformity with information with respect to any Indemnified Person furnished to the Company in writing by Stockholder expressly for use therein.

(b)     In connection with any Registration Statement, preliminary or final prospectus, or Issuer FWP, Stockholder agrees to indemnify the Company, its Directors, its officers who sign such Registration Statement and each Person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Company to Stockholder, but only with respect to information with respect to any Indemnified Person furnished to the Company in writing by Stockholder expressly for use in such Registration Statement, preliminary or final prospectus, or Issuer FWP.

(c)     In case any claim, action or proceeding (including any governmental investigation) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.08(a) or (b), such Person (hereinafter called the “indemnified party”) will (i) promptly notify the Person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing; provided that the failure to give such notice shall not relieve the indemnifying party of its obligations pursuant to this Agreement except to the extent such indemnifying party has been prejudiced in any material respect by such failure; (ii) permit the indemnifying party to assume the defense of such claim, action or proceeding with counsel reasonably satisfactory to the indemnified party to represent the indemnified party; and (iii) pay the fees and disbursements of such counsel related to such claim, action or proceeding. In any such claim, action or proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party (without prejudice to such indemnified party’s indemnity and other rights under the Charter, By-Laws and applicable Law, if any) unless (A) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel, (B) the named parties to any such claim, action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel, with a copy provided to the Company, that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them or (C) the indemnifying party has failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party will not, in connection with any claim, action or proceeding or related claims, actions or proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel at any time for all such indemnified parties) and that all such reasonable fees and expenses will be reimbursed reasonably promptly following a written request by an indemnified party stating under which clause of (A) through (C) above reimbursement is sought and delivery of documentation of such fees and expenses. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement of any claim, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if such claim, action or proceeding is settled with such consent or if there has been a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party will have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this Section 3.08(c), the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party will not have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 3.08 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to in this Section 3.08, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) but also the relative benefit of the Company, on the one hand, and Stockholder, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, judgments, actions or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include, subject to the limitations set forth in Section 3.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(e)     The parties agree that it would not be just and equitable if contribution pursuant to Section 3.08(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 3.08(d). No Person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 3.08(e), Stockholder shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by Stockholder with respect to the Registrable Securities exceed the greater of (A) the amount paid by Stockholder for its Registrable Securities and (B) the amount of any damages which Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Stockholder’s obligation to contribute pursuant to this Section 3.08 is several in proportion to the respective number of Registrable Securities held by such Stockholder hereunder and not joint.

(f) For purposes of this Section 3.08, each controlling Person of a Stockholder shall have the same rights to contribution as such Stockholder, and each officer, Director and Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the limitations set forth in the immediately preceding paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 3.08, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from who contribution may be sought from any obligation it or they may have under this Section 3.08 or otherwise except to the extent that it has been prejudiced in any material respect by such failure. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

(g) If indemnification is available under this Section 3.08, the indemnifying party will indemnify each indemnified party to the full extent provided in Sections 3.08(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in Section 3.08(d) or (e).

SECTION 3.09. Lockup. If and to the extent requested by the lead Underwriter of an Underwritten Offering of Equity Securities of the Company, the Company and Stockholder agree not to effect, and to cause their respective Affiliates not to effect, except as part of such registration, any offer, sale, pledge, transfer or other distribution or disposition or any agreement with respect to the foregoing of the issue being registered or offered, as applicable, or of a similar security of the Company, or any securities into which such Equity Securities are convertible, or any securities convertible into, or exchangeable or exercisable for, such Equity Securities, including a sale pursuant to Rule 144 under the Securities Act, during a period of up to seven days prior to, and during a period of up to 45 days after, the effective date of such registration, as reasonably requested by the lead Underwriter (the “Lock-up”); provided, however, that Stockholder shall not be obligated to enter into a Lock-up more than one time in any 12-month period. The lead Underwriter shall give the Company and Stockholder prior notice of any such request.

SECTION 3.10. Termination of Registration Rights. This Article III (other than Sections 3.07, 3.08 and 3.09) will terminate on the date on which all shares of Company Common Stock subject to this Article III cease to be Registrable Securities.

SECTION 3.11. Specific Performance. Stockholder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

SECTION 3.12. Other Registration Rights. The Company (a) has not granted and will not grant to any Third Party any registration rights inconsistent with any of those contained herein and (b) has not entered into and will not enter into any agreement that will impair its ability to perform its obligations under this Article III, so long as any of the registration rights under this Agreement remain in effect; provided, however, that the registration rights in the Amended and Restated Tengelmann Stockholder Agreement shall be deemed not to impair these rights under any circumstances. If the Company provides Tengelmann with the right to require the Company to file a shelf registration statement pursuant to Rule 415 under the Securities Act for resales of Registrable Securities (as such term is defined in the Amended and Restated Tengelmann Stockholder Agreement) held by Tengelmann, then Stockholder shall have the right to require a shelf registration statement to register all of Stockholder’s Registrable Securities on substantially the same terms and conditions as provided to Tengelmann.

SECTION 3.13. Rule 144. For so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, if the Company fails to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and such failure continues unremedied for a period of 90 days, then, if such failure shall be continuing, the Company shall pay Liquidated Damages to Stockholder from the date of such failure to, but excluding the date on which such failure has been cured and otherwise in the amount and at the same time and terms as provided in Section 3.01(b).

SECTION 3.14. Transfer of Registration Rights. Notwithstanding anything to the contrary in this Agreement, the rights to cause the Company to register securities granted to Stockholder under this Article III may be assigned by Stockholder in whole or part to any Person to whom Stockholder Transfers Equity Securities of the Company representing 10% or more of the Voting Power of the Company (a “Registration Rights Transferee”); provided, however, that (x) the Company is given prior written notice of the assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and (y) such Registration Rights Transferee agrees in writing to be bound by subject to the provisions of this Article III mutatis mutandis as if the Registration Rights Transferee were a party hereto.

ARTICLE IV

Preemptive Rights

SECTION 4.01. Rights To Purchase New Equity Securities. (a) In the event that after the date hereof, the Company proposes to issue any Equity Securities of the Company (“New Equity Securities”), Stockholder shall have the right to purchase, in accordance with paragraph (b) below, a number of such New Equity Securities equal to the product of (x) the total number of such New Equity Securities to be issued and (y) the Stockholder Percentage Interest at such time. The following issuances shall be exempt from the right to purchase New Equity Securities: (i) Equity Securities of the Company which are issued or reserved for issuance pursuant to any employee compensation plan or other benefit incentive plan (including stock option, restricted stock or other equity-based compensation plans), now existing or hereafter approved by the Board of Directors, (ii) Equity Securities of the Company to the extent issued or issuable in exchange for consideration consisting of property or assets other than cash, (iii) Equity Securities of the Company which are issued or issuable to Stockholder or any Affiliate of Stockholder or any wholly owned Subsidiaries of the Company, (iv) Equity Securities of the Company which are existing as of the date hereof or that are issued or issuable thereafter pursuant to the terms of any Equity Securities of the Company or other purchase rights existing or assumed by the Company as of the date hereof but in each case, only to the extent disclosed on Schedule 2.03 of the Investment Agreement and without any amendments or modifications thereto, (v) Equity Securities of the Company issued or issuable upon exercise of the 2000 Warrants, (vi) Equity Securities of the Company which are issued or issuable to Tengelmann or its Affiliates under the Tengelmann Investment Agreement and pursuant to the Convertible Preferred Articles Supplementary (including any Equity Securities of the Company issued as dividends thereunder), or (vii) Equity Securities of the Company which are issued in connection with a Business Combination.

(b) In the event that the Company proposes to undertake an issuance of New Equity Securities to which this Section 4.01 applies, and to which an exception in clauses (i) through (vii) of Section 4.01(a) does not apply, it shall give written notice to Stockholder (a “Notice of Issuance”) of its intention, describing the material terms of the New Equity Securities and the issuance thereof, including the number of New Equity Securities proposed to be issued, the price (or method for determining price) thereof, the terms of payment and the proposed date of issuance. Stockholder shall then have 20 days from the date of receipt of the Notice of Issuance to exercise its right to purchase all or a portion of its pro rata share of such New Equity Securities (as determined pursuant to paragraph (a) above) for the same consideration, and otherwise upon the terms specified in the Notice of Issuance, by giving written notice to the Company and stating therein the quantity of New Equity Securities to be purchased by Stockholder. The rights of Stockholder with respect to a particular issuance of New Equity Securities under this Section 4.01(b) shall expire if unexercised within 20 days after receipt of the applicable Notice of Issuance. Stockholder shall have 30 days after receipt of the applicable Notice of Issuance to consummate such purchase.

(c)     If Stockholder exercises its right pursuant to a Notice of Issuance, then the closing of the purchase and sale of the New Equity Securities to be issued to Stockholder will be consummated simultaneously with the closing of the purchase and sale of the New Equity Securities to be issued to Persons other than Stockholder unless the closing of the purchase and sale of the New Equity Securities issued to Stockholder is required by Law to be consummated on a later date. In the event any purchase by Stockholder is not consummated, other than as a result of the fault of the Company, within the provided time period, the Company may issue the New Equity Securities to Persons other than Stockholder free and clear from the rights of Stockholder and restrictions under this Section 4.01. Any New Equity Securities not elected to be purchased by Stockholder may be sold by the Company to any Person or Persons to which the Company intended to sell such New Equity Securities at a price and other economic terms not less than those offered to Stockholder and on terms and conditions no less favorable to the Company than those offered to Stockholder.

(d)     If, for any reason, the issuance of New Equity Securities to Persons other than Stockholder is not consummated within 90 days after the Notice of Issuance, Stockholder’s right to purchase its pro rata share of the New Equity Securities shall automatically be rescinded. Thereafter, Stockholder will continue to have the preemptive rights set forth in this Section 4.01 with respect to other issuances of New Equity Securities at later dates or times.

ARTICLE V

Standstill, Acquisitions of Securities and Other Matters

SECTION 5.01. Acquisitions of Common Stock. Until the Standstill Expiration Date, without the prior approval of a majority of the Board of Directors (excluding the Stockholder Directors), Stockholder shall not, nor shall it permit its controlled or controlling Affiliates or General Partners to purchase, in the aggregate, or otherwise acquire, offer to acquire or agree to acquire, directly or indirectly, beneficial ownership of Company Common Stock or any other Equity Security of the Company such that, after giving effect to any such acquisition and the exercise, conversion or exchange of any Equity Security of the Company, Stockholder would be the beneficial owner of in excess of 35.5% of the outstanding Company Common Stock, assuming the exercise, conversion and exchange of all Equity Securities of the Company, which are not Company Common Stock; provided, however, the following shall not constitute a breach of this Section 5.01: (x) pursuant to stock dividends, reclassifications, recapitalizations or other distributions by the Company to all holders of Company Common Stock, (y) the purchase of any Equity Securities of the Company by Stockholder pursuant to Section 4.01 and (z) the increase of Stockholder’s beneficial ownership resulting from stock repurchases or redemptions by the Company. For purposes of such calculation, Stockholder shall not be deemed to beneficially own, and the following shall not count toward or result in a breach of, the 3 5.5% limitation: (i) the Series B Warrants and any Company Common Stock received or acquired, or that may be received or acquired, by Stockholder pursuant to the exercise of the Series B Warrants in accordance with their terms, (ii) any Convertible Notes and any Company Common Stock received or acquired, or that may be received or acquired, by Stockholder or its Affiliates pursuant to the conversion of the Convertible Notes and (iii) any Equity Securities of the Company received by Stockholder as a dividend under the Convertible Preferred Articles Supplementary. Stockholder represents that Schedule II sets forth, as of the date of this Agreement, Stockholder’s beneficial ownership of Equity Securities of the Company, including Company Common Stock, Convertible Preferred Stock and Series B Warrants.

SECTION 5.02. No Participation in a Group or Solicitation of Proxies. Except for actions permitted by, or taken in compliance with, Section 5.01 and its exercise of rights and obligations pursuant to the provisions of this Agreement or the Convertible Preferred Articles Supplementary, Stockholder agrees that, prior to the earlier of (x) the Standstill Expiration Date and (y) the date Tengelmann directly or indirectly engages in any of the activities prohibited by clauses (a) through (d) below (for purposes of this clause (y), any references to “Stockholder” shall be deemed to refer to “Tengelmann” and any references to this “Agreement” shall be deemed to refer to the “Amended and Restated Tengelmann Stockholder Agreement”), it will not, nor shall it permit its controlled or controlling Affiliates or General or any controlled Affiliate of Ronald W. Burkle to, without the prior approval of the Board, directly or indirectly:

(a)   acquire Equity Securities in excess of that allowed under Section 5.01;

(b)   publicly announce any proposal to the Company or all its stockholders for any extraordinary corporate transaction (including any Business Combination or dissolution) involving the Company or any Subsidiary;

(c)   make, or in any way participate, directly or indirectly, in, any “solicitation” of “proxies” to vote or in any “election contest” (as such terms are used in the proxy rules of the Exchange Act), or agree or announce an intention to vote with any Person undertaking a “solicitation”, or seek to advise or influence any Person or 1 3D Group with respect to the voting of, any Voting Stock of the Company or any Subsidiary thereof, or make any proposal to be voted upon by holders of Voting Stock;

(d)   form, join, encourage the formation of or in any way engage in discussions relating to the formation of, or in any way participate in, any 1 3D Group (other than with any other Stockholder or its Permitted Transferees) with respect to any Voting Stock of the Company or any Subsidiary thereof, including pursuant to any voting agreement or trust; or

(e) request the Company to amend or waive any provision of this Section 5.02 (including this clause (e)); provided, however, that Stockholder shall be permitted to make confidential requests to the Board of Directors to amend or waive any of the limitations set forth in this Section 5.02, which the Other Directors, acting by majority, may accept or reject in their sole discretion; provided, further that (A) any such request shall be made in a manner that shall not require the public disclosure of such request by Stockholder or the Company and (B) any such request shall not be publicly disclosed by Stockholder.

For purposes of clarity and notwithstanding the foregoing, nothing in this Article V shall (i) permit Stockholder to take any action that would require Stockholder, the Company or any Subsidiary thereof, or any Person required under Section 13(d) of the Exchange Act to file a statement on Schedule 1 3D with the SEC, to make any public announcement or otherwise be required make any public disclosure as a result of any such action by Stockholder, (ii) prohibit or in any way limit any Stockholder Director from fully participating in meetings of the Board of Directors in his or her capacity as a Director, (iii) restrict Stockholder’s ability to sell or Transfer any Equity Securities held by Stockholder in a manner permitted by this Agreement, and actions related thereto shall not be a breach of this Article V, or (iv) permit Stockholder to disclose confidential business information about the Company in violation of Section 8.16. Further, Sections 5.01 and 5.02 shall automatically terminate upon the Standstill Expiration Date.

SECTION 5.03. Convertible Note Purchase. (a) The Company acknowledges and agrees that (i) nothing in this Agreement or in any other agreement between the Company and Stockholder or its Affiliates prohibits, limits or restricts the ability of Stockholder or its Affiliates to purchase, hold or own any Convertible Notes or exercise any rights related thereto (except as provided in Section 2.05(e)) in accordance with applicable Law and (ii) the Convertible Notes shall not be subject to the restrictions on Transfer, Encumbrances, Hedging Transactions or any other restrictions applicable to Equity Securities or Voting Stock under this Agreement.

(b) If Stockholder or any of its Affiliates purchase any Convertible Notes, then within 10 days after the closing of such purchase, Stockholder shall deliver to the Company and Tengelmann written notice indicating the principal amount of Convertible Notes acquired and the price paid per $1,000 principal amount of Convertible Notes. If any agreement effecting the purchase and sale (other than the standard assignment or transfer documents contemplated by the indentures for the Convertible Notes) is entered into to effect the purchase, such notice will also describe the material terms and conditions of such agreement. Within five Business Days following receipt of such notice, Tengelmann may elect to notify Stockholder that it desires to purchase a portion of the Convertible Notes subject to the notice calculated by dividing (1) an amount equal to the aggregate number of shares of Convertible Preferred Stock owned by Tengelmann and its Affiliates at the time by (2) the aggregate number of shares of Convertible Preferred Stock outstanding at such time. The purchase price paid by Tengelmann shall equal the price paid by Stockholder per $1,000 principal amount of Convertible Notes plus Tengelmann’s pro rata share of any fees or expenses incurred by Stockholder in connection with the purchase of the Convertible Notes. Tengelmann shall also agree to be bound by and assume, in a pro rata manner, any other obligations or agreements entered into by Stockholder or its Affiliates in connection with the purchase and sale of such Convertible Notes. Tengelmann must deliver the purchase price, satisfy the other requirements herein and close its purchase of the Convertible Notes contemplated herein within fifteen Business Days following receipt of Stockholders notice to Tengelmann regarding the purchase of Convertible Notes. As a condition to purchasing such Convertible Notes from Stockholder, Tengelmann must also agree to abide by the provisions set forth in Section 5.03(c) below and agree if it fails to do so that Stockholder will have the right to immediately repurchase any Convertible Notes acquired by Tengelmann from Stockholder or its Affiliates for the price paid by Tengelmann. If Tengelmann fails to comply with the provisions of Section 5.03(c) then this Section 5.03(b) shall immediately terminate and Stockholder and its Affiliates shall no longer have any obligations under this Section 5.03(b).

(c) If Tengelmann or any of its Affiliates purchase any Convertible Notes, then within 10 days after the closing of such purchase, Tengelmann shall deliver to the Company and Stockholder written notice indicating the principal amount of Convertible Notes acquired, the price paid per $1,000 principal amount of Convertible Notes. If any agreement effecting the purchase and sale (other than the standard assignment or transfer documents contemplated by the indentures for the Convertible Notes) is entered into to effect the purchase, such notice will also describe the material terms and conditions of such agreement. Within five Business Days following receipt of such notice, Stockholder may elect to notify Tengelmann that it desires to purchase 50% of the Convertible Notes subject to the notice. The purchase price paid by Stockholder shall equal the price paid by Tengelmann per $1,000 principal amount of Convertible Notes plus 50% of any fees or expenses incurred by Tengelmann in connection with the purchase of the Convertible Notes. Stockholder shall also agree to be bound by and assume, in a pro rata manner, any other obligations or agreements entered into by Tengelmann or its Affiliates in connection with the purchase and sale of such Convertible Notes. Stockholder must deliver the purchase price, satisfy the other requirements herein and close its purchase of the Convertible Notes contemplated herein within fifteen Business Days following receipt of Tengelmann’s notice to Stockholder regarding the purchase of Convertible Notes.

ARTICLE VI

Restrictions on Transferability of Securities

SECTION 6.01. General. (a) Until the sixteen-month anniversary of the Closing Date, Stockholder shall not make or solicit any Transfer of, or create, incur or assume any Encumbrance with respect to, and shall cause each of its controlled Affiliates not to make or solicit any Transfer of, or create, incur or assume any Encumbrance with respect to, any Convertible Preferred Stock now owned or hereafter acquired by Stockholder or its controlled Affiliates (collectively, the “Covered Securities”); provided, however, that Stockholder or any of its Affiliates may make or solicit a Transfer of any of the Covered Securities:

(i)    to a Permitted Transferee of Stockholder (subject, in the case of a Transfer to a controlled Affiliate, to compliance with Section 6.01(b) hereof);

(ii)   to Tengelmann or any of its Affiliates;

(iii)  to the Company or a Subsidiary of the Company;

(iv)  pursuant to any Business Combination, tender or exchange offer to acquire Company Common Stock or any other extraordinary transaction (A) in connection therewith, Stockholder was not in violation of Section 5.02; (B) that is for 100% of the outstanding Company Common Stock; (C) includes a majority tender or approval condition; and (D) includes a statement of intention to pay the same or higher consideration in a back-end merger; or

(v)   pursuant to any Business Combination, tender or exchange offer to acquire Company Common Stock or other extraordinary transaction that (A) the Board of Directors has recommended; (B) was proposed or made by or on behalf of Tengelmann or any of its Affiliates; or (C) has been accepted by holders of a majority of the shares of Company Common Stock outstanding (other than those owned by Stockholder), but only after all material conditions with respect to such combination or offer (other than any such condition that can be satisfied only at the closing of such offer) have been satisfied or irrevocably waived by the offeror.

(b)     No Transfer of Covered Securities to a controlled Affiliate of Stockholder shall be effective until such time as such controlled Affiliate has executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments, reasonably acceptable to the Company, confirming that such controlled Affiliate agrees to be bound by all obligations of Stockholder hereunder. Stockholder shall not transfer control of any of its controlled Affiliates to any Person that is not also a controlled Affiliate of Stockholder if such transfer would directly or indirectly result in a Transfer of Covered Securities in violation of the provisions of this Section 6.01.

(c)     Until the sixteen-month anniversary of the Closing Date, no Transfer of any Equity Securities of the Company now owned or hereafter acquired by Stockholder or its controlled Affiliates shall be effective if made to any Person or 13D Group (in each case that has a statement on Schedule 1 3D with respect to the Company in effect), in any single or series of related transactions, such that, after giving effect to such Transfer, such Person or 1 3D Group (other than Tengelmann or its Affiliates) would have beneficial ownership of Equity Securities of the Company representing more than 35.5% of the Voting Power of the Company’s outstanding capital stock.

(d) After the sixteen-month anniversary of the Closing Date, all restrictions and limitations on Transfers or Encumbrances in this Section 6.01 shall terminate and no Person to which Stockholder Transfers any Convertible Preferred Stock shall be bound by or required to join this Agreement.

SECTION 6.02. Hedging Transactions. Until the sixteen-month anniversary of the Closing Date, Stockholder, its controlled Affiliates or its Partners shall not enter into any swap, hedge, forward contract, credit default swap, or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Convertible Preferred Stock of the Company, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise (each, a “Hedging Transaction”). The Company acknowledges that after the sixteen-month anniversary of the Closing Date, there shall be no restriction on Stockholder’s ability to hedge any Equity Securities of the Company or take any of the other actions described in the previous sentence. Further, the Company represents and warrants that it has amended and waived all policies prohibiting or limiting hedging transactions or other actions described in the first sentence of this Section 6.02 by Stockholder, its Affiliates or the Stockholder Directors and the Company agrees not to reinstate, adopt, approve or make applicable any such policies or limitations to the extent applicable to Stockholder, its Affiliates or the Stockholder Designee.

SECTION 6.03. No Transfer to a Grocery Retailer. Stockholder hereby agrees that it will not at any time, directly or knowingly indirectly (without any duty of investigation), Transfer any Equity Securities of the Company to any Grocery Retailer.

SECTION 6.04. Improper Transfer or Encumbrance. Any attempt not in compliance with this Agreement to make any Transfer of, or create, incur or assume any Encumbrance with respect to, or any entry into any swap, hedge, forward contract, credit default swap, or any other agreement, transaction or series of transactions that hedges, any Covered Securities shall be null and void and of no force and effect, the purported Transferee shall have no rights or privileges in or with respect to the Company, and the Company shall not give any effect in the Company’s stock records to such attempted Transfer, Encumbrance or hedge.

SECTION 6.05. Tag-Along Rights. (a) If any Other Investor or a 13D Group that includes any Other Investors (each a “Tag-Along Transferor”) seeks to Transfer in any transaction or series of related transactions (other than a Transfer (i) to a Permitted Transferee of such Other Investor, (ii) pursuant to any Business Combination, tender offer or exchange offer, (iii) in an Underwritten Offering or (iv) conducted as a broker’s transaction) an aggregate amount of Equity Securities of the Company representing in excess of 5% of the outstanding Company Common Stock, assuming the exercise, conversion and exchange of all Convertible Preferred Stock, as a condition to such Transfer, such Other Investor(s) shall provide written notice (the “Tag-Along Notice”) to the Company of such intent to Transfer, and the Company shall promptly (but in any event no later than two Business Days after receipt of such Tag-Along Notice) deliver such Tag-Along Notice to Stockholder. The Tag-Along Notice shall contain the amount of Equity Securities of the Company to be Transferred, the identity of the prospective Transferee, the purchase price, the terms of the prospective Transferee’s financing, if any, and any other material terms and conditions of the Transfer (the “Tag-Along Terms”).

(b)     Upon receipt of a Tag-Along Notice from the Company, Stockholder shall have the right to participate in such proposed Transfer on the Tag-Along Terms on a pro rata basis with the Tag-Along Transferor, exercisable by delivering written notice to the Company within 20 days from the date of receipt of the Tag-Along Notice and the Company shall promptly (but in any event no later than two Business Days after receipt of such written notice) deliver such written notice to the Tag-Along Transferor. The right of Stockholder pursuant to this Section 6.05(b) shall terminate with respect to that proposed Transfer if not exercised within such 20-day period. Such notice from Stockholder shall specify the amount of Stockholder Convertible Preferred Stock or Convertible Underlying Securities (as the case may be) which Stockholder wishes to include in the proposed Transfer, if less than such pro rata amount.

(c)     Following the expiration of the 20-day period referred to in Section 6.05(b), the Tag-Along Transferor shall deliver written notice to the Company to notify the Company of the amount of the Equity Securities of the Company which Stockholder may include in the proposed Transfer (based on the pro rata allocation described in Section 6.05(b)) (the “Tag-Along Shares”). The Company shall promptly (but in any event no later than two Business Days after receipt of such notice) deliver such written notice to Stockholder. Stockholder shall then be entitled and obligated to sell to the prospective Transferee its Tag-Along Shares on the Tag-Along Terms (with Stockholder being subject to the same representations and warranties, covenants, indemnities, holdback and escrow provisions, if any, and any similar components of the Tag-Along Terms to which the Tag-Along Transferor is subject and which have been disclosed as part of the Tag-Along Notice). All reasonable fees and expenses incurred by the Tag-Along Transferor (including in respect of financial advisors, accountants and counsel to the Tag-Along Transferor) in connection with a Transfer pursuant to this Section 6.05 shall be shared on a pro rata basis by Stockholder.

(d)     At the closing of the proposed Transfer (which date, place and time shall be designated by the Tag-Along Transferor and provided to the Stockholder by the Company in writing at least seven days prior thereto), Stockholder shall deliver written instruments of transfer in form and substance satisfactory to the proposed purchaser, duly executed by Stockholder, free and clear of any Encumbrances, against delivery of the purchase price therefor (less Stockholder’s pro rata share of fees and expenses as provided in Section 6.05(c)).

(e)     In the event that, following delivery of a Tag-Along Notice, the 20- day period set forth in Section 6.05(b) shall have expired without any valid exercise of the rights under Section 6.05(b) by Stockholder, the Tag-Along Transferor shall have the right, during the 90-day period following the expiration of such 20-day period, to Transfer to the prospective Transferee all but not less than all of the Equity Securities of the Company held by the Tag-Along Transferor and referenced in the Tag-Along Notice on the Tag-Along Terms without any further obligation under this Section 6.05. In the event that the Tag-Along Transferor shall not have consummated such Transfer within such 90-day period, any subsequent Transfer of the Convertible Preferred Stock or the Convertible Underlying Securities shall once again be subject to the terms of this Section 6.05.

(f) If (i) the Company breaches the terms of this Section 6.05, (ii) any Tag-Along Transferor or proposed Transferee fails to cooperate in order to give effect to the terms of this Section 6.05 or (iii) for any other reason the terms of this Section 6.05 are not complied with or given effect to enable Stockholder to Transfer the Tag-Along Shares to the proposed Transferee on the terms set forth in this Section 6.05, then in addition to any other rights or remedies available to Stockholder, at the option of Stockholder exercised by written request to the Company, the Company shall repurchase the Tag-Along Shares in cash at a price (without any escrow, deductions or other withholding) equal to the amount Stockholder would have received for such Tag-Along Shares had the terms of this Section 6.05 been fully complied with. The closing of the repurchase and payment by the Company of the repurchase price shall occur on the same day as the closing of the Transfer by the Tag-Along Transferor or such later date as designated by Stockholder.

SECTION 6.06. Right of First Offer. (a) If Stockholder (the “First Offer Transferor”) desires to engage in or effect a Transfer of Equity Securities (other than in an Exempt Transfer) in an amount of more than 5% of the Stockholder Percentage Interest during any twelve-month period to any one Person, the First Offer Transferor shall first deliver to the Company (the “First Offer Offeree”) written notice (the “First Offer Notice”) of its bona fide intention to Transfer such Equity Securities, indicating the number of shares of Equity Securities to be offered for Transfer (the “Offered Stock”), the per share price at which the First Offer Transferor proposes to Transfer the Offered Stock (the “Offer Price”) and all other material terms and conditions on which the First Offer Transferor proposes to Transfer the Offered Stock (including the identity of the proposed Transferee).

(b)     Delivery of a First Offer Notice shall constitute an offer by the First Offer Transferor, irrevocable through and including the Offer Date (as defined below) to Transfer to the First Offer Offeree, subject to the terms of this Section 6.06, all or any portion of the Offered Stock at the Offer Price and on the terms and conditions set forth in the First Offer Notice.

(c)     During the three Trading Days following the receipt of such First Offer Notice (such third Trading Day, for the purposes of this Section 6.06, the “Offer Date”), the First Offer Offeree shall have the right to exercise the right to purchase, at the Offer Price, the Offered Stock by delivery of a reply notice (a “First Offer Acceptance”) to the First Offer Transferor setting forth (x) its irrevocable election to purchase from the First Offer Transferor all or any portion of the Offered Stock (the “Accepted Offered Stock”), (y) closing arrangements and (z) a closing date not less than 30 nor more than 45 days following the Offer Date. The First Offer Acceptance shall constitute a binding commitment of the First Offer Offeree to purchase, and a binding commitment of the

First Offer Transferor to Transfer, the Accepted Offered Stock at the Offer Price. The First Offer Transferor shall transfer to the First Offer Offeree the Accepted Offered Stock, free and clear of all Encumbrances and shall deliver to the First Offer Offeree such other documents and instruments of transfer as the First Offer Offeree reasonably may request.

(d)     If the First Offer Offeree does not respond to the First Offer Notice within the required response time period set forth above, or elects by written notice to the First Offer Transferor (an “Election Notice”), not to purchase the Offered Stock, the First Offer Transferor shall be free to Transfer the Offered Stock in any manner permitted by this Agreement; provided that (x) such Transfer is consummated within 90 days after the latest of (A) the expiration of the foregoing required response time periods, or (B) the receipt by the First Offer Transferor of the foregoing Election Notice, and (y) the price at which the Equity Security is Transferred must be equal to or higher than the Offer Price.

(e)     In the event that the First Offer Transferor shall not have consummated such Transfer within such 90 day period, any subsequent Transfer of Equity Securities shall once again be subject to the terms of this Section 6.06.

SECTION 6.07. Restrictive Legend. (a) Each certificate representing the Covered Securities or Preferred Covered Securities shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legends required by agreement between the Company and Stockholder or by applicable securities laws):

THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON CONVERSION OF SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENTS REFERRED TO BELOW (AS SUCH AGREEMENTS MAY BE AMENDED FROM TIME TO TIME). THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT, DATED AS OF JULY 23, 2009, BY AND AMONG THE ISSUER OF THIS INSTRUMENT AND THE INVESTORS AND THE INVESTORS’ REPRESENTATIVE REFERRED TO THEREIN AND AN AMENDED AND RESTATED STOCKHOLDER AGREEMENT, DATED AS OF JULY     , 2009, BY AND AMONG THE ISSUER OF THIS INSTRUMENT AND THE INVESTORS AND THE INVESTORS’ REPRESENTATIVE REFERRED TO THEREIN. THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON CONVERSION OF SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT

IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SAID AGREEMENTS, COPIES OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

THE COMPANY IS AUTHORIZED TO ISSUE DIFFERENT CLASSES AND SERIES OF STOCK. THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS AND SERIES OF STOCK AND THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES FOR EACH CLASS AND SERIES OF STOCK (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF FUTURE CLASSES AND SERIES OF STOCK) WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

(b)     Stockholder consents to the Company’s making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

(c)     The Company shall, at the request of Stockholder, remove from each certificate representing Company Common Stock or Convertible Preferred Stock transferred in compliance with the terms of Section 6.01 or to which the restrictions set forth in Section 6.01 do not apply and with respect to which no rights or obligations under this Agreement shall transfer, the legend described in Section 6.07(a), and shall remove from each certificate representing such securities any Securities Act legend if, at the request of the Company, Stockholder provides, at its expense, an opinion of counsel satisfactory to the Company that the securities evidenced thereby may be transferred without the imposition of any such legend.

(d)     At any time following the termination of this Agreement, the Company shall, at the request of Stockholder, remove from each certificate representing Company Common Stock or Convertible Preferred Stock the legend described in Section 6.07(a).

ARTICLE VII

Covenants

SECTION 7.01. Stockholder Approvals. (a) (x) as promptly as practicable after the date hereof, the Company, acting through the Board of Directors, shall, in accordance with applicable Law, the Charter and By-Laws, duly call, establish a record date for, give notice of, convene and hold an annual or special meeting of the holders of Voting Stock for the purposes of considering and taking action to obtain the Conversion Stockholder Approval and (y) on or prior to the first anniversary of the date hereof, the Company, acting through the Board of Directors, shall, in accordance with applicable Law, the Charter and By-Laws, duly call, establish a record date for, give notice of, convene and hold an annual or special meeting of the holders of Voting Stock for the purposes of considering and taking action to obtain the Charter Amendment Stockholder Approval and, in each case, shall include in a proxy statement filed with the SEC under the Exchange Act (the “Proxy Statement”) the recommendation of the Board of Directors that the holders of Voting Stock adopt such Conversion Stockholder Approval or Charter Amendment Stockholder Approval , as applicable, which recommendation shall include that the Board of Directors has found it advisable that such holders adopt the Conversion Stockholder Approval or Charter Amendment Stockholder Approval, as applicable.

(b) (x) as promptly as practicable after the date hereof but in no event later than September 1, 2009, with respect to the Conversion Stockholder Approval and (y) no later than     , 2010(1), with respect to the Charter Amendment Stockholder Approval, the Company shall, in each case, file a Proxy Statement with the SEC under the Exchange Act, and shall use its reasonable best efforts to have such Proxy Statement cleared by the SEC promptly. Stockholder and its counsel will be given a reasonable opportunity to review and comment on the applicable Proxy Statement and any amendments or supplements thereto in advance of their filings; it being understood that any disclosure specifically regarding Stockholder shall be subject to Stockholder’s final review and approval (such approval not to be unreasonably withheld). In addition, the Company shall provide Stockholder and its counsel a written copy of any comments the Company or its counsel may receive from the SEC or its staff with respect to the applicable Proxy Statement promptly after receipt of such comments and with copies of any written responses to such comments, other correspondence and telephonic notification of any verbal responses to such comments by the Company or its counsel. The Company agrees to use its reasonable best efforts, after consultation with Stockholder, to respond promptly to all such comments of and requests by the SEC and to cause the applicable Proxy Statement and all required amendments and supplements thereto to be mailed to the holders entitled to vote at the stockholders’ meeting at the earliest practicable time. Stockholder agrees to use its reasonable best efforts to respond promptly to any comments and requests by the SEC specifically directed to Stockholder. The Company will promptly reimburse Stockholder for all reasonable legal fees incurred by Stockholder or on Stockholder’s behalf in connection with the applicable Proxy Statement and any SEC comments or requests; provided, however, that such reimbursement obligation shall not exceed $50,000 in the aggregate without the consent of the Company.

(1) 1 year from closing.

SECTION 7.02. Voting Agreement. (a) Stockholder agrees that as long as any shares of Convertible Preferred Stock are outstanding and until the Company obtains the Stockholder Approvals, at any annual or special meeting of the holders of Company Common Stock, however called, or at any adjournment thereof, and in any action by written consent of the holders of Company Common Stock, Stockholder will, and will cause each of its Affiliates to, vote all of the Stockholder Convertible Preferred Shares and shares of Company Common Stock now or hereafter beneficially owned by Stockholder or an Affiliate of Stockholder (the “Subject Securities”) in favor of the Stockholder Approvals.

(b) Stockholder hereby irrevocably grants to, and appoints the Company and any individual designated in writing by the Company, as Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote, or cause to be voted, the Subject Securities, or grant a consent or approval in respect of the Subject Securities in a manner consistent with Section 7.02(a). Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Section 2-507 of the MGCL. The irrevocable proxy granted hereunder shall terminate immediately upon the date on which the Company obtains the Stockholder Approvals.

SECTION 7.03. Petition for Bankruptcy. Stockholder agrees not to, and agrees to cause its Affiliates not to, commence an involuntary case or proceeding against the Company or any Subsidiary under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar Law or any other case or proceeding to cause the Company or any of its Subsidiaries to be adjudicated bankrupt or insolvent.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Certain Opportunities. (a) Certain Acknowledgments. In recognition and anticipation (i) that the Company will not be a wholly-owned Subsidiary of Stockholder and that Stockholder and its Affiliates (including portfolio companies) may be controlling or significant stockholders of the Company, (ii) that directors, officers or employees of any of Stockholder or its Affiliates may serve as directors or officers of the Company, (iii) that any of Stockholder or its Affiliates may engage (and are expected to continue to engage) in the same, similar or related lines of business as those in which the Company, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, (iv) that any of Stockholder or its Affiliates may have an interest in the same areas of opportunity as the Company and any Affiliate thereof, (v) that any of Stockholder or its Affiliates may engage in material business transactions with the Company and any Affiliate thereof, and that any of the Stockholder or the Company may benefit therefrom, and (vi) that, as a consequence of the foregoing, it is in the best interests of the Company that the respective rights and duties of the Company and of any of Stockholder and its Affiliates, and the duties of any directors or officers of the Company who are also directors, officers or employees of any of Stockholder or its Affiliates, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Company or any Affiliate thereof, on the one hand, and any Stockholder or its Affiliates, on the other hand, and in recognition of the benefits to be derived by the Company through its continual contractual, corporate and business relations with any of Stockholder or its Affiliates (including possible service of officers and directors of any of Stockholder or its Affiliates as officers and directors of the Company), the provisions of this Section 8.01 shall to the fullest extent permitted by Law regulate and define the interest and reasonable expectancy of the Company in connection therewith.

(b)     Certain Agreements and Transactions Permitted; Certain Duties of Certain Stockholders, Directors and Officers. The Company may from time to time enter into and perform, and cause or permit any Subsidiary or Affiliate of the Company to enter into and perform, one or more agreements (or modifications or supplements to preexisting agreements) with any of Stockholder or its Affiliates pursuant to which the Company or any Affiliate thereof, on the one hand, and Stockholder or its Affiliates, on the other hand, agree to engage in transactions of any kind or nature with each other or with any Affiliate thereof or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective Representatives (including any who are directors, officers, stockholders, employees or agents of both) to allocate opportunities between or to refer opportunities to each other. No such agreement, or the performance thereof by the Company or any of Stockholder or its Affiliates, shall to the fullest extent permitted by Law be considered contrary to (i) any duty that any of Stockholder or its Affiliates may owe to the Company or any Affiliate thereof or to any stockholder or other owner of an equity interest in the Company or any Affiliate thereof by reason of any of Stockholder or its Affiliates being a controlling or significant stockholder of the Company or of any Affiliate thereof or participating in the control of the Company or of any Affiliate thereof or (ii) any duty of any director or officer of the Company or of any Affiliate thereof who is also a director, officer, employee or agent of any of Stockholder or its Affiliates to the Company or any Affiliate thereof, or to any stockholder thereof. To the fullest extent permitted by law, none of Stockholder or its Affiliates, as a stockholder of the Company or any Affiliate thereof, or participant in control of the Company or any Affiliate thereof, shall have or be under any duty to refrain from entering into any agreement or participating in any transaction referred to above.

(c)     Similar Activities or Lines of Stockholder Business. Except as otherwise agreed in writing between the Company and Stockholder or its Affiliates shall to the fullest extent permitted by Law have no duty to refrain from (i) engaging in the same or similar activities or lines of business as the Company or any Affiliate thereof and (ii) doing business with any client, customer or vendor of the Company or any Affiliate thereof, and no Stockholder nor any officer, director, employee or Affiliate of Stockholder shall to the fullest extent permitted by Law be deemed to have breached its or his or her duties, if any, to the Company solely by reason of any of Stockholder or its Affiliates engaging in any such activity. To the extent permitted by Law, neither the

Company, any Affiliate thereof nor any of their respective stockholders shall have any rights in or to any of the activities described in the foregoing sentence or the income or profits derived therefrom. In the event that any Stockholder or its Affiliates acquires knowledge of a potential transaction or matter which may be an opportunity for any of Stockholder or its Affiliates and the Company or any Affiliate thereof, Stockholder and its Affiliates shall to the fullest extent permitted by Law have no duty to communicate or offer such opportunity to the Company or any Affiliate thereof and shall not to the fullest extent permitted by Law be liable to the Company or its stockholders for breach of any duty as a stockholder of the Company by reason of the fact that any of the Stockholder or its Affiliates acquires or seeks such opportunity for itself, directs such opportunity to another person or entity, or otherwise does not communicate information regarding such opportunity to the Company or any Affiliate thereof.

(d)     Duties of Directors and Officers of the Company. In the event that a director or officer of the Company who is also a director, officer or employee of any Stockholder or its Affiliates acquires knowledge of a potential transaction or matter which may be an opportunity for the Company or any Affiliate thereof or, any Stockholder or its Affiliates, such director or officer shall, to the fullest extent permitted by Law have fully satisfied and fulfilled his or her duty with respect to such opportunity, and the Company to the fullest extent permitted by Law acknowledges that it does not have any claim that such business opportunity constituted an opportunity that should have been presented to the Company or any Affiliate thereof, if such director or officer acts in a manner consistent with the following policy: such an opportunity offered to any person who is an officer or director of the Company, and who is also an officer, director or employee of any of Stockholder or its Affiliates, shall belong to the Stockholder or its Affiliates, unless such opportunity was offered to such person in his or her capacity as a director, officer or employee of the Company.

(e)     This Section 8.01 is also intended to apply to any Subsidiaries of the Company. In addition, any references to a director of Stockholder in this Section 8.01 shall include any Person performing a similar function. The Company represents, warrants and agrees that it and its Subsidiaries and their respective boards of directors have not adopted and will not adopt any codes of conduct or ethics or other policies inconsistent with this Section 8.01.

SECTION 8.02. Adjustments. References to numbers of shares and to sums of money contained herein will be adjusted to account for any reclassification, exchange, substitution, combination, stock split or reverse stock split of the shares.

SECTION 8.03. Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given (i) when delivered, if delivered in person, (ii) when sent by facsimile (provided the facsimile is promptly confirmed by telephone confirmation thereof), (iii) when sent by email (provided the email is promptly confirmed by telephone confirmation thereof) or (iv) two business days following sending by overnight delivery by an internationally recognized overnight courier, in each case to the respective parties at the following addresses (or at such other address for a party as will be specified in a notice given in accordance with this Section 8.03):

If to any of the Stockholders, to:

Yucaipa American Alliance Fund II, LLC

9130 W. Sunset Boulevard

Los Angeles, California 90069

Fax: (310) 789-1791

Email: legal@yucaipaco.com

with a copy (which shall not constitute notice to any Stockholder) to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071
Attn: Robert O’Shea, Esq.
Fax: (213) 891-8763

Email: robert.oshea@lw.com

If to the Company, to:

The Great Atlantic & Pacific Tea Company, Inc.
Two Paragon Drive

Montvale, New Jersey 07645

Attn: Allan Richards, Esq.

Fax: (201) 571-4106

Email: richarda@aptea.com

with a copy (which shall not constitute notice to the Company) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park

New York, New York 10036

Attn: Patrick J. Dooley, Esq.

Fax: (212) 872-1002

Email: pdooley@akingump.com

and,

Cahill Gordon & Reindel LLP
80 Pine Street

New York, New York 10005
Attn: Kenneth W. Orce, Esq.
Fax: (212) 269-5420

Email: korce@cahill.com

SECTION 8.04. Reasonable Efforts; Further Actions. The parties hereto each will use commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

SECTION 8.05. Consents. The parties hereto will cooperate with each other in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, all regulatory bodies and all Governmental Entities and all Third Parties as may be required in connection with the consummation of the transactions contemplated by this Agreement.

SECTION 8.06. Expenses. Except as otherwise set forth herein or in the Investment Agreement, each party to this Agreement shall pay its own expenses incurred in connection with this Agreement. If the Company reimburses Tengelmann for its out-of-pocket costs and expenses in connection with any transaction, and Stockholder is involved in such transaction, then the Company shall also reimburse Stockholder for its reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel, incurred in connection with such transaction.

SECTION 8.07. Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto or, in the case of a waiver, by the party against whom the waiver is to be effective.

(b) The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights nor will any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law or otherwise.

SECTION 8.08. Interpretation. When a reference is made in this Agreement to an Article, a Section, a subsection or a Schedule, such reference will be to an Article, a Section, a subsection or a Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein”

and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” will refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, rule or statute defined or referred to herein or in any agreement, instrument, rule or statute that is referred to herein means such agreement, instrument, rule or statute as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns.

SECTION 8.09. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Without limiting the generality of the foregoing, (i) the invalidity, illegality or unenforceability of the Stockholder Mirror Vote provisions hereof will be deemed to materially adversely affect the economic and legal substance of the transactions contemplated hereby in the event Stockholder ceases to comply therewith and (ii) the invalidity, illegality or unenforceability of the rights and privileges of Stockholder under the various provisions of Article II hereof or Section 8.01 hereof will be deemed to materially adversely affect the economic and legal substance of the transactions contemplated hereby in the event the Company ceases to comply therewith. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the purpose of this Agreement is fulfilled to the fullest extent possible.

SECTION 8.10. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 8.11. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to and does not confer upon any Person other than the parties any rights or remedies.

SECTION 8.12. Governing Law. This Agreement will be governed by, and construed in accordance with, the MGCL, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties declare that it is their intention that this Agreement will be regarded as made under the MGCL and that the laws of the State of Maryland will be applied in interpreting its provisions in all cases where legal interpretation will be required, except to the extent the

Maryland Corporations and Associations Code is specifically required by such code to govern the interpretation of this Agreement.

SECTION 8.13. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties hereto except as provided in Section 3.14. Any purported assignment without such prior written consent will be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 8.14. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York, or in each case any appellate court thereof, without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties: (a) irrevocably and unconditionally consents to submit itself and its property to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and in each case any appellate court thereof, in the event any dispute arises out of this Agreement, or for recognition or enforcement of any judgment; (b) agrees that it will not attempt to deny or defeat such exclusive jurisdiction by motion or other request for leave from any such court; (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue, or the defense of an inconvenient forum to the maintenance, of any action, suit or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment; (d) agrees that it will not bring any action arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, in any court other than the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York, or in each case any appellate court thereof; and (e) waives any right to trial by jury with respect to any action related to or arising out of this Agreement, or for recognition or enforcement of any judgment. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.03. Nothing in this Agreement will affect the right of either party to this Agreement to serve process in any other manner permitted by Law.

SECTION 8.15. Termination; Survival. Notwithstanding anything to the contrary contained in this Agreement, this Agreement will automatically terminate at such time that the Stockholder Percentage Interest is less than 10%, and this Agreement shall thereafter be null and void, except that Article III, Article VIII, Section 2.01(c) (to the extent necessary to effect the resignation of the Stockholder Directors), Section 6.07(d) and Section 8.16 shall survive any such termination until Stockholder no longer holds Registrable Securities. Nothing in this Section 8.15 will be deemed to release either party from any liability for any willful and material breach of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement. For purposes of clarity, and notwithstanding anything to the contrary herein, no hedging transaction or other actions described in the first sentence of Section 6.02 will be deemed to reduce the Stockholder Percentage Interest, result in a termination of this Agreement or result in a loss of rights under Article II or any other provision hereof.

SECTION 8.16. Confidentiality. (a) Stockholder agrees to maintain, and shall cause its Representatives to maintain, the confidentiality of all material non-public information obtained by it from the Company or any of its Subsidiaries or any of their respective Representatives, and not to use such information for any purpose other (i) than the evaluation of its investment in the Company, (ii) the protection or Transfer of its investment in the Company (in each case, in accordance with the terms of this Agreement, and, in the case of any Transfer, so long as the Transferee (x) agrees to maintain the confidentiality of such information and (y) confirms that it is not a Grocery Retailer), (iii) the exercise of any of its respective rights under this Agreement and (iv) the exercise by the Stockholder Directors of their duties as Directors.

(b) Notwithstanding the foregoing, the confidentiality obligations of Section 8.16(a) will not apply to information obtained other than in violation of this Agreement:

(i)    which Stockholder or any of its Representatives is required to disclose by judicial or administrative process, or by other requirements of applicable Law or regulation or any governmental authority (including any applicable rule, regulation or order of a self-governing authority, such as the NYSE); provided  that, where and to the extent practicable, the disclosing party (A) gives the other party reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) cooperates with such party in attempting to obtain such protective measures;

(ii)   which becomes available to the public other than as a result of a breach of Section 8.16(a); or

(iii)       which has been provided to Stockholder or any of its Representatives by a Third Party who obtained such information other than from any such Person or other than as a result of a breach of Section 8.16(a).

SECTION 8.17. No Joint and Several Liability. Notwithstanding anything to the contrary in this Agreement, all representations, warranties, covenants, liabilities and obligations under this Agreement are several, and not joint, to each

Stockholder, and no Stockholder will be liable for any breach, default, liability or other obligation of the other Stockholders party to this Agreement.

SECTION 8.18. No Liability of Partners. Notwithstanding anything that may be expressed or implied in this Agreement, the Company acknowledges and agrees that (i) notwithstanding that certain of the Stockholders below may be partnerships, no recourse hereunder or under any documents or instruments delivered by any Stockholders in connection herewith may be had against any officer, agent or employee of any Stockholders or any partner, member or stockholder of any Stockholder or any director, officer, employee, partner, affiliate, member, manager, stockholder, assignee or representative of the foregoing (any such Person or entity, a “Representative”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representative under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or by their creation.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholder Agreement as of the day and year first above written.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.,

by

Name:
Title:

YUCAIPA CORPORATE INITIATIVES FUND I, LP,

by
Yucaipa American Alliance Fund II, LLC, its General Partner,

Name:
Title:

YUCAIPA AMERICAN ALLIANCE FUND I, LP,

by
Yucaipa American Alliance Fund II, LLC, its General Partner,

Name:
Title:

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND I, LP,

by
Yucaipa American Alliance Fund II, LLC, its General Partner,

Name:
Title:

YUCAIPA AMERICAN ALLIANCE FUND II, LP,

by
Yucaipa American Alliance Fund II, LLC, its General Partner,

Name:
Title:

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, LP,

by
Yucaipa American Alliance Fund II, LLC, its General Partner,

Name:
Title:

SCHEDULE I

INVESTMENT BANKS

Banc of America Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co.

J.P. Morgan Securities Inc.

UBS Securities LLC

Sch II - 170

SCHEDULE II

		Series B Warrants to	Convertible Preferred
	Common Stock	Acquire	Stock

Yucaipa Corporate Initiatives Fund I, LP	892,372	2,397,648.39 Shares of Common Stock	0

Yucaipa American Alliance Fund I, LP	850,125	2,284,104.90 Shares of Common Stock	0

Yucaipa American Alliance (Parallel) Fund I, LP	850,113	2,284,104.90 Shares of Common Stock	0

Yucaipa American Alliance Fund II, LP	0	0	69,345

Yucaipa American Alliance (Parallel) Fund II, LP	0	0	45,655

Sch II - 171

Exhibit C

Opinion of Counsel

July [•], 2009

To the addressees listed on Exhibit A-1 and Exhibit A-2 attached to this opinion letter

Re:                             Issuance of Convertible Preferred Stock by The Great Atlantic &
Pacific Tea Company, Inc.

Ladies and Gentlemen:

We have acted as counsel to The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Company”), in connection with the issuance of [•] shares of convertible preferred stock, Series A-T and [•] shares of convertible preferred stock, Series A-Y (the convertible preferred stock, Series A-T and Series A-Y together, the “Convertible Preferred Stock”) pursuant to (i) those certain Investment Agreements, each dated as of [July    , 2009] (each, an “Agreement” and together, the “Agreements”), by and among the Company, among others, and each of the addressees named on Exhibit A-1 and Exhibit A-2, respectively, attached hereto (the “Transaction”) and (ii) the other Transaction Documents (as defined below). This opinion letter is rendered at the Company’s request pursuant to Section 6.02(d) of the Agreements. All capitalized terms used in this opinion letter, without definition, have the meanings assigned to them in the Agreements.

In connection with this letter, we have examined executed originals or copies of executed originals of each of the documents listed on Exhibit B attached hereto (collectively, the “Transaction Documents”). In addition, we have examined the following documents (collectively, the “Due Diligence Documents”): (a) copies of the documents listed on Exhibit C attached hereto (collectively the “Constituent Documents” of the Company), (b) a certificate executed by the Company’s Secretary, dated as of [July    , 2009], certifying as to, among other things, resolutions approved at a meeting of the Company’s board of directors held on [July    , 2009] authorizing the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, (c) copies of the documents listed on Exhibit D attached hereto (the “Reviewed Documents”), and (d) an officer’s certificate of the Company dated as of [July    , 2009], certifying certain factual matters related to the delivery of this opinion.

We have examined originals or certified copies of such corporate records of the Company and other certificates of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. As to various questions of fact relevant to this opinion letter, we have relied, without independent investigation, upon certificates of public officials, certificates of officers of the Company and representations and warranties of the Company in the Transaction Documents, where applicable, all of which we assume to be true, correct and complete. We have made no investigation or review of any matters relating to the Company or any other Person other than as expressly listed herein. We wish to inform you that our knowledge is necessarily limited due to the limited scope of our review. In addition, we have made no inquiry of the Company or any other individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, or governmental authorities (each, a “Person”) regarding, and no review of, any judgments, orders, decrees, franchises, licenses, certificates, permits or other public records, other than the officer’s certificate described above, and our “knowledge” of any such matters is accordingly limited.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, and the conformity of the certificates for the Convertible Preferred Stock to the specimen[s] thereof we have reviewed. We have also assumed (i) the legal capacity of natural Persons, (ii) the corporate or other power and valid and due authorization of each Person not a natural person to execute and deliver the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents, (iii) the due execution and delivery of each Transaction Document by all parties thereto and (iv) that each Transaction Document constitutes the legal, valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.                   The Agreements constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.                   The execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of the transactions contemplated thereby, including, without limitation, the issuance and sale of the Convertible Preferred Stock, do not and will not (a) result in any violation of law, rule or regulation of any Included Laws (as defined below) or (b) breach or result in a default of the Amended and Restated Credit Agreement dated as of December 27, 2007, by and among the Company, the other borrowers party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent, as amended by the First Amendment To Amended and Restated Credit Agreement dated as of April 4, 2008 as amended by the Second Amendment To Amended and Restated Credit Agreement dated as of July    , 2009 (the “Amended and Restated Credit Agreement”) or any of the Reviewed Documents.

3.                   No consent, authorization or approval or other action by, and no notice to or filing with, any U.S. Federal or State of New York governmental authority or agency is required to be obtained or made by the Company under the Included Laws for the due execution and delivery of the Agreements by the Company and the performance by the Company of its obligations contemplated by the Transaction Documents, except for (i) those which have already been obtained, (ii) filings required under Federal or state securities laws with respect to the transactions contemplated by the Transaction Documents and (iii) routine filings necessary in connection with the conduct of the business of the Company. Our opinion herein is otherwise subject to

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the timely and proper completion of all filings and other actions contemplated herein where such filings and actions are to be undertaken on or after the date hereof.

4.                   Assuming that the representations and warranties of the parties thereto in the Investment Agreements are true and assuming compliance by the parties thereto with their respective covenants and agreements set forth therein and assuming no actions having been or being taken by the parties thereto (other than the Company) or Tengelmann which would require registration of the Investor Shares under the Securities Act of 1933, as amended, it is not necessary in connection with the offer, sale and delivery of the Investor Shares to the Investors pursuant to the Investment Agreements to register the Investor Shares under the Securities Act of 1933, as amended; it being understood that we do not express any opinion as to any subsequent reoffer or resale of such Investor Shares.

The opinions and other matters in this opinion letter are qualified in their entirety and subject to the following:

A.            We express no opinion as to the laws of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), or any judgments, decrees, franchises, certificates, permits or the like, other than a review of (i) public records as specifically listed herein, (ii) the Laws of the State of New York or (iii) the Federal Laws of the United States of America. For purposes of this opinion, the term “Included Laws” means the items described in clauses (ii) and (iii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Transaction Documents. The term Included Laws specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof; (b) zoning, land use, building and construction Laws; (c) Federal Reserve Board margin regulations; (d) any antifraud, environmental, labor, tax, insurance, antitrust, or intellectual property Laws; (e) any Laws that may be applicable to the Company and its subsidiaries by virtue of the particular nature of the business conducted by them or any goods or services provided by them or property owned or leased by them and (f) Federal or state securities or blue sky Laws (other than as set forth in paragraph 4 above).

B.            When used in this letter, the phrases “known to us”, “knowledge”, “to our actual knowledge”, “of which we are aware” and similar phrases (i) mean the conscious awareness of facts or other information by (a) the lawyer in our firm who signed this letter, (b) any lawyer in our firm actively involved in negotiating and preparing the Transaction Documents and (c) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual matter, any lawyer in our firm who is primarily responsible for providing the response concerning that particular opinion, issue or confirmation and (ii) do not require or imply (a) any examination of this firm’s, such lawyer’s or any other person’s or entity’s files, (b) that any

3

inquiry be made of the client, any lawyer (other than the lawyers described above), or any other person or entity or (c) any review or examination of any agreements, documents, certificates, instruments or other papers other than the Transaction Documents, the Due Diligence Documents and the Reviewed Documents.

C.            This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other Person, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

D.            For purposes of this opinion letter, the phrase “transactions contemplated by the Transaction Documents” and similar phrases mean (i) transactions contemplated by the Transaction Documents and (ii) the performance by the Company of its obligations under the Transaction Documents.

E.             The matters expressed in this opinion letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution. Although it appears that the requirements of Section 5-1401 of the New York General Obligations Law have been met, we express no opinion as to whether the choice of law provisions in the Transaction Documents, as applicable, would raise any issues under the U.S. constitution or in equity that would affect whether a New York court would enforce the choice of New York law to govern the respective Transaction Documents.

F.              We express no opinion as to (i) the compliance of the transactions contemplated by the Transaction Documents with any regulations or governmental requirements applicable to any party other than the Company, (ii) the financial condition or solvency of the Company, (iii) the ability (financial or otherwise) of the Company or any other party to meet their respective obligations under the Transaction Documents, (iv) the compliance of the Transaction Documents or the transactions contemplated thereby with, or the effect of any of the foregoing with respect to, the anti-fraud provisions of the Federal and state securities laws, rules and regulations, (v) the conformity of the Transaction Documents to any term sheet or commitment letter, (vi) any

4

provision of any Transaction Document if and to the extent that such provision (a) is a liquidated damages provision, to the extent that such provision constitutes a penalty or forfeiture or is otherwise contrary to public policy or (b) provides a remedy for breach that may be deemed to be disproportionate to actual damages or may be deemed to be a penalty and (vii) the enforceability of any provisions contained in the Transaction Documents purporting to indemnify a person for gross negligence, willful misconduct or strict liability; prohibit oral amendments to or waivers of provisions of the Transaction Documents or otherwise limit the effect of a course of dealing between the parties thereto; waive objections based on venue or inconvenient forum as to any court; or otherwise restrict, vary or waive access to legal or equitable remedies or defenses (including, without limitations, rights to notice of and hearing on matters relating to service of process).

G.            We have assumed that (i) the Tengelmann Parties, on the one hand, and the Yucaipa Parties, on the other hand (each as defined in the Articles Supplementary), are not acting, and upon and after the execution and delivery of the Transaction Documents, will not act as a “group” as defined under Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, (ii) to the extent that dividends on the Convertible Preferred Stock are paid in cash, as contemplated by Section 4 of the Articles Supplementary, that such dividends are paid in compliance with Section 6.08(a)(i) of the Amended and Restated Credit Agreement and, to the extent such dividends are paid in shares of additional Convertible Preferred Stock, that such payment does not result in the Yucaipa Parties beneficially owning more than a majority of the voting power represented by the Company’s outstanding capital stock entitled to vote in the election of directors, (iii) that the directors contemplated to be elected or appointed pursuant to Section 1 5 of the Articles Supplementary will constitute Continuing Directors as defined in the Amended and Restated Credit Agreement and in the Indenture pursuant to which the Senior Secured Notes are issued, (iv) that any transactions between the Company or its Subsidiaries, on the one hand, and any of the Yucaipa Parties or the Tengelmann Parties, on the other hand (other than the issuance of the Convertible Preferred Stock and the payment of fees in connection therewith) are at prices and on terms and conditions that are not less favorable to the Company than those that could be obtained on an arm’s length basis from unrelated third parties, (v) the adoption of the amendments to the Company’s Bylaws as contemplated by the Transaction Documents are not materially adverse to the lenders under the Amended and Restated Credit Agreement and (vi) the terms of the Indenture pursuant to which the Senior Secured Notes are issued are not materially different than the terms of the Description of Notes contained in the preliminary offering memorandum for the Senior Secured Notes.(1)

H.           We have assumed that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any of the matters relevant to the opinions expressed in this letter. We have assumed that the meanings specified in contracts having a governing law other

(1) To be removed in final opinion.

5

than an Included Law would be what attorneys would customarily understand them to mean if the governing law was the laws of the State of New York.

I.                This letter is solely for your benefit, and no other Persons shall be entitled to rely upon this letter. Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other Person, except for (i) delivery of copies hereof to counsel for the addressees hereof, (ii) inclusion of copies hereof in a closing file and (iii) use hereof in any legal proceeding arising out of the transactions contemplated by the Transaction Documents filed by an addressee hereof against this law firm or the Company or in which any addressee hereof is a defendant.

Very truly yours,

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

6

EXHIBIT A-1

ADDRESSEES

YUCAIPA CORPORATE INITIATIVES FUN]) I, LP

YUCAIPA AMERICAN ALLIANCE FUN]) I, LP

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUN]) I, LP

YUCAIPA AMERICAN ALLIANCE FUN]) II, LP

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUN]) II, LP

YUCAIPA AMERICAN ALLIANCE FUN]) II, LLC, as Investor’s Representative

Exhibit A-1

EXHIBIT A-2

ADDRESSEES

TENGELMANN WARENHANDELS-GESELLSCHAFT KG

Exhibit A-2

EXHIBIT B
TRANSACTION DOCUMENTS

(a)                                 The Agreements and the disclosure schedules related thereto.

(b)                                 Amended and Restated Yucaipa Stockholder Agreement.

(c)                                  Amended and Restated Tengelmann Stockholder Agreement.

Exhibit B

EXHIBIT C
CONSTITUENT DOCUMENTS

(a)                                 Articles of Amendment and Restatement of the Articles of Incorporation of the Company signed by the Company on July 1, 2008, as supplemented by the Articles Supplementary and as further amended (the “Charter”), certified on [•], 2009 by the [Secretary of State of the State of Maryland].

(b)                                 By-Laws of the Company (the “Bylaws”) attached as Exhibit 3.2 to the Company’s Report on Form 10-K/A filed with the Securities and Exchange Commission on July    , 2009 as amended on            , 2009.

(c)                                  Convertible Preferred Articles Supplementary (after giving effect to the filing of the
Convertible Preferred Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland (the “Articles Supplementary”)).

Exhibit C

EXHIBIT D
REVIEWED DOCUMENTS

•                       Indenture, dated as of January 1, 1991, by and between The Great Atlantic & Pacific Tea Company, Inc. and Manufacturers Hanover Trust Company, trustee

•                       Form of Global Security (attached as Exhibit I to the Authorizing Resolutions adopted by the Pricing Committee of the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. on August 4, 1999 relating to $200,000,000 Aggregate Principal Amount of 9 3/8% Senior Quarterly Interest Bonds due 2039)

•                       Second Supplemental Indenture, dated as of December 20, 2001, by and between The Great Atlantic & Pacific Tea Company, Inc. and JPMorgan Chase Bank, trustee, relating to the 9 1/8% Senior Notes due 2011

•                       Fourth Supplemental Indenture, dated as of August 23, 2005, by and between The Great Atlantic & Pacific Tea Company, Inc. and Wilmington Trust Company (successor to JPMorgan Chase Bank), trustee, relating to the 9 1/8% Senior Notes due 2011

•                       Indenture, dated as of December 18, 2007, by and between The Great Atlantic & Pacific Tea Company, Inc. and Wilmington Trust Company, trustee

•                       First Supplemental Indenture, dated as of December 18, 2007, by and between The Great Atlantic & Pacific Tea Company, Inc. and Wilmington Trust Company, trustee, relating to the 5.125% Convertible Senior Notes Due 2011

•                       Second Supplemental Indenture, dated as of December 18, 2007, by and between The Great Atlantic & Pacific Tea Company, Inc. and Wilmington Trust Company, trustee, relating to the 6.75% Convertible Senior Notes Due 2012

•                       [The Indenture pursuant to which the Senior Secured Notes are to be issued]

Exhibit D

Exhibit D

Opinion of Maryland Counsel

[               ], 2009

Yucaipa American Alliance Fund II, LP

Yucaipa American Alliance (Parallel) Fund II, LP

Yucaipa American Alliance Fund II, LLC, as Investors’ Representative

9130 W. Sunset Boulevard

Los Angeles, California 90069

who are collectively referred to herein as the “Yucaipa Addressees”;

and

Tengelmann Warenhandels-Gesellschaft KG

Wissollstrasse 5-43

D-45478 Mülheim an der Ruhr

Germany

Attention:	Mr. Christian Haub
Dr. Frank Hartmann

who is referred to herein as the “Tengelmann Addressee”.

Re:	The Great Atlantic & Pacific Tea Company, Inc.
Issuance of 8% Cumulative Convertible Preferred Series A-Y and Series A-T Stock

Ladies and Gentlemen:

We have acted as special Maryland counsel to The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Company”), in connection with the issuance of (a) 115,000 shares of Series A-Y Convertible Preferred Stock due July [J, 2016 (the “Series A-Y Issuance”) pursuant to that certain Investment Agreement dated July [j, 2009 by and among the Company and the Yucaipa Addressees (the “Yucaipa Agreement”) and (b) 60,000 shares of Series A-T Convertible Preferred Stock due July [J, 2016 (the “Series A-T Issuance”, and together with the Series A-Y Issuance, collectively, the “Transaction”) by the Company pursuant to that certain Investment Agreement dated July [J, 2009 by and among the Company and the Tengelmann Addressee (the “Tengelmann Agreement”, and together with the Yucaipa Agreement, collectively, the “Agreements”). This opinion letter is provided pursuant to Section 6.02(d) of the Agreements. Each capitalized term used and not defined herein shall have the meanings provided in the Agreements.

Documents Reviewed

In connection herewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)                            the Agreements and the Company Disclosure Letters provided in relation thereto;

(b)                            that certain Amended and Restated Yucaipa Stockholder Agreement dated as of [   ], 2009, by and among the Company, the Yucaipa Addressees and the other parties thereto (the “Yucaipa Stockholder Agreement”);

(c)                             that certain Amended and Restated Tengelmann Stockholder Agreement dated as of [   ], 2009, by and among the Company, the Tengelmann Addressee and the other parties thereto (the “Tengelmann Stockholder Agreement” and together with the Agreements and the Yucaipa Stockholder Agreement, collectively, the “Transaction Documents”);

(d)                            the Articles of Amendment and Restatement of the Articles of Incorporation of the Company as filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland on July 1, 2008 (the “Charter”);

(e)                             the By-Laws of the Company, as amended to date and including the Company By-Laws Amendment (the “By-Laws” and, together with the Charter, collectively, the “Company Organizational Documents”) certified by an officer of the Company in the Company Certificate;

(f)                              Articles Supplementary designating 8% Cumulative Convertible Preferred Stock, Series A-T, of the Company, 8% Cumulative Convertible Preferred Stock, Series A-Y, of the Company, 8% Cumulative Convertible Preferred Stock, Series B-T, of the Company, and 8% Cumulative Convertible Preferred Stock, Series B-Y, of the Company (filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland, the “Articles Supplementary”);

(g)                             those certain resolutions by the Board of Directors of the Company and by the Committee of Independent Directors, the Audit & Finance Committee, the Governance Committee and the Human Resources and Compensation Committee of the Board of Directors relating to the transactions contemplated by the Agreements (collectively, the “Authorizing Resolutions”);

(h)                            a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated [   ], 2009 (the “Certificate of Status”);

2

(i)                                          a certificate of officer(s) of the Company, a copy of which is attached hereto as Exhibit A, certifying as to certain factual matters (the “Company Certificate”);

(j)                                         a form of share certificate for the Shares, attached as an exhibit to the Articles Supplementary (the “Form Stock Certificate”);

(k)                                      a Consent and Waiver to Stockholder Agreement dated [   ], 2009 (the “Tengelmann Waiver”) by the Tengelmann Addressee to the Company waiving certain of its rights under that certain Stockholder Agreement dated March 4, 2007 by and between the Company and Tengelmann Addressee and the By-Laws of the Company in effect as of January 17, 2008; and

(l)                                          such other certificates, records and copies of executed originals, final forms and draft forms of documents as we deemed necessary for the purpose of this opinion.

As used herein, “Maryland General Corporation Law” shall mean Title 1 through Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended; and “Stock” shall mean the Shares issued in, and the Underlying Securities issued pursuant to, the Transaction.

Assumptions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)                                      Factual Matters. All certifications, representations, warranties and assurances set forth in (i) the Company Certificate and other certificates of the Company or authorized representatives thereof, (ii) the Transaction Documents, and (iii) the certificates and assurances from public officials, are in all cases true, complete and accurate with respect to the matters set forth therein;

(b)                                      Contrary Knowledge of Addressee. No addressee of this opinion letter has any actual knowledge that any of our factual assumptions or opinions are inaccurate;

(c)                                       Signatures. The signatures of individuals signing the Transaction Documents and the documents contemplated thereby are genuine and (other than individuals signing on behalf of the Company) authorized;

(d)                                      Certificates. Each individual executing a certificate is authorized to do so and has knowledge of all matters stated therein and each such certificate is accurate and complete;

(e)                                       Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, all documents submitted to us as copies conform

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to authentic original documents and all documents submitted as form, precedent or specimen documents are complete and accurate in all respects to the actual documents they are purported to be the form, precedent or specimen of and that are actually executed and delivered by the parties;

(f)                                        Capacity of Certain Parties. With the exception of the Company, all parties to the Transaction Documents have the capacity and full power and authority to execute, deliver and perform the Transaction Documents and the documents required or permitted to be delivered and performed thereunder;

(g)                                       Documents Binding on Certain Parties. With the exception of the Company, the Transaction Documents and the documents contemplated thereby have been duly authorized by all necessary corporate or other action on the part of the parties thereto and have been duly executed and delivered by such parties. The Agreements and, except with respect to the Company, the Yucaipa Stockholder Agreement and the Tengelmann Stockholder Agreement, are legal, valid and binding obligations of the parties thereto enforceable against the parties thereto in accordance with their terms;

(h)                                      Noncontravention. With the exception of the Company, neither the execution and delivery of the Transaction Documents and the documents contemplated thereby by any party thereto, nor the compliance by any party thereto with the terms and provisions thereof will conflict with or result in any breach of (i) any law or regulation of any jurisdiction, or (ii) any order, writ, injunction or decree of any court or governmental instrumentality or agency;

(i)                                          Consents for Certain Parties. All necessary consents, authorizations, approvals, permits or certificates (governmental and otherwise) which are required as a condition to the execution and delivery of the Transaction Documents by the parties thereto and to the consummation by such parties of the transactions contemplated thereby (other than any such consents, authorizations, approvals, permits or certificates required under Maryland law as to the Company) have been obtained;

(j)                                         Accurate Description of Parties’ Understanding. The Transaction Documents accurately describe and contain the mutual understanding of the parties, and there are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary any of the terms thereof;

(k)                                      Completion of Transaction Documents. All blanks in the Transaction Documents and other documents reviewed by us have been completed and all exhibits and schedules have been attached thereto;

(l)  Approvals; Filing of Documents. Prior to the conversion of any of the Stock (except in accordance with the limitations in clauses (a) and (b) of Section 7 of the Articles Supplementary) or declaration of a dividend payable in the form of securities of the Company, in

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whole or in part (except in each case, to the extent that there is sufficient Stock available under the Charter to effect such conversion or dividend), the (i) Charter will have been amended to authorize an amount of Common Stock sufficient to satisfy the Company’s obligations under the Transaction Documents and the Articles Supplementary (the “Charter Amendment”), and such amendment will have been approved by all necessary stockholder action and filed with, and accepted of record by, the State Department of Assessments and Taxation of Maryland, and (ii) Conversion Stockholder Approval will have been obtained; and

(m)  Miscellaneous. (i) Consideration for the issuance of all securities of the Company since March 18, 1994 has been or will be received prior to the issuance of such securities in an amount not less than the amount set forth in the documents governing the purchase and sale of such issuances, including without limitation any resolutions of the Board of Directors of the Company, the Transaction Documents and the Authorizing Resolutions, and consists in whole or in part of money, tangible or intangible property, labor or services actually performed for the Company, a promissory note or other obligation for future payment in money, or contracts for labor or services to be performed, (ii) the Stock will be issued and sold in compliance with all applicable federal and state securities laws, (iii) the Company has taken action to evidence ownership of the all securities issued by the Company since March 18, 1994 and the Stock in accordance with the Maryland General Corporation Law, (iv) the Company does not engage or propose to engage in any industry, business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business corporations generally, (v) the Tengelmann Waiver constitutes a valid waiver of any pre-emptive or similar rights of Tengelmann in or to securities of the Company, and (vi) any shares issued pursuant to the Convertible Preferred Stock PIK Dividend Provision (as defined in the Articles Supplementary) will only be issued following the due authorization and declaration of a dividend by the Board of Directors of the Company in accordance with the Maryland General Corporation Law.

Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.                                      Based solely upon the Certificate of Status, the Company is validly existing as a corporation in good standing under the laws of the State of Maryland, the jurisdiction of its incorporation, as of the date set forth in the Certificate of Status.

2.                                      The Company has the corporate power and authority to enter into, execute, deliver and perform its obligations under each of the Transaction Documents, to validly issue the Stock, to execute and file the Articles Supplementary, and to own, lease and operate its properties and assets, and to carry on its business as described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 12, 2009. The Articles Supplementary have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and filed with, and accepted for record by, the State

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Department of Assessments and Taxation of Maryland, and are effective under the Maryland General Corporation Law.

3.                                           The authorized capital stock of the Company consists of 163,000,000 shares of which (a) 160,000,000 shares are common stock, par value $1.00 per share and (b) 3,000,000 shares are preferred stock, without par value, of which (i) 350,000 shares have been classified and designated as 8% Cumulative Convertible Preferred Stock Series A-T, 350,000 shares have been classified and designated as 8% Cumulative Convertible Preferred Stock Series A-Y, 350,000 shares have been classified and designated as 8% Cumulative Convertible Preferred Stock Series B-T and 350,000 shares have been classified and designated as 8% Cumulative Convertible Preferred Stock, Series B-Y. All shares of Common Stock issued since March 18, 1994 that are currently outstanding have been duly authorized and validly issued and are fully paid and non-assessable.

4.                                           Each of the Yucaipa Stockholder Agreement and the Tengelmann Stockholder Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

5.                                           The Investor Shares described in the Yucaipa Agreement (consisting of 115,000 shares of Cumulative Convertible Preferred Stock, Series A-Y) have been duly authorized for issuance and sale by the Company pursuant to the Yucaipa Agreement by all necessary corporate action, and when issued and delivered by the Company in exchange for payment of the consideration therefor in accordance with the Yucaipa Agreement, will be validly issued, fully paid and non-assessable, and the issuance and sale of such Shares to the Investors (as defined in the Yucaipa Agreement) is not, and will not, be subject to any pre-emptive or similar rights under the Maryland General Corporation Law or the Charter or By-Laws.

6.                                           The Investor Shares described in the Tengelmann Agreement (consisting of 60,000 shares of Cumulative Convertible Preferred Stock, Series A-T) have been duly authorized for issuance and sale by the Company pursuant to the Tengelmann Agreement by all necessary corporate action, and when issued and delivered by the Company in exchange for payment of the consideration therefor in accordance with the Tengelmann Agreement, will be validly issued, fully paid and non-assessable, and the issuance and sale of such Shares to the Investors (as defined in the Tengelmann Agreement) is not, and will not, be subject to any preemptive or similar rights under the Maryland General Corporation Law or the Charter or By-Laws.

7.                                           The Underlying Securities have been duly authorized and reserved for issuance by all necessary corporate action, and when issued and delivered by the Company upon conversion of the Shares in accordance with and subject to the terms and conditions set forth in the Articles Supplementary, the Underlying Securities will be validly issued, fully paid and non-assessable and will not be subject to any pre-emptive or similar rights arising by operation of the Maryland General Corporation Law or the Charter or By-Laws.

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8.                                           The Shares issuable pursuant to the Convertible Preferred Stock PIK Dividend Provision of the Articles Supplementary (the “Preferred Dividend Underlying Securities”) have been duly and validly authorized, and when issued and delivered by the Company as dividends on the Shares upon the invocation by the Company of the Convertible Preferred Stock PIK Dividend Provision (as defined in the Articles Supplementary) and following due authorization and declaration of a dividend by the Board of Directors in accordance with the Maryland General Corporation Law, such Preferred Dividend Underlying Securities will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights arising by operation of the Maryland General Corporation Law or the Charter or By-Laws.

9.                                           The execution and delivery by the Company of each of the Transaction Documents has been duly authorized by all requisite corporate action by the Company. The Company has duly executed and, to our knowledge, delivered each of the Transaction Documents. The performance of the Transaction Documents has been duly authorized by all necessary corporate action of the Company.

10.                                    The execution and delivery of the Transaction Documents by the Company, the issuance and sale of the Shares by the Company to the Investors pursuant to the Investment Agreements and the performance of the obligations of the Company under the Transaction Documents do not:

(a)                                 violate the Company’s Organizational Documents;

(b)                                 violate or contravene any provision of the Maryland General Corporation Law or any other Applicable Law or, to our knowledge, any Maryland court order applicable to the Company; or

(c)                                  require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority, under any Maryland statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

As used herein, “Applicable Laws” means those laws, rules, regulations or governmental authorities of the State of Maryland (excluding those of counties, cities, and other municipalities, and any local governmental agencies) that we, in the exercise of customary professional diligence, would reasonably recognize as being applicable to the Company and the transactions contemplated by the Transaction Documents.

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11.                               The Form Stock Certificate is consistent with the requirements for stock certificates set forth in the Maryland General Corporation Law.

12.                               The Company By-Laws Amendment has been duly authorized and approved by all necessary corporate action of the Company, and is effective as an amendment to the Company’s By-Laws in accordance with the Maryland General Corporation Law.

13.   The Series A Convertible Preferred Stock of each series and the Series B Convertible Preferred Stock of each series have the designations, voting powers, preferences, conversion and other rights, qualifications, limitations as to dividends, terms and conditions of redemption, restrictions and other terms set forth in the Articles Supplementary, and such voting powers, preferences, conversion and other rights, qualifications, limitations as to dividends, terms and conditions of redemption, restrictions and other terms do not conflict with or violate any provision of the Maryland General Corporation Law or the Company Organizational Documents, as supplemented by such Articles Supplementary.

Exclusions

We express no opinion with respect to the following matters:

(a)                                      Indemnification and Change of Control. Any agreement of the Company in the Transaction Documents or the Articles Supplementary relating to indemnification, contribution or exculpation from costs, expenses or other liabilities or to changes in the organizational control or ownership of the Company, to the extent that any such agreement is contrary to public policy or applicable law;

(b)                                    Jurisdiction; Venue, etc. The enforceability in any court of any agreement of Company (i) to submit to the jurisdiction of any specific federal or state court, (ii) to waive (A) any objection to the laying of the venue, (B) the defense of forum non conveniens in any action or proceeding or (C) trial by jury, (iii) to effect service of process in any particular manner, (iv) to establish evidentiary standards, or (v) regarding the choice of law governing the Transaction Documents;

(c)  Certain Laws. Federal laws and regulations, securities and “Blue Sky” laws or regulations, banking laws and regulations, pension and employee benefit laws and regulations, environmental laws and regulations, tax laws and regulations (except as otherwise expressly provided in this opinion letter), health and occupational safety laws and regulations, building code, zoning, subdivision and other laws and regulations governing the development, use and occupancy of real property, antitrust and unfair competition laws and regulations, the Assignment of Claims Act and the effect of any of the foregoing on any of the opinions expressed;

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(d)                                      Local Ordinances. The ordinances, statutes, administrative decisions, orders, rules and regulations of any municipality, county, special district or other political subdivision of the State of Maryland;

(e)                                       Incorporated Documents. Any document or instrument other than the Transaction Documents, notwithstanding it being referenced in any of the Transaction Documents, or as to the interplay between the Transaction Documents and any such other document or instrument; and

(f)                                        Issuance of Stock in Excess of Securities Available under the Charter. The conversion, issuance or reservation of any Stock to the extent that there are insufficient shares of common stock or preferred stock of the Company available for issuance or reservation under the Charter at the time of such conversion or issuance.

(g)                                       Restricted Distributions. Any distribution (as defined in Section 2-301 of the Maryland General Corporation Law) in violation of the limitations provided in Section 2-311 of the Maryland General Corporation Law.

Qualifications and Limitations

The opinions set forth above are subject to the following qualifications and limitations:

(a)                                      Applicable Law. Our opinions are limited to the laws of the State of Maryland, and we do not express any opinion concerning any other law;

(b)                                      Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers or conveyances and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally;

(c)                                       Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief, the remedy of specific performance and/or the appointment of a receiver) or might not allow a party to exercise remedies upon the occurrence of a default deemed immaterial;

(d)                                      Corporate Power, Noncontravention and Government Approvals. Our opinions expressed in paragraphs 2 and 10 are limited to (i) our actual knowledge, if any, of any of the Company’s business activities and properties based solely on the Company Certificate in respect of such matters without independent investigation or verification on our part and (ii) our

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review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents;

(e)                                       Knowledge. Whenever our opinions or qualifications are stated to be “to our knowledge” or “known to us” (or words of similar import), it means the actual knowledge of the particular McGuireWoods LLP attorneys who have represented the Company in connection with the Yucaipa Stockholder Agreement and the Tengelmann Stockholder Agreement. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files or records or dockets or any review of our files) to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the same in connection with the preparation and delivery of this opinion letter;

(f)                                        Material Changes to Terms. Provisions in the Transaction Documents which provide that any obligations of the Company thereunder will not be affected by amendment or waiver of the provisions contained in the Transaction Documents might not be enforceable under circumstances in which such action, failure to act, amendment or waiver so materially changes the essential terms of the obligations that, in effect, a new contract has arisen between the Company and any party to the Transactions Documents; and

(g)                                       Mathematical Calculations. We have made no independent verification of any of the numbers, schedules, formulae or calculations in the Transaction Documents or the Articles Supplementary, and we render no opinion with regard to the accuracy, validity or enforceability of any of them.

(h)                                      Reliance on Certain Items. Our opinion in paragraph 9 that the Company has duly executed each of the Transaction Documents is based solely on our review of the Company Certificate, the Authorizing Resolutions and electronic copies of the executed Transaction Documents.

Miscellaneous

The foregoing opinions are being furnished to the addressees for the purpose referred to in the first paragraph of this opinion letter, and this opinion letter is not to be furnished to any other person or entity or used or relied upon for any other purpose without our prior written consent. The opinions are based upon currently existing facts and circumstances and Maryland statutes, rules and regulations and on Maryland judicial decisions and are rendered and being delivered to you as of the date hereof and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. The headings and titles to paragraphs of sections of this opinion letter are for convenience of reference only and are not construed to have any effect or meaning with respect to such paragraphs or sections.

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Very truly yours,

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Exhibit A

The Great Atlantic & Pacific Tea Company, Inc.

Company Certificate

Effective as of [  ], 2009

Reference is made to the opinion letter of McGuireWoods LLP (the “Opinion Letter”) delivered in connection with those certain Investment Agreements, each dated July [  ], 2009 (collectively, the “Investment Agreements”) among (1) The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) and the Yucaipa Addressees (as defined in the Opinion Letter) relating to the issuance by the Company of 115,000 shares of Series A-Y Convertible Preferred Stock due July [  ], 2016, and (2) the Company and the Tengelmann Addressee (as defined in the Opinion Letter) relating to the issuance by the Company of 60,000 shares of Series A-T Convertible Preferred Stock due July [  ], 2016. Capitalized terms used and not defined in this Certificate have the meanings provided in the Opinion Letter.

The undersigned officer of the Company certifies, in connection with the execution, delivery and performance by the Company of the Transaction Documents, the consummation of the transactions contemplated by the Transaction Documents and issuance by McGuireWoods LLP of the Opinion Letter, as follows:

1.              Attached hereto as Exhibit A is a true and correct copy of the Charter of the Company as presently in effect on the date of the Opinion Letter and on file with the State Department of Assessments and Taxation of Maryland.

2.              Attached hereto as Exhibit B is a true and correct copy of the Amended and Restated By-Laws of the Company as presently in effect on the date of the Opinion Letter.

3.              Attached hereto as Exhibit C are true and correct copies of all of the resolutions adopted by the Board of Directors, or a properly appointed committee of the Board of Directors of the Company, with respect to the transactions contemplated by the Transaction Documents; the resolutions were duly adopted and constitute all resolutions and actions of the Board of Directors with respect to the transactions described in the Transaction Documents and, except as indicated in such resolutions, such resolutions have not been amended, modified, annulled or revoked, and are in full force and effect on the date of the Opinion Letter.

4.              Each person who, as an officer of the Company, signed any of (a) the Transaction Documents, and (b) any other document delivered in connection therewith, including without limitation any stock certificates, was duly elected or appointed, qualified and acting as such officer at the respective times of the signing and delivery thereof and was duly authorized to execute such documents on behalf of the Company, and the signature of each person appearing below and in such document is such officer’s genuine signature.

Name	Office	Signature

5.              No judicial decree of dissolution has been entered with respect to the Company and the Company has not been voluntarily dissolved, merged or transferred out of existence at any point.

6.              The Company has not been organized under the laws of any state other than the State of Maryland.

7.              The conduct of the Company’s business is limited to those activities listed in the Company’s Charter and By-Laws.

8.              Except as follows, the Company has not issued any shares of Common Stock since March 18, 1994: [Insert description of Pathmark merger and related issuances]

9.              The Company does not engage, nor does it propose to engage, in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business corporations generally and the Company is not subject to any order, writ, injunction or decree of any court or governmental instrumentality or agency.

10.       No shares of preferred stock of the Company other than the shares classified and designated in the Articles Supplementary, have been classified or reclassified, or reserved or authorized for issuance, and other than the Shares issued to the Investors, no shares of preferred stock of the Company are issued and outstanding.

11.       To my knowledge, after due inquiry, each of the factual assumptions set forth in the Opinion Letter is true, correct and accurate.

12.       All representations and warranties of the Company contained in the Transaction Documents are true and correct as of the date hereof.

13.       The Company is not subject to any court orders or judgments, and is not party to any agreements that would prohibit the Company from owning, leasing and operating its properties and assets, and carrying on its business as described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 12, 2009.

14.       No person or entity has any pre-emptive or similar rights concerning the securities of the Company other than the Tengelmann Addressee pursuant to that certain Stockholder Agreement dated [         ] by and between the Company and Tengelmann Addressee.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, I have hereunto set my hand as of this [  ] day of [  ], 2009.

By:
Name:	Allan Richards
Title:	Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary

Schedule 1

Wire Information